SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY INFORMATION STATEMENT
[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
          BY RULE 14C-5(D)(2)).

[X]  DEFINITIVE INFORMATION STATEMENT

                         MERIDIAN INSURANCE GROUP, INC.
                                ----------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]  NO FEE REQUIRED

[X]  FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14C-5(G) AND 0-11.

(1)  TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

     Common Shares

(2)  AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

     3,392,516(1)

(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0- 11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

     $30.00 per share

(4)  PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

     $101,775,480

(5)  TOTAL FEE PAID:

     $20,355

[X]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

----------

(1) This number specifically excludes the Common Shares owned by Meridian Mutual Insurance Company and State Automobile Mutual Insurance Company, in accordance with Section 2.2(a) of the MIGI Merger Agreement.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PREVIOUSLY PAID. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)  AMOUNT PREVIOUSLY PAID:

(2)  FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

(3)  FILING PARTY:

(4)  DATE FILED:

                                        [LOGO OF MERIDIAN INSURANCE GROUP, INC.]
                                                  Meridian Insurance Group, Inc.
                                                      2955 North Meridian Street
                                                         Indianapolis, IN  46208

                                                                     May 1, 2001

To Our Shareholders:

     You are cordially invited to attend a Special Meeting of the shareholders of Meridian Insurance Group, Inc. (the "Company"), to be held on May 23, 2001 at 10:00 a.m., local time, at the Company's offices located at 2955 North Meridian Street, Indianapolis, Indiana 46208.

     At the Special Meeting, those of you who are holders of the Company's Common Shares at the close of business on April 23, 2001 will be entitled to consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger, dated as of October 25, 2000 (the "MIGI Merger Agreement"), among the Company, State Automobile Mutual Insurance Company, an Ohio mutual insurance company ("State Auto"), and MIGI Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of State Auto ("MergerCo"). The proposal also includes approval of the transactions contemplated by the MIGI Merger Agreement pursuant to which MergerCo will be merged with and into the Company (the "Merger"), and all holders of Common Shares, other than Meridian Mutual Insurance Company ("Meridian Mutual") and State Auto, will receive $30.00 per Common Share (the "Merger Consideration"), with the result that the Company will become a wholly owned subsidiary of State Auto. Details of the Merger and other important information are set forth in the enclosed Information Statement, which you are urged to read carefully.

     Your Board of Directors believes that the Merger is in the best interests of the Company and its shareholders and unanimously recommends that shareholders vote FOR approval of the MIGI Merger Agreement and the Merger at the Special Meeting. In arriving at its decision to recommend the MIGI Merger Agreement and the Merger, the Board of Directors carefully reviewed and considered the terms and conditions of the MIGI Merger Agreement and the factors described in the enclosed Information Statement, including the written opinion of A.G. Edwards & Sons, Inc., dated October 25, 2000, to the effect that, as of such date, the Merger Consideration was fair, from a financial point of view, to the shareholders of the Company (other than Meridian Mutual and State Auto).

     Approval of the MIGI Merger Agreement requires the affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date. State Auto and Meridian Mutual collectively own a majority of the Common Shares outstanding on the Record Date. State Auto intends to vote its Common Shares in favor of approval of the MIGI Merger Agreement and the Merger at the Special Meeting, and Meridian Mutual has agreed in writing that it will vote all Common Shares owned by it in favor of approval of the MIGI Merger Agreement and the Merger at the Special Meeting, subject to certain conditions. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Merger cannot be completed until it is approved by the Commissioner of Insurance of Indiana and the Superintendent of Insurance of Ohio, as more fully described in the attached Information Statement. If the Merger is completed, a Letter of Transmittal will be mailed to all shareholders of record to use in surrendering their share certificates. Please do not send in your share certificates until you receive the Letter of Transmittal which will include instructions as to how to surrender your certificates.

                                           Sincerely,

                                           /s/ Norma J. Oman
                                           -------------------------------------
                                           Norma J. Oman
                                           President and Chief Executive Officer

                         MERIDIAN INSURANCE GROUP, INC.
                           2955 North Meridian Street
                             Indianapolis, IN 46208
                             ----------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2001
                           --------------------------
To the Shareholders of
Meridian Insurance Group, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), will be held at the home office of the Company, 2955 North Meridian Street, Indianapolis, Indiana 46208, on May 23, 2001, at 10:00 a.m., local time, for the following purposes:

1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 25, 2000 (the "MIGI Merger Agreement") among the Company, State Automobile Mutual Insurance Company, an Ohio mutual insurance company ("State Auto"), and MIGI Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of State Auto ("MergerCo"). The proposal also includes the approval of the transactions contemplated by the MIGI Merger Agreement pursuant to which MergerCo will be merged with and into the Company (the "Merger"), and all holders of the Company's Common Shares, other than Meridian Mutual Insurance Company and State Auto, will receive $30.00 per Common Share in cash without interest, with the result that the Company will become a wholly owned subsidiary of State Auto.

2. To transact such other business, if any, as may be properly presented at the Special Meeting.

     Detailed information regarding the Merger, the MIGI Merger Agreement and related matters is contained in the accompanying Information Statement prepared by the Company.

     The Board of Directors of the Company has fixed the close of business on April 23, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. All shareholders are cordially invited to attend the Special Meeting.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MIGI MERGER AGREEMENT AND THE MERGER AND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MIGI MERGER AGREEMENT AND THE MERGER AT THE SPECIAL MEETING.

                                             By Order of the Board of Directors,

                                             Susan Bowron-White

                                             Secretary

Indianapolis, Indiana

May 1, 2001

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

INTRODUCTION ................................................................  1
AVAILABLE INFORMATION........................................................  3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE............................  4
FORWARD-LOOKING STATEMENTS...................................................  5
QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................  6
THE SPECIAL MEETING.......................................................... 11
Date, Time and Place of the Special Meeting.................................. 11
Purpose of the Special Meeting............................................... 11
Voting and Record Date....................................................... 11
THE MERGER................................................................... 12
General...................................................................... 12
The Company.................................................................. 12
State Auto and MergerCo...................................................... 13
Background of the Merger..................................................... 14
Recommendation and Reasons for the Board's Approval of the
     MIGI Merger Agreement................................................... 21
Opinion of A.G. Edwards & Sons, Inc.......................................... 24
         Stock Price Performance............................................. 26
         Public Company Trading Analysis..................................... 27
         Analysis of Selected Precedent Transactions......................... 28
         Discounted Cash Flow Analysis....................................... 28
Related Party Transactions................................................... 30
         Mutual Merger....................................................... 30
Voting Agreement............................................................. 31
Certain Regulatory Matters................................................... 31
         Indiana Approval.................................................... 31
         Ohio Approval....................................................... 32
         Other Insurance Regulatory Approvals................................ 33
         Hart-Scott-Rodino Act............................................... 33
Interests of Certain Persons in the Merger................................... 34
         General............................................................. 34
         Severance Arrangements.............................................. 34
         Continuation of Company Group Benefits.............................. 36
         Indemnification..................................................... 36
         Board Positions..................................................... 36
Management Services Agreement................................................ 36
Reinsurance Pooling Agreement................................................ 37
Indemnification and Insurance................................................ 38
No Shareholder Dissenters' Rights............................................ 38
Litigation................................................................... 39
Accounting Treatment......................................................... 39
Certain United States Federal Income Tax Consequences........................ 39
THE MIGI MERGER AGREEMENT.................................................... 41
The Merger................................................................... 41
Effective Time of the Merger................................................. 41
Exchange of Certificates and Payment of Merger Consideration................. 41
Representations and Warranties............................................... 42
Covenants of the Company..................................................... 43
No Solicitation.............................................................. 43

Shareholder Approval..........................................................45
Access to Information and Confidentiality.....................................45
Reasonable Best Efforts.......................................................46
Board of Directors; Corporate Governance......................................46
Certain Benefits; Indemnification and Insurance...............................46
Conditions to the Merger......................................................46
Termination...................................................................47
Fees and Expenses.............................................................48
Amendment.....................................................................48
Plans for the Company.........................................................48
Dividends and Distributions...................................................49
MARKET AND DIVIDEND INFORMATION...............................................50
SELECTED CONSOLIDATED FINANCIAL DATA..........................................51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................52
OTHER MATTERS.................................................................54

                                 LIST OF ANNEXES

Annex I         Agreement and Plan of Merger
Annex II        Opinion of A.G. Edwards & Sons, Inc.
Annex III       Indiana Business Corporation Law Section 23-1-44-8

                         MERIDIAN INSURANCE GROUP, INC.
                           2955 North Meridian Street
                           Indianapolis, Indiana 46208
                           ---------------------------

                              INFORMATION STATEMENT
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 23, 2001


                                  INTRODUCTION

     This Information Statement is being furnished by Meridian Insurance Group, Inc., an Indiana corporation (the "Company"), to holders as of the Record Date (as defined below) of Common Shares of the Company in connection with a Special Meeting of shareholders of the Company to be held on May 23, 2001, at 10:00 a.m., local time, at the Company's offices located at 2955 North Meridian Street, Indianapolis, Indiana 46208. The date on which this Information Statement is first being mailed or given to shareholders of the Company is on or about May 1, 2001.

     At the Special Meeting, holders of Common Shares as of the Record Date will be entitled to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of October 25, 2000, in the form attached to this Information Statement as Annex I (the "MIGI Merger Agreement") among the Company, State Automobile Mutual Insurance Company, an Ohio mutual insurance company ("State Auto"), and MIGI Acquisition Corp., an Indiana corporation and a wholly owned subsidiary of State Auto ("MergerCo"). The proposal also includes approval of the transactions contemplated by the MIGI Merger Agreement pursuant to which MergerCo will be merged with and into the Company (the "Merger"), and all holders of Common Shares, other than Meridian Mutual Insurance Company
("Meridian Mutual"), and State Auto, will receive $30.00 per Common Share in cash without interest (the "Merger Consideration"), with the result that the Company will become a wholly owned subsidiary of State Auto.

     The Boards of Directors of State Auto, MergerCo and the Company have approved the MIGI Merger Agreement. In addition, the MIGI Merger Agreement and the Merger must be approved by the shareholders of the Company. The Board of Directors of the Company (the "Board") has received the written opinion of its financial advisor, A.G. Edwards & Sons, Inc. ("A.G. Edwards"), to the effect that as of October 25, 2000, the Merger Consideration is fair, from a financial point of view, to the shareholders of the Company (other than Meridian Mutual and State Auto).

     For the reasons set forth in this Information Statement, the Board has determined that the Merger is fair to and is in the best interests of the shareholders of the Company, has unanimously approved the MIGI Merger Agreement and the Merger, and recommends that you vote FOR approval and adoption of the MIGI Merger Agreement and the Merger.

     Approval of the MIGI Merger Agreement requires the affirmative vote of the holders of a majority of the Common Shares outstanding on the Record Date. State Auto and Meridian Mutual collectively own a majority of the Common Shares outstanding on the Record Date. State Auto intends to vote its Common Shares in favor of approval of the MIGI Merger Agreement and the Merger at the Special Meeting, and Meridian Mutual has agreed in writing that it will vote all Common Shares owned by it in favor of approval of the MIGI Merger Agreement and the Merger at the Special Meeting, subject to certain conditions. See "THE
MERGER-Voting Agreement." WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     Consummation of the Merger is subject to certain conditions set forth in the MIGI Merger Agreement, including but not limited to, consummation of the transactions contemplated by the Agreement to Merge between State Auto and Meridian Mutual dated as of October 25, 2000, as amended (the "Mutual Merger Agreement"), pursuant to which Meridian Mutual will be merged with and into State Auto, with State Auto continuing as the surviving company of the merger (the "Mutual Merger"). The policyholders of State Auto and Meridian Mutual voted to approve the Mutual Merger Agreement at separate meetings held on April 23, 2001. The Mutual Merger remains subject to regulatory approval in Ohio and Indiana and certain other conditions, including the satisfaction of all conditions precedent to the consummation of the Merger as described herein. See "THE MIGI MERGER AGREEMENT-Conditions to the Merger."

     Only holders of record of Common Shares at the close of business on April 23, 2001, (the "Record Date") are entitled to receive notice of and to vote at the Special Meeting. As of the Record Date, there were 7,894,196 Common Shares outstanding and entitled to vote at the Special Meeting.

No person has been authorized to give any information or to make any representations other than those contained or referred to in this Information Statement in connection with the matters to be acted upon at the Special Meeting and, if given or made, such information or representations should not be relied upon as having been authorized by the Company. The delivery of this Information Statement shall not under any circumstances create an implication that there has been no change in the affairs of the Company, State Auto, MergerCo, or any of their respective affiliates since the date hereof or that the information herein is correct as of any time subsequent to its date. All information regarding the Company and Meridian Insurance Group (as defined below) has been supplied by the Company, and all information regarding State Auto and MergerCo has been supplied by State Auto.

                                ----------------


         THE ACCURACY OR ADEQUACY OF THIS INFORMATION STATEMENT HAS NOT
           BEEN PASSED UPON BY THE SECURITIES AND EXCHANGE COMMISSION
                OR BY THE INSURANCE DEPARTMENT OF ANY STATE. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Information Statement is May 1, 2001.

                              AVAILABLE INFORMATION

     The Company is subject to the informational filing requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, is obligated to file various documents with the Securities and Exchange Commission (the "SEC") relating to its business, financial condition, and other matters. Accordingly, some of the documents referred to in this Information Statement which relate to the Company have been previously filed with the SEC. Such documents are available for inspection at the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such information are also obtainable by mail, upon payment of the SEC's customary charges, by writing to the SEC's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website at http://www.sec.gov that contains various documents relating to the Company that have been filed with the SEC via the SEC's EDGAR System.

     The Common Shares are listed on the National Association of Securities Dealers Automated Quotations System National Market Issues ("Nasdaq") and such reports, proxy statements and other information concerning the Company also are available for inspection and copying at the offices of Nasdaq, 9801 Washington Boulevard, Gaithersburg, Maryland, 20878. Reports, proxy statements and other information concerning the Company are available from the Company without charge, upon written or oral request to Susan Bowron-White, Secretary, Meridian Insurance Group, Inc., 2955 North Meridian Street, P.O. Box 1980, Indianapolis, Indiana 46206-1980, telephone (317) 931-7000, facsimile (317) 931-7119.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Information Statement incorporates by reference documents relating to the Company that are not presented herein or delivered herewith. Such documents, excluding exhibits unless specifically incorporated therein, are available without charge to any person, including beneficial owners of Common Shares to whom this Information Statement is delivered, upon written or oral request, to Susan Bowron-White, Secretary, Meridian Insurance Group, Inc., 2955 North Meridian Street, P. O. Box 1980, Indianapolis, Indiana 46206-1980, telephone
(317) 931-7000, facsimile (317) 931-7119. In order to ensure timely delivery of the documents prior to the Special Meeting, any request should be made by May 16, 2001.

     The following documents filed with the SEC by the Company under the Exchange Act are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000.

     Such incorporation by reference shall not be deemed to incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and until the date of the Special Meeting shall be deemed to be incorporated herein by reference and made a part hereof from the date any such document is filed. The information relating to the Company contained in this Information Statement does not purport to be complete and should be read together with the information in the documents incorporated herein by reference. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a subsequent statement contained herein or in any other subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

     Any statements contained in this Information Statement involving matters of opinion, whether or not expressly so stated, are intended as such and not as representations of fact.

     No person has been authorized to give any information or to make any representation not contained in this Information Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Information Statement does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Shares of the Company or an offer to any person in any jurisdiction where such an offer would be unlawful. The delivery of this Information Statement shall not imply or create an implication that there has been no change in the affairs of the Company or in the information set forth herein subsequent to the date hereof.

                           FORWARD-LOOKING STATEMENTS

     This Information Statement contains forward-looking statements with respect to the Company. Forward-looking statements include, by way of example and without limitation, statements concerning the financial condition, results of operations, plans, objectives, future performance, and businesses of the Company, as well as certain information relating to the Merger. Forward-looking statements may be identified, preceded, or followed by, or otherwise include, without limitation, words such as "plans," "believes," "expects," "anticipates," "estimates" or similar words or expressions.

     These forward-looking statements involve both known and unknown risks and uncertainties. Actual results or performance may differ materially from those contemplated by these forward-looking statements due to the following factors and events, among others, that might occur (the order of which does not necessarily reflect their relative significance): difficulties in obtaining regulatory approvals of the Merger or the Mutual Merger; costs or difficulties related to the integration of the businesses of State Auto and the Company prove to be greater than expected; expected cost savings from the Merger are not fully realized or are not realized within the expected time frame or additional or unexpected costs are incurred; dependence on key personnel to manage the integration of the two companies; difficulties related to the integration of State Auto's and the Company's management teams; technological changes are more difficult or expensive than anticipated; legislative changes at both the state and federal level; state and federal regulatory rule making promulgations; class action litigation involving the insurance industry; judicial decisions affecting claims or policy coverages; the impact of competition on products and pricing; inflation in the costs of the products and services insurance pays for; product development; geographic spread of risk; weather and weather-related events and other types of catastrophic events; and risk that our analyses of these risks and forces are incorrect and/or that the strategies developed to address them will be unsuccessful.

     Because these forward-looking statements are subject to both known and unknown risks and uncertainties, actual results or performance may differ materially from those expressed or implied by these forward-looking statements. Shareholders are cautioned not to place undue reliance on these statements, which speak only as of the date of this Information Statement.

     All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company undertakes no obligation to update publicly any forward-looking statements to reflect events, circumstances or new information after the date of this Information Statement or to reflect the occurrence of unanticipated events.

                   QUESTIONS AND ANSWERS ABOUT THE MIGI MERGER

     We intend the following questions and answers to provide brief answers to frequently asked questions concerning the MIGI merger. These questions and answers do not, and are not intended to, address all questions that may be important to you. You should carefully read this entire Information Statement as well as all annexes and the documents incorporated by reference in this document.

Q:   WHAT IS THE MIGI MERGER?

A: MIGI Acquisition Corp., a wholly owned subsidiary of State Automobile Mutual Insurance Company, will merge with and into MIGI, and MIGI will continue as the surviving company of the MIGI merger. As a result of the MIGI merger, MIGI will become a wholly owned subsidiary of State Auto and will no longer be a publicly-traded company. State Auto and its affiliates currently write property and casualty insurance in 26 states and are currently ranked as the 60th-largest property and casualty insurer in the United States.

Q:   WHY DID MIGI AGREE TO MERGE WITH A SUBSIDIARY OF STATE AUTO?

A: MIGI is proposing to merge with MIGI Acquisition Corp., a wholly owned subsidiary of State Auto, because MIGI's Board of Directors believes that the terms and provisions of the merger agreement with MIGI Acquisition Corp. and State Auto and the MIGI merger are fair to and in the best interests of MIGI and its shareholders. Some of the factors considered by the Board in reaching its conclusion include: the declining profits and negative trends in the property and casualty insurance industry resulting largely from weather-related losses and soft pricing in product lines; the impact of these negative industry trends on the Company and its operating results and their effects on the Company's ability to compete effectively as an independent company; management's investigation of various strategic alternatives (including repurchasing MIGI shares, demutualizing MIGI's mutual insurance company affiliates, forming an employee stock ownership plan, remaining independent and merging or affiliating with a third party); the Board's consideration of the various strategic alternatives and its conclusion that a merger or affiliation was most desirable; and the Board's conclusion that no other potential strategic partner had presented a proposal with terms (financial and non-financial) as favorable to MIGI, its shareholders, employees, agents and other constituencies as the proposal presented by State Auto. For more information on the reasons MIGI is proposing the MIGI merger, see pages 21 to 24 of this Information Statement.

Q:   DOES THE MIGI MERGER REQUIRE SHAREHOLDER APPROVAL?

A: Yes. The consummation of the MIGI merger requires the approval of the MIGI merger agreement and the MIGI merger by the holders of a majority of the MIGI shares issued, outstanding and entitled to vote as of April 23, 2001. As of that date, State Auto and Meridian Mutual Insurance Company (an affiliate of MIGI) collectively own MIGI shares with sufficient voting power to approve the MIGI merger agreement and the MIGI merger at the special meeting without the vote of any other shareholder of MIGI.

Q:   WHAT AM I BEING ASKED TO VOTE ON AT THE SPECIAL MEETING?

A: You are being asked to approve and adopt the MIGI merger agreement and the MIGI merger. Pursuant to the MIGI merger agreement, MIGI Acquisition Corp. will merge with and into MIGI, you will receive $30.00 in cash, without interest, for each MIGI share you own at the effective time of the MIGI merger, and MIGI will survive the merger and become a wholly owned subsidiary of State Auto. After careful consideration, your Board of Directors unanimously determined that the MIGI merger agreement and the MIGI merger are advisable and in the best interests of MIGI and its shareholders and unanimously approved the MIGI merger agreement and the MIGI merger. For more information on the MIGI merger, see pages 12 to 49 of this Information Statement.

Q:   WHERE AND WHEN IS THE SPECIAL MEETING?

A: The special meeting of the shareholders of MIGI to vote on the MIGI merger agreement and the MIGI merger will be at MIGI's principal executive offices located at 2955 North Meridian Street, Indianapolis, Indiana 46208, on May 23, 2001, at 10:00 a.m. local time.

Q:   WHAT WILL I RECEIVE IN THE MIGI MERGER?

A: You will receive $30.00 in cash without interest for each MIGI share you own at the effective time of the MIGI merger. When the MIGI merger is completed, you will no longer be a shareholder of MIGI. For a more complete description of the MIGI merger, see pages 12 to 40 of this Information Statement.

Q:   WILL THE SURVIVING COMPANY BE A PUBLIC COMPANY?

A: No. As a result of the MIGI merger, MIGI, the corporation surviving the MIGI merger, will be privately held by State Auto. Upon consummation of the MIGI merger, the MIGI shares will cease to be quoted on Nasdaq and there will be no public market for the MIGI shares. In addition, registration of the MIGI shares under the Securities Exchange Act of 1934 will be terminated, and MIGI will no longer be required to file periodic reports with the Securities and Exchange Commission.

Q. WHAT WILL HAPPEN TO MIGI AND ITS EMPLOYEES AFTER CONSUMMATION OF THE MIGI MERGER?

A:   After consummation of the MIGI merger:

     o MIGI and State Auto expect that MIGI's Indianapolis office will become a regional office for State Auto and will handle the existing business of MIGI's subsidiaries and the business of State Auto in Indiana and Illinois.

     o MIGI and State Auto expect that the "Meridian" name will continue to be used in Indiana and in other states as determined by the parties.

     o State Auto has agreed that no employees of MIGI or any MIGI subsidiary will be terminated as a result of the MIGI merger, and the employees will be provided benefits substantially equivalent to the benefits they currently have.

     o State Auto has agreed that it will maintain a level of community involvement, including financial and volunteer support, comparable to the level maintained by MIGI prior to the MIGI merger.

Q.   ARE THERE ANY CONDITIONS TO COMPLETION OF THE MIGI MERGER?

A: Yes. The obligations of the parties to complete the MIGI merger are subject to the satisfaction or waiver of conditions, including:

     o    receipt  of  necessary   regulatory   approvals  and  other  consents,
          including the approval of the Indiana Department of Insurance and the Ohio Department of Insurance;

     o consummation of a second merger between Meridian Mutual and State Auto which we expect to complete immediately before the consummation of the MIGI merger;

     o the absence of any order or injunction preventing completion of the MIGI merger or any other transaction contemplated by the MIGI merger agreement;

     o    the  satisfaction  or waiver of all  conditions  to the closing of the
          MIGI   merger  and  the   consummation   of  the  other   transactions
          contemplated by the MIGI merger agreement; and

     o approval of the MIGI merger agreement and the MIGI merger by a majority of MIGI shareholders.

Q.   WHEN WILL THE MIGI MERGER BE COMPLETED?

A: We expect to complete the MIGI merger as quickly as possible once all the conditions to the MIGI merger are fulfilled. Fulfilling some of the conditions, such as receiving certain governmental approvals, is not entirely within our control. We currently expect to complete the MIGI merger in the first half of 2001.

Q:   ARE ANY GOVERNMENTAL APPROVALS REQUIRED FOR THE MIGI MERGER?

A: Yes. The consummation of the MIGI merger is subject to approval by the Ohio Department of Insurance and the Indiana Department of Insurance. State Auto has filed applications, which are currently pending, for approval of the MIGI merger in Indiana and Ohio. The MIGI merger was also subject to a review by the Department of Justice and the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration of a statutory waiting period required by that act. This waiting period was terminated early by the Justice Department on December 22, 2000. To review the procedure for obtaining the required regulatory approvals for the MIGI merger, see pages 31 to 33 of this Information Statement. Completion of the MIGI merger is conditioned, among other things, upon consummation of a merger of Meridian Mutual into State Auto which is intended to occur immediately prior to completion of the MIGI merger. The merger of Meridian Mutual and State Auto must also be approved by the Ohio Department of Insurance and the Indiana Department of Insurance.

Q:   WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE MIGI MERGER TO ME?

A: The proceeds you receive in the MIGI merger generally will be taxable to you for U.S. federal income tax purposes to the extent they exceed your tax basis in your MIGI shares. To review the federal income tax consequences to shareholders in greater detail, see pages 39 and 40 of this Information Statement.

Q.   HOW WILL THE MIGI MERGER BE TREATED FOR ACCOUNTING PURPOSES?

A: We expect State Auto to account for the MIGI merger as a purchase of MIGI by State Auto. If so, the purchase price will be allocated based upon the historical book values of the assets acquired by State Auto and the liabilities assumed by State Auto. The excess purchase price will be recorded as goodwill.

Q:   WHAT IS THE BOARD OF DIRECTORS' RECOMMENDATION REGARDING THE MIGI MERGER?

A: For the reasons described in this Information Statement, your Board of Directors unanimously recommends that MIGI shareholders vote FOR approval of the MIGI merger agreement and the MIGI merger.

Q: HAS MIGI RECEIVED AN OPINION FROM ITS FINANCIAL ADVISOR REGARDING THE MIGI MERGER?

A: Yes. A.G. Edwards & Sons, Inc., MIGI's financial advisor, issued a fairness opinion to your Board of Directors stating that, as of October 25, 2000, the consideration to be received in the MIGI merger is fair from a financial point of view to the shareholders of MIGI (other than Meridian Mutual and State Auto).

Q:   WHAT DO I HAVE TO DO IN CONNECTION WITH THE MIGI MERGER?

A: You are not being asked to provide any proxies or consents, and you are requested not to send us any proxies or consents with respect to the matters contained in this Information Statement. However, you are invited to attend the special meeting of MIGI shareholders and to vote on the MIGI merger agreement and the MIGI merger.

     The consummation of the MIGI merger requires the approval of the MIGI merger agreement and the MIGI merger by the holders of a majority of the MIGI shares issued, outstanding and entitled to vote as of April 23, 2001. As of that date, State Auto and Meridian Mutual collectively owned MIGI shares with sufficient voting power to approve the MIGI merger agreement and the MIGI merger at the special meeting without the vote of any other shareholder of MIGI. State Auto intends to vote all its MIGI shares FOR approval of the MIGI merger agreement and the MIGI merger, and Meridian Mutual has agreed in writing that, subject to certain conditions, it will vote all MIGI shares owned by it FOR approval of the MIGI merger agreement and the MIGI merger. WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Q: ARE MIGI SHAREHOLDERS ENTITLED TO DISSENTERS' RIGHTS IN CONNECTION WITH THE MIGI MERGER?

A: No. MIGI is organized under Indiana law which allows shareholders of a merging company to dissent from the merger and obtain payment of the fair value of their shares in certain circumstances. However, if on the date established to determine which shareholders of a company are entitled to vote on a merger (also known as the "record date"), the company's shares were traded on Nasdaq as a national market issue, holders of those shares are not entitled to dissenters' rights with respect to a merger. MIGI shares were traded on Nasdaq as a national market issue on April 23, 2001, the record date for the special meeting of MIGI shareholders. As a result, MIGI shareholders are not entitled to assert dissenters' rights in connection with the MIGI merger. A copy of Section 23-1-44-8 of the Indiana Business Corporation Law is included in this Information Statement as Annex III.

     The information in this Information Statement about dissenters' rights is being provided for informational purposes only, to satisfy the disclosure requirements of the federal securities laws.

Q:   SHOULD I SEND IN MY SHARE CERTIFICATES NOW?

A: No. After the MIGI merger is completed, you will receive a letter of transmittal and written instructions for exchanging your share certificates for the consideration to be received pursuant to the MIGI merger.

Q:   WHOM SHOULD I CALL WITH MY QUESTIONS?

A: If you would like additional copies of this document, or if you have more questions about the MIGI merger, including the procedures for obtaining the cash payment for your shares, please contact:

                           Meridian Insurance Group, Inc.
                           2955 N. Meridian Street
                           P. O. Box  1980
                           Indianapolis, Indiana 46206-1980
                           Attention: Susan Bowron-White, Secretary
                           Telephone: (317) 931-7000
                           Facsimile: (317) 931-7119

                               THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

     This Information Statement is being furnished to the holders of Common Shares on the Record Date in connection with the Special Meeting to be held on May 23, 2001 at 10:00 a.m., local time, at the Company's office located at 2955 North Meridian Street, Indianapolis, Indiana 46208.

Purpose of the Special Meeting

     The Special Meeting will be held for the purpose of considering and voting upon a proposal to approve the MIGI Merger Agreement and the Merger. In addition, the holders of Common Shares will be entitled to consider and vote upon such other business as may properly come before the meeting. The Company is not aware of any matters other than those referred to in this Information Statement that will be presented at the Special Meeting.

Voting and Record Date

     The Board has fixed the close of business on April 23, 2001 as the date for determining the holders of Common Shares entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of Common Shares at the close of business on April 23, 2001 are entitled to vote at the Special Meeting on the approval of the MIGI Merger Agreement and the Merger. As of the Record Date, there were 7,894,196 Common Shares issued and outstanding and entitled to vote on the approval of the MIGI Merger Agreement and the Merger.

     Each holder of record of Common Shares on the Record Date is entitled to cast one vote per Common Share, exercisable in person or by properly executed proxy, with respect to the approval and adoption of the MIGI Merger Agreement and the Merger. As of the Record Date, there were 199 record holders of the Common Shares.

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum at the Special Meeting with respect to the proposal to approve the MIGI Merger Agreement and the Merger. The affirmative vote of the holders of a majority of the Common Shares issued and outstanding on the Record Date (3,947,099 Common Shares) is required to approve the MIGI Merger Agreement and the Merger. On October 25, 2000, State Auto and Meridian Mutual entered into a Voting Agreement and Irrevocable Proxy pursuant to which Meridian Mutual agreed, subject to certain conditions, to vote all of the Common Shares owned by it FOR approval of the MIGI Merger Agreement and the Merger, and State Auto has advised the Company that it intends to vote all of the Common Shares owned by it FOR approval of the MIGI Merger Agreement and the Merger. As of the Record Date, State Auto and Meridian Mutual collectively owned 4,501,680 Common Shares and have sufficient voting power to approve the MIGI Merger Agreement and the Merger at the Special Meeting without the vote of any other shareholder.

                     WE ARE NOT ASKING YOU FOR A PROXY, AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                   THE MERGER

General

     Pursuant to the MIGI Merger Agreement, and subject to the satisfaction (or waiver, to the extent permissible under applicable law) of the conditions contained therein, including, among other things, approval and adoption of the MIGI Merger Agreement and the Merger by the shareholders, consummation of the Mutual Merger, and receipt of all regulatory approvals concerning the Merger, MergerCo will be merged with and into the Company, all shareholders of the Company as of the effective time of the Merger (other than Meridian Mutual and State Auto) will receive the Merger Consideration, and the Company will continue as the Surviving Company of the Merger (the "Surviving Company") and as a wholly owned subsidiary of State Auto. See "THE MIGI MERGER AGREEMENT-Conditions to the Merger."

The Company

     The Company is an Indiana corporation with its principal executive offices located at 2955 North Meridian Street, Indianapolis, Indiana 46208. Through its subsidiaries, the Company provides property and casualty insurance products exclusively in the United States and primarily in the Midwest.

     The "Meridian Insurance Group" consists of the following:  (i) the Company;
(ii) Meridian Mutual, an Indiana property and casualty mutual insurance company and an affiliate of the Company, which has its principal offices located at 2955 North Meridian Street, Indianapolis, Indiana 46208; (iii) the Company's direct and indirect subsidiaries, which are Meridian Security Insurance Company, an Indiana-domiciled insurance company ("Meridian Security"), Meridian Citizens Security Insurance Company, an Indiana-domiciled insurance company ("Meridian Citizens Security"), and Insurance Company of Ohio, an Ohio-domiciled insurance company ("ICO"); and (iv) Meridian Citizens Mutual Insurance Company, an
Indiana-domiciled mutual insurance company ("Meridian Citizens Mutual") affiliated with the Company. Meridian Mutual is the controlling company of the Meridian Insurance Group.

     Meridian Mutual, Meridian Security, Meridian Citizens Security, ICO, and Meridian Citizens Mutual (the "Meridian Pooled Companies") are parties to a Reinsurance Pooling Agreement ("Reinsurance Pooling Agreement"). In accordance with the Reinsurance Pooling Agreement, Meridian Mutual shares in a specified percentage of the combined underwriting results incurred by the Meridian Pooled Companies (the "Meridian Pool"). The Meridian Pooled Companies had approximately $292.4 million in total net written premium at December 31, 2000. The principal lines of business of the Meridian Pool, based on net written premium for the year ended December 31, 2000, were personal and commercial auto (approximately 57%), homeowners and farmowners multi-peril (approximately 17%), commercial multi-peril (approximately 12%), and workers' compensation (approximately 12%). See "THE MERGER-Reinsurance Pooling Agreement."

     The Company was originally incorporated by Meridian Mutual in Indiana in 1986. The Company remained a wholly owned subsidiary of Meridian Mutual until the Company's initial public offering in March 1987, which reduced Meridian Mutual's ownership in the Company from 100 percent to approximately 65 percent. The Company completed a second public offering of Common Shares in 1993, further reducing Meridian Mutual's percentage ownership in the Company to approximately
46.8 percent of its then outstanding Common Shares. Meridian Mutual's percentage ownership increased to 48.6 percent as a result of certain repurchases of Common Shares by the Company. Since then, Meridian Mutual's percentage ownership in the Company has decreased to its current 48.3 percent.

         The Meridian Insurance Group provides automobile, homeowners, farmowners, and other personal and commercial lines of insurance. The Meridian Pooled Companies are licensed to write business in Arizona, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Maryland, Michigan, Minnesota,
Missouri, North Dakota, Ohio, Pennsylvania, South Dakota, Tennessee, Utah, Virginia, Washington, Washington D.C. and Wisconsin.

State Auto and MergerCo

     State Auto is an Ohio property and casualty mutual insurance company which has its principal offices located at 518 East Broad Street, Columbus, Ohio 43215. State Auto is the controlling company of the "State Auto Group." The State Auto Group consists of the following: (i) State Auto; (ii) Midwest Security Insurance Company, a Wisconsin-domiciled insurance company which is a wholly owned subsidiary of State Auto ("Midwest Security"); (iii) State Auto Financial Corporation, a publicly traded Ohio corporation which is approximately 70% owned by State Auto ("STFC" or "State Auto Financial"); and (iv) State Auto Financial's direct and indirect subsidiaries, including State Auto Property and Casualty Insurance Company, a South Carolina-domiciled insurance company ("State Auto P&C"), Milbank Insurance Company, a South Dakota-domiciled insurance company ("Milbank"), Farmers Casualty Insurance Company, an Iowa-domiciled insurance company ("Farmers Casualty"), Mid-Plains Insurance Company, an Iowa-domiciled insurance company ("Mid-Plains"), State Auto National Insurance Company, an Ohio-domiciled insurance company ("National"), and State Auto Insurance Company, an Ohio-domiciled insurance company ("State Auto IC"). State Auto, State Auto P&C, Midwest Security, Milbank, Farmers Casualty, Mid-Plains, National, and State Auto IC are hereinafter referred to as the "State Auto Insurance Companies."

     In 2000, State Auto had $321.9 million of net written premiums. State Auto, Midwest Security, State Auto P&C, Milbank, Farmers Casualty, and State Auto IC (the "State Auto Pooled Companies") are parties to the State Auto Intercompany Pooling Agreement (the "State Auto Pooling Agreement"). In accordance with the State Auto Pooling Agreement, State Auto shares in a specified percentage of the combined underwriting results incurred by the State Auto Pooled Companies (the "State Auto Pool"). The State Auto Insurance Companies are approximately the 60th-largest property and casualty insurance group in the United States, with approximately $702.7 million in total net written premiums at December 31, 2000. The principal lines of business of the State Auto Pool, based on net written premium for the year ended December 31, 2000, were personal and commercial automobile (approximately 55%), homeowners (approximately 18%), commercial multi-peril (approximately 7%), workers' compensation (approximately 3%), fire and allied lines (approximately 7%) and other commercial liability (approximately 6%).

     State Auto was originally chartered in the State of Ohio in 1921. As of February 27, 2001, the State Auto Group had approximately 1,375 employees. At this time, the State Auto Insurance Companies market their insurance products through approximately 14,000 independent insurance agents associated with approximately 2,200 agencies in 26 states. The State Auto Group's insurance products are marketed primarily in the central and eastern parts of the United States, excluding New York, New Jersey and the New England States.

     MergerCo, an Indiana corporation and a wholly owned subsidiary of State Auto, was organized in October 2000 in connection with the Merger and has not engaged in business since its organization. All outstanding shares of capital stock of MergerCo are owned by State Auto. The principal office of MergerCo is located at the principal executive offices of State Auto.

Background of the Merger

     Over the past several years, the Meridian Insurance Group has been pursuing a growth strategy focused on expanding geographically, broadening insurance product lines, utilizing new distribution channels, increasing productivity, reducing costs and making strategic acquisitions. This strategy was designed to position the Meridian Insurance Group as strong, competitive, independent insurance companies. Throughout this period, representatives of the Company and Meridian Mutual have been approached, from time to time, by third parties who have expressed an interest in discussing a business combination with the Company and Meridian Mutual, but, consistent with the strategy of pursuing independent growth, the Company and Meridian Mutual declined to pursue negotiations with any of these parties.

     On August 30,  2000,  Gregory  M.  Shepard,  President  of  American  Union
Insurance Company ("AUIC"), met with Norma J. Oman, President and Chief Executive Officer of the Company and Meridian Mutual, to discuss AUIC's interest in acquiring the Company. At that meeting, Mr. Shepard gave Ms. Oman a handwritten note, which said that AUIC proposed to acquire all of the outstanding Common Shares for $20.00 per share in cash. Ms. Oman informed Mr. Shepard that the Company was continuing to pursue its long-term growth strategy and that remaining independent was an important part of that strategy. Mr. Shepard then informed Ms. Oman that earlier that morning, he and certain of his affiliates had announced their intention to commence a tender offer for the purchase of all of the outstanding Common Shares at a purchase price of $20.00 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in a Schedule TO (the "Offer") filed with the SEC on that date by Meridian Insurance Group Acquisition Corporation (the "Bidder"), an Illinois corporation and wholly owned subsidiary of AUIC. AUIC is an Illinois stock insurance company that is owned equally by Mr. Shepard and his brother, Tracy M. Shepard. The Offer was conditioned upon, among other things, the tender of shares representing at least a majority of the outstanding Common Shares, the redemption of the rights issued pursuant to the Company's shareholder rights plan, and the receipt by the Bidder of financing enabling it to purchase the Common Shares tendered in the Offer. Following the meeting with Mr. Shepard, Ms. Oman shared these developments with the Board.

     Also on August 30, 2000, AUIC, Mr. Shepard and the Bidder instituted a complaint and declaratory judgment action against the Company and the individual members of the Board in the federal district court for the Southern District of Indiana. In the complaint, the plaintiffs alleged that the Company improperly amended its Articles of Incorporation in 1997 by eliminating Sections 4.05 and
4.06 of the Articles of Incorporation to take advantage of certain antitakeover protections provided by Indiana law without obtaining the requisite shareholder approval. The complaint also alleged certain violations of the proxy rules of the Securities and Exchange Commission and breaches of fiduciary duty by the members of the Board arising out of the same set of facts. The Company immediately investigated the matters raised by the complaint and concluded that, due to a clerical error, the text of the 1997 amendment filed with the Indiana Secretary of State did not accurately reflect the changes to the Articles of Incorporation approved by the Board and the shareholders. The Company advised the plaintiffs of its conclusions on September 1, 2000, and corrected the error by filing articles of correction with the Secretary of State on September 6, 2000.

     On August 31, 2000, the Company engaged A.G. Edwards as its exclusive financial advisor in connection with the Offer. At the Company's request, A.G. Edwards undertook an analysis of the Company and analyzed the adequacy of the consideration reflected in the Offer from a financial point of view.

     In the days following the public announcement of the Offer, Ms. Oman, Ramon
L. Humke,  Chairman of the Board of the Company and Meridian Mutual,  and Steven
R. Hazelbaker, Executive Vice President and Chief Operating Officer of the Company and Meridian Mutual, received a number of unsolicited inquiries from investment banking firms and insurance companies (including a representative of State Auto) regarding the Company's and Meridian Mutual's interest in effecting a business combination. Ms. Oman also received a letter from Mr. Shepard on September 5 seeking an opportunity to meet with the Board to discuss the Offer. Ms. Oman and Messrs. Humke and Hazelbaker responded to these inquiries by confirming the commitment of the Meridian Insurance Group to its long-term strategy of independence.

     The Board considered the terms of the Offer at special meetings held on September 6 and September 8, 2000. As a result of these meetings, the Board, by unanimous vote (including the separate unanimous vote of the three members of the Board who are not members of the Meridian Mutual Board, as defined below), determined that the Offer was inadequate and not in the best interests of the Company, its shareholders or its other constituencies, and recommended that shareholders reject the Offer. In reaching its determination and recommendation, the Board considered numerous factors, including, among other things: (i) the Board's belief that the Offer consideration was inadequate, (ii) the opinion of A.G. Edwards that the Offer consideration was inadequate from a financial point of view as of September 8, 2000, (iii) the Board's belief that successful completion of the Offer would not result in any operational, financial or other synergies for the Company or its affiliates and would negatively affect employees, agents and policyholders of the Meridian Insurance Group, and (iv) the Board's belief that certain conditions of the Offer (including the financing condition and the requirement of the tender of at least 50.1% of the Common Shares) were not likely to be met. The Board's recommendation (including a more complete discussion of the reasons for the recommendation) is set forth in the
Schedule 14D-9, which was filed by the Company with the SEC on September 11, 2000, and was mailed to the shareholders. See "AVAILABLE INFORMATION." The Board also instructed Ms. Oman to advise Mr. Shepard that the Board was not interested in meeting with him to discuss the Offer, which she did in a letter dated September 11, 2000.

     The Board of Directors of Meridian Mutual (the "Meridian Mutual Board") considered the terms of the Offer at special meetings held on September 6 and September 8, 2000, immediately following the meetings of the Board. The purpose of these meetings was to decide whether Meridian Mutual should tender its Common Shares (which represented approximately 48.5% of the then outstanding Common Shares) pursuant to the Offer. The Meridian Mutual Board considered a number of factors including, among other things: (i) the Meridian Mutual Board's belief that the Offer price was inadequate, (ii) the opinion of A. G. Edwards (a copy of which had been provided to the Meridian Mutual Board) that the Offer consideration was inadequate from a financial point of view as of September 8, 2000, (iii) the Meridian Mutual Board's belief that successful completion of the Offer would not result in any operational, financial or other synergies for the Company or Meridian Mutual and could negatively affect policyholders, employees and agents of the Meridian Insurance Group, (iv) the Meridian Mutual Board's belief that the Bidder was not likely to be able to obtain sufficient financing to complete the Offer, and (v) the Board's recommendation that shareholders reject the Offer. Based on these and other factors, the Meridian Mutual Board, by unanimous vote (including the separate unanimous vote of the three members of the Meridian Mutual Board who are not members of the Board), determined not to tender its Common Shares in response to the Offer.

     On the morning of September 8, 2000, Ms. Oman received a letter from Robert
L. Bailey, then Chairman of State Auto, expressing an interest in completing a mutually acceptable negotiated transaction providing for the acquisition of the Company and Meridian Mutual by State Auto. Among other things, Mr. Bailey's letter proposed a merger of Meridian Mutual with State Auto, and a merger of the Company with a new wholly owned subsidiary of State Auto, in which holders of Common Shares (other than Meridian Mutual and State Auto) would receive $27.00 per share in cash. Ms. Oman shared the State Auto letter with the Board and the Meridian Mutual Board (collectively, the "Meridian Boards") at a previously scheduled joint meeting (held immediately following the separate meetings to consider the Offer) on September 8, 2000. At the joint meeting, the Meridian Boards considered and discussed at length the Meridian Insurance Group's growth strategy and long-term strategic direction, as well as the impact of the Offer and Mr. Bailey's letter on the continued pursuit of the Meridian Insurance Group's long-term objectives as an independent group of companies. Although no action was taken at the joint meeting, it was the consensus of the Meridian Boards that it was not in the best interests of the Company or Meridian Mutual to pursue discussions or negotiations with State Auto with respect to the matters set forth in the September 8 letter. In a letter dated September 11, 2000, Ms. Oman communicated this information to Mr. Bailey.

     On September 14, 2000, Mr. Bailey telephoned Ms. Oman and requested an opportunity to meet with her and Mr. Humke. On September 18, 2000, Ms. Oman and Mr. Humke met with Mr. Bailey and Robert H. Moone, President and Chief Executive Officer (and, as of January 1, 2001, Chairman) of State Auto. During the meeting Mr. Bailey and Mr. Moone spoke in general about State Auto and its business strategy, but the proposal made by State Auto in its September 8 letter was not discussed. At the conclusion of the meeting, Mr. Humke reiterated to Mr. Bailey and Mr. Moone that the Company and Meridian Mutual intended to maintain their independence and continue to pursue their long-term growth strategy.

     On September 18, 2000, the Bidder, AUIC, Gregory Shepard and Tracy Shepard amended the Offer in certain material respects by issuing a supplement thereto dated September 18, 2000 (such supplement, together with the Offer, the "Amended Offer"). The amendments made in the Amended Offer included, among other things:
(i) a reduction in the number of shares sought to be purchased under the Offer from all outstanding Common Shares to 2,985,769 Common Shares (an amount sufficient to give AUIC and Mr. Shepard beneficial ownership of 50.1% of the outstanding Common Shares); (ii) an increase in the price per share to be paid under the Offer from $20.00 to $25.00 per Common Share, (iii) the removal of the financing contingency to the obligations of the Bidder to purchase and pay for tendered shares; (iv) an extension of the expiration date of the Offer to October 20, 2000; and (v) a disclosure that the Bidder no longer intended to cause the Company to effect a second-step merger or similar transaction in order to acquire 100% of the Common Shares following the conclusion of the Offer.

     On September 21, 2000, the Meridian Mutual Board met to consider whether to tender its Common Shares pursuant to the Amended Offer. In this meeting, the Meridian Mutual Board considered a number of factors including, among other things: (i) the Meridian Mutual Board's belief that, based upon Mr. Shepard's history and experience in the insurance industry, it would be contrary to the best interests of Meridian Mutual's policyholders, employees and agents for Mr. Shepard to gain control of the Company and its affiliates, (ii) due to the proration provisions of the Amended Offer, Meridian Mutual would not be able to sell all of its Common Shares pursuant to the Amended Offer so that, even if Meridian Mutual's Common Shares were tendered, it would remain a minority shareholder in the Company which would then be controlled by Mr. Shepard, and
(iii) the Meridian Mutual Board's belief that, if successful, the Amended Offer would significantly reduce the liquidity and marketability of the Common Shares. Based on these and other factors, the Meridian Mutual Board voted unanimously (including the separate unanimous vote of the three members of the Meridian Mutual Board who are not members of the Board) not to tender its Common Shares in response to the Amended Offer.

     Immediately following the Meridian Mutual Board meeting on September 21, 2000, the Board met to consider the Amended Offer and voted unanimously (including the separate unanimous vote of the three members of the Board who are not members of the Meridian Mutual Board) to recommend that shareholders reject the Amended Offer. Among the reasons for the Board's position were: (i) the negative impact that the Amended Offer could have on the marketability of the Common Shares not purchased by the Bidder since, if the Amended Offer were successful, the number of Common Shares not owned by Mr. Shepard or Meridian Mutual would be greatly reduced, potentially affecting the Common Shares' price and liquidity, (ii) the Board's belief (based in part on the Meridian Mutual Board's decision not to tender its Common Shares in the Amended Offer) that certain conditions of the Amended Offer were not likely to be met, (iii) the Board's belief that no operational, financial or other synergies would result from an acquisition of the Company by the Bidder, and (iv) the Board's belief that the Amended Offer was Mr. Shepard's attempt to capture for himself the future growth in revenues, net income and cash flow expected to be realized from the implementation of the Meridian Boards' long-term strategies. The Board's recommendation with respect to the Amended Offer, together with an explanation of the reasons therefor, is set forth in Amendment No. 2 to the Company's
Schedule 14D-9, which was filed with the SEC on September 22, 2000. See "AVAILABLE INFORMATION."

     On October 4, 2000, the Indiana Securities Commissioner issued an order prohibiting the Bidder, AUIC, Gregory Shepard and Tracy Shepard from proceeding with the Amended Offer until they complied with certain disclosure requirements which were identified in the Commissioner's order.

     On October 4, 2000, the Meridian Boards met jointly to consider and evaluate the strategic direction of the Meridian Insurance Group in light of the Amended Offer, the communications from State Auto and the preliminary third quarter financial results of the Meridian Insurance Group. Representatives of management discussed negative trends developing in the property and casualty insurance industry and identified certain industry trends that were expected to continue to exert pressure on companies doing business in that industry. These trends included continuing catastrophe weather-related losses and continuing soft pricing in commercial and personal lines resulting in declining profits for property and casualty insurers generally, and particularly those with business concentrated in the Midwest. Management also discussed the status of the Meridian Insurance Group's long-term growth strategy and identified significant challenges facing the Meridian Insurance Group over the succeeding 12 to 24 months. These challenges included projected deterioration in industry results for 2000 to almost the worst level in a decade; deterioration in the combined ratio (a common measure of operating results of property and casualty insurance companies) of the Meridian Pooled Companies in the third quarter of 2000; an expectation that these negative trends could continue into the fourth quarter of 2000 and the first two quarters of 2001; the decision in the third quarter to stop writing new business through the GROUPadvantage(R) program (a sales arrangement whereby the Meridian Insurance Group's personal lines products were made available to Sam's Club members in certain states through franchised independent agencies) and to non-renew all existing GROUPadvantage(R) business; continued competitive pressures in the property and casualty insurance business in the markets served by the Meridian Insurance Group; and continuing high levels of catastrophe losses relative to historical levels. See "THE MERGER - Recommendation and Reasons for the Board's Approval of the MIGI Merger
Agreement." Because of these trends, management expressed the view that the Meridian Insurance Group's strategy for growth and independence should be reexamined in light of other strategic alternatives that could be pursued to enhance shareholder value at the Company level and to benefit policyholders, employees, agents and other constituencies of the Meridian Insurance Group. During the course of the meeting, the Meridian Boards discussed potential strategic alternatives the Meridian Insurance Group could pursue to enhance shareholder value, specific issues related to the financial performance of the Meridian Insurance Group, and relevant market and property-casualty insurance industry issues raised by management. At the conclusion of the meeting, the Meridian Boards directed management to identify and evaluate various strategic alternatives. Further, the Meridian Boards authorized management to employ A.G. Edwards to assist management in those areas where A.G. Edwards was expected to add value.

     Prior to the opening of trading on Nasdaq on October 5, 2000, the Company issued a press release to provide public disclosure of the results of the October 4 meeting of the Meridian Boards. The press release announced that the Board had directed management to explore strategic alternatives to enhance shareholder value, which may include repurchasing outstanding Common Shares, engaging in a corporate reorganization or restructuring, taking the Company private, demutualizing the Company's mutual insurance company affiliates (including Meridian Mutual), engaging in an affiliation or business combination, or continuing the Meridian Insurance Group's long-term independence strategy. In its press release, the Board also announced that it expected to enter into discussions and/or negotiations with third parties regarding one or more of the alternatives described above.

     On October 6, 2000, the Bidder amended the Amended Offer to disclose the Indiana Securities Commissioner's October 4, 2000 order.

     On October 6, 2000, State Auto and the Company entered into a nonexclusive confidentiality agreement, and Ms. Oman and Mr. Hazelbaker met with Messrs. Bailey and Moone to discuss State Auto's interest in merging with the Company and Meridian Mutual. In that meeting, the State Auto representatives indicated that, subject to satisfactory completion of due diligence and negotiation of acceptable definitive agreements, State Auto would be willing to increase the Merger Consideration to $30.00 per share in cash.

   From the time of the commencement of the Offer and during its pendency, management of the Company and Meridian Mutual received unsolicited indications of interest from third parties, including State Auto, indicating a desire to discuss a potential acquisition of or business combination with the Company and Meridian Mutual. Following the Meridian Boards' direction to management to explore strategic alternatives, Ms. Oman and Mr. Hazelbaker spoke on the telephone and met with representatives of several third parties who had indicated an interest in completing a transaction with the Company and Meridian Mutual, including State Auto, to ascertain their level of interest and the terms of a proposed transaction. Except for State Auto, none of these parties indicated that they would be willing to pay more than $20.00 per Common Share. After careful consideration, management determined not to engage in extensive discussions or negotiations with these other parties, because the terms they proposed were not as favorable as those offered by State Auto, and the management philosophies and post-acquisition strategies of these parties were not as favorable to the Company, Meridian Mutual or their respective employees, agents and policyholders as those being discussed with State Auto.

     Between October 9 and October 25, 2000, representatives of State Auto, Meridian Mutual, and the Company and their respective legal advisors met in person and by telephone to discuss the potential structure and terms of a business combination among State Auto, Meridian Mutual and the Company, and to prepare definitive merger agreements for consideration by the respective boards of directors. Also during this period, State Auto conducted a due diligence examination of the Company and Meridian Mutual and their affiliates. Due to the potentially conflicting interests between the Company and Meridian Mutual, Meridian Mutual engaged separate legal counsel to advise it in connection with the discussions with State Auto.

     Ms. Oman received letters from Mr. Shepard on October 10 and October 24, 2000, expressing a desire to meet with her and the Board to discuss the possibility of a business combination between the Company and AUIC. However, due to the concerns identified by the Meridian Boards in their separate meetings on September 21, 2000 and the pending litigation brought by Mr. Shepard against the Company and the individual directors on August 30, 2000, the Meridian Boards informed Mr. Shepard that they were not interested in meeting with him. See "THE MERGER-Litigation."

     On October 19, 2000, the Bidder and its affiliates extended the Amended Offer until November 17, 2000, but did not increase the Offer price.

     On October 25, 2000, a joint meeting of the Meridian Boards was held to hear a report and recommendation from management concerning its evaluation of strategic alternatives. At this meeting, all of the members of the Meridian Boards were present, either in person or via telephone.

     The discussions began with a presentation by Ms. Oman reviewing the reasons that led the Meridian Boards to instruct management to begin evaluating various strategic alternatives. Among the reasons reviewed by Ms. Oman were the projected deterioration of industry results for 2000 and 2001; the impact of higher-than-normal Midwest catastrophe losses on the Meridian Insurance Group; soft pricing and the resulting deterioration in profitability of two of the Meridian Insurance Group's major lines of business; the Meridian Insurance Group's disappointing third-quarter results; and the fact that the Company's stock had remained depressed, continuing to trade below book value. Ms. Oman explained that, in summary, the state of the insurance industry and the conditions previously mentioned were not expected to change in the near future, making the next 12- to 24-month period a difficult challenge for the Meridian Insurance Group. Ms. Oman expressed the view that, in light of these factors, continued pursuit of the Meridian Insurance Group's long-term growth strategy as an independent group of insurance companies did not appear to be in the best interest of the Meridian Insurance Group.

     Ms. Oman then reported to the Meridian Boards on management's investigation of several different strategic alternatives identified and considered by management pursuant to the Meridian Boards' direction. Specifically, she explained that effecting a repurchase of a significant number of Common Shares would require a substantial amount of new capital, as would other alternatives, such as pursuing a privatization of the Company or forming an ESOP (employee stock ownership plan) to acquire the Common Shares. Ms. Oman indicated that after consulting with A.G. Edwards, management did not believe that sufficient capital was available on favorable terms to permit the Company to successfully implement any of these transactions. Ms. Oman explained that the practicality of a demutualization of Meridian Mutual through subscription rights or a share exchange was also questionable given Meridian Mutual's relatively small size and the substantial costs involved in a demutualization process. Ms. Oman then expressed management's view that an affiliation, acquisition or merger were among the most likely alternatives to consider.

     Ms. Oman then reported on discussions held with third parties that had contacted her and other members of management and with other third parties management had contacted regarding a potential affiliation, acquisition or merger. Ms. Oman described the transaction terms discussed or proposed by the interested parties (including State Auto) and the post-transaction operational strategies and approaches of each. At the end of her presentation, Ms. Oman stated that it was management's recommendation that the Meridian Boards approve the proposed transactions with State Auto.

     Following Ms. Oman's presentation, the legal aspects of the MIGI Merger Agreement and the Mutual Merger Agreement and the regulatory aspects of the Merger and the Mutual Merger were explained in detail by the Company's and Meridian Mutual's respective legal advisors. In addition, the Meridian Boards were reminded of their fiduciary duties and responsibilities under Indiana law in connection with approving transactions such as those contemplated by the MIGI Merger Agreement and the Mutual Merger Agreement. A.G. Edwards, the financial advisor for the Company and Meridian Mutual, then made a presentation on each of the proposed mergers. A.G. Edwards' presentation provided, among other things, comparable transactions analysis and detailed comparable companies analysis. The presentation concluded with A.G. Edwards' opinions that as of October 25, 2000, the Merger Consideration is fair to the shareholders of the Company (other than Meridian Mutual and State Auto), from a financial point of view, and the exchange of membership interests pursuant to the Mutual Merger is fair to the Meridian Mutual policyholders, taken as a group, from a financial point of view. For more information concerning A.G. Edwards' analysis and opinion regarding the Merger and the fairness of the Merger Consideration contemplated by the MIGI Merger Agreement, see "THE MERGER - Opinion of A.G. Edwards & Sons, Inc."

     Although the meeting of October 25, 2000, was a joint meeting of the Meridian Boards, voting by each of the Boards was conducted separately. The Meridian Boards reviewed the merger agreements and considered a number of factors, including among other things: (i) the financial terms and conditions of the MIGI Merger Agreement, (ii) the presentation by A.G. Edwards to the Meridian Boards, (iii) A.G. Edwards' opinions that, as of October 25, 2000, the Merger Consideration is fair to the shareholders of the Company (other than Meridian Mutual and State Auto), from a financial point of view and that, as of October 25, 2000, the exchange of membership interests pursuant to the Mutual Merger is fair to the Meridian Mutual policyholders, taken as a group, from a financial point of view, (iv) the non-financial terms and conditions of the MIGI Merger Agreement, such as commitments by State Auto with respect to post-merger operations of the Surviving Company and its subsidiaries and benefits to employees, (v) that no other potential strategic partner had expressed an interest in engaging in a business combination or other strategic transaction on terms as favorable to shareholders and to the policyholders, employees, agents and other constituencies of the Meridian Insurance Group as those of State Auto, and (vi) management's analysis of the long-term outlook for the financial services industry in general and the property and casualty insurance business in particular and their respective effects on the ability of the Company to compete effectively as an independent company. At the conclusion of this meeting, the Board voted unanimously (including the separate unanimous vote of the three members of the Board who are not members of the Meridian Mutual Board) to approve the MIGI Merger Agreement, and the Meridian Mutual Board voted unanimously (including the separate unanimous vote of the three members of the Meridian Mutual Board who are not members of the Board) to approve the Mutual Merger Agreement.

     After the joint meeting of the Meridian Boards was adjourned, the Company and State Auto executed the MIGI Merger Agreement, and Meridian Mutual and State Auto executed the Mutual Merger Agreement and related transaction documents. In the afternoon of October 25, 2000, the parties issued a joint press release announcing the transaction.

     On December 8, 2000, the Bidder announced that it was terminating the Amended Offer. On that same date, Mr. Shepard amended his complaint in the action filed against the Company and its individual directors and filed a motion for a preliminary injunction seeking to enjoin the Merger based on alleged breaches of fiduciary duty by the members of the Board.

     On December 18, 2000, the Company and the individual directors of the Company filed a motion to dismiss Mr. Shepard's complaint on the basis that his claims are barred by the Indiana dissenters' rights statute and that his claims cannot be maintained as a direct action under Indiana law and must be brought, if at all, as derivative claims in the name of the Company.

     On December 20, 2000, the Board appointed a special litigation committee consisting of three disinterested persons to evaluate Mr. Shepard's claims. In the event the Company's motion to dismiss is granted and Mr. Shepard's lawsuit is refiled as a derivative action, the special litigation committee has been authorized and directed to conduct an investigation to determine whether Mr. Shepard's claims against the individual directors have merit and, if so, whether those claims should be pursued by the Company. The Company believes that the claims brought by Mr. Shepard are without merit and intends to vigorously defend against and pursue dismissal of these claims.

Recommendation and Reasons for the Board's Approval of the MIGI Merger Agreement

     The Board and the management of the Company considered numerous business, tax, legal, regulatory and other factors in evaluating the desirability of the Merger. Throughout 2000, property and casualty insurance companies in the Midwest were negatively impacted by high levels of weather-related catastrophe losses relative to historical levels and soft pricing in commercial and personal lines. These trends resulted in rising combined ratios and declining profits in the property and casualty insurance industry.

     The Meridian Insurance Group does business primarily in the Midwest, and its operating results were subjected to increasing pressure from these general industry factors as 2000 progressed. The Meridian Insurance Group had experienced higher-than-normal catastrophe losses in each year from 1996 through 2000, and soft pricing in two of the Meridian Insurance Group's major lines of business had led to a deterioration in profitability in those lines in 2000.

     One element of the Meridian Insurance Group's strategy to address these negative industry trends and their effect on the Meridian Insurance Group was to identify and pursue alternative distribution channels for the Meridian Insurance Group's products, such as the GROUPadvantage(R) program (a sales arrangement whereby the Meridian Insurance Group's personal lines products were made available to Sam's Club members in certain states through franchised independent agencies). Due to the financial and operational failure of the intermediary marketing company involved in the GROUPadvantage(R) program, and the lack of profitability of the GROUPadvantage(R) book of business, the Meridian Insurance Group decided during the third quarter of 2000 to terminate the GROUPadvantage(R) program and to non-renew all existing GROUPadvantage(R) business.

     The foregoing factors, among others, caused the Meridian Boards to instruct management to identify and evaluate strategic alternatives for the Meridian Insurance Group. Management identified and investigated several strategic alternatives, including repurchasing outstanding Common Shares, demutualizing Meridian Mutual and Meridian Citizens Mutual, forming an employee stock ownership plan, remaining independent, and merging or affiliating with a third party. After considering these alternatives, the Board concluded that the Merger was in the best interests of the Company and its various constituencies, including the shareholders.

     The Board considered numerous business and other factors in reaching its conclusion regarding the desirability of the Merger, including the expected realization of the synergistic opportunities presented by the Mergers, including economies of scale and operating efficiencies, the similarities in the products, distribution system, and management philosophies of the two companies, and the expected enhancement of the combined entities' ability to compete effectively as a result of the increased resources of the combined entities.

     The Company believes that the businesses of the Meridian Insurance Group and State Auto are complementary and that the combined companies will have enhanced business opportunities and resources. The combined companies will be more geographically diverse and therefore should be less affected by weather-related catastrophe losses. State Auto has a similar management philosophy to that of the Meridian Insurance Group. State Auto also made certain commitments, including, among others: (i) to maintain the Company's Indianapolis office as a regional office of State Auto; (ii) to retain the name "Meridian" in Indiana and in other states as determined by the parties; and (iii) that no employee of the Company would be terminated or forced to relocate without the employee's consent as a result of the Merger. Finally, the price to be paid to shareholders by State Auto in the Merger was significantly higher than the then current market price of the Common Shares and was significantly higher than that offered by or discussed with any other interested acquiror.

     The Company believes the Merger will combine two companies with histories of successful operations into one larger and more diversified entity with a strategic focus and plan of action to be a long-term force in the property and casualty insurance industry. The increased financial strength of the combined companies will benefit and provide additional security to all constituencies of the Meridian Insurance Group, including shareholders, policyholders, employees and agents.

     For the foregoing reasons, the Board unanimously concluded that the Merger is in the best interests of shareholders and should be approved. In reaching this conclusion, the Board considered a wide range of information and factors, including:

(i) management's analysis of the long-term outlook for the financial services industry in general, and the property and casualty insurance business in particular, and their respective effects on the ability of the Company to compete effectively as an independent company;

(ii)      the  financial  and other  terms  and  conditions  of the MIGI  Merger
          Agreement;

(iii) information about State Auto and its businesses, its financial condition, and the results of due diligence investigation conducted by the Company's management and advisors;

(iv) the fact that the $30.00 per share price to be received by the shareholders (other than Meridian Mutual and State Auto) in the Merger represents a substantial premium over the closing market price of $18.125 per Common Share on October 25, 2000, the last full trading day prior to the parties' first public announcement of the Merger;

(v) the presentation of A.G. Edwards given on October 25, 2000, as to various financial and other matters deemed relevant to the Board;

(vi) the opinion of A.G. Edwards, dated October 25, 2000, that the consideration to be received by the holders of the Company's Common Shares (other than Meridian Mutual and State Auto) pursuant to the Merger is fair, from a financial point of view, to the shareholders of the Company. A copy of A.G. Edwards' written opinion is attached to this Information Statement as Annex II and is incorporated herein by reference. The opinion should be read carefully and in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations of the review undertaken by A.G. Edwards;

(vii) other strategic alternatives available to the Company and Meridian Mutual, including, among other things, demutualization, the repurchase of a significant number of Common Shares, formation of an ESOP (employee stock ownership plan), continuation of a long-term strategy of independent growth, and a merger or other affiliation transaction with third parties other than State Auto;

(viii)    the  potential   impact  on  the  rating  assigned  to  the  Company's
          subsidiaries by A.M. Best as a result of the Merger;

(ix) the fact that no other potential strategic partner had expressed an interest in engaging in a business combination or other strategic transaction on terms as favorable to the shareholders, employees, agents and other constituencies as those of the Merger;

(x) the expected realization of synergistic opportunities, including the economies of scale and operating efficiencies;

(xi)      the advice of the Company's legal advisors;

(xii)     the expected increase in geographic diversification;

(xiii) State Auto's plans after consummation of the Merger and the many benefits to the Company, its shareholders and its other constituencies offered by the terms of State Auto's proposal. Some of the specific benefits considered by the Board include State Auto's commitment (a) not to terminate any employees of the Company or its subsidiaries as a result of the Merger; (b) to maintain employee benefits substantially similar to those currently provided to employees of the Company and its subsidiaries; (c) to maintain the Company's Indianapolis office as a regional office of State Auto, expected to handle the existing business of the Company's subsidiaries and the business of State Auto in Indiana and Illinois; (d) to continue to use the name "Meridian" in Indiana and other states as determined by the parties; (e) to maintain after the Merger a level of community involvement, including financial and volunteer support, comparable to that maintained by the Company prior to the Merger. Some of the specific benefits to policyholders of the Company's subsidiaries and affiliates include the operational synergies to be realized by the transaction, providing policyholders with the benefits derived from becoming part of an organization with increased financial strength and superior operating performance, and consequently with a better financial strength rating. Some of the specific benefits to agents include, in addition to becoming part of a company with increased financial strength, superior operating performance and higher ratings, the ability to offer customers a wider variety of products of the combined companies.

     The foregoing discussion of the reasons and factors considered and given weight by the Board is not intended to be exhaustive, but is believed to include all of the material factors considered by the Board. In view of the variety of factors considered in connection with its consideration of the MIGI Merger Agreement and the Merger, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors.

     The Board unanimously recommends that the shareholders vote FOR approval and adoption of the MIGI Merger Agreement and the Merger.

Opinion of A.G. Edwards & Sons, Inc.

     A.G. Edwards has provided to the Board a fairness opinion in connection with the Merger to be effected pursuant to the MIGI Merger Agreement. A.G. Edwards was selected by the Board to provide a fairness opinion based on A.G. Edwards' qualifications, expertise and reputation. At the meeting of the Board on October 25, 2000, A.G. Edwards delivered its written opinion to the Board that, as of that date, based upon and subject to the various considerations set forth in the opinion, the consideration to be paid in the aggregate by State Auto pursuant to the MIGI Merger Agreement was fair, from a financial point of view, to the shareholders of the Company other than Meridian Mutual and State Auto. At the time A.G. Edwards rendered its opinion, the Company was approximately 48% owned by Meridian Mutual and approximately 5% owned by State Auto.

     The full text of the A.G. Edwards opinion, which sets forth, among other things, assumptions made, procedures followed, matters considered and limitations of the scope of the review undertaken by A.G. Edwards in rendering such opinion, is attached as Annex II to this Information Statement and is incorporated herein by reference. The A.G. Edwards opinion was directed to the Board and addresses only the fairness of the consideration from a financial point of view as of the date of the A.G. Edwards opinion, and does not constitute a recommendation to any holder of Common Shares as to how to vote at the Special Meeting. The summary of the A.G. Edwards opinion set forth in this Information Statement is qualified in its entirety by reference to the full text of such opinion.

     In arriving at the A.G. Edwards opinion, A.G. Edwards, among other things:

     o reviewed a draft copy of the MIGI Merger Agreement dated October 25, 2000 and discussed the proposed structure of the Merger with the Company's and Meridian Mutual's management;

     o    reviewed  certain  historical   financial   statements  and  financial
          projections for the Company as provided by management;

     o reviewed certain financial analyses provided by the Company and had discussions with certain members of the Company's management regarding the past and current business operations, results thereof, financial condition and future prospects, including the expected financial, strategic and operational impact of the Merger, as well as information relating to the insurance industry;

     o    reviewed the industry in which the Company operates;

     o compared certain financial information for the Company, including the valuation in the Merger, with similar information and stock market information for certain other companies, the securities of which are publicly traded;

     o compared certain financial information for the Company, including the valuation in the Merger, with similar information for certain recent business combinations in the property and casualty insurance industry which A.G. Edwards deemed relevant for analytical purposes;

     o reviewed the valuation of the Company based on the discounted present value of projected cash flows;

     o analyzed the premium represented in the Merger to the Company's unaffected stock price and relative to premiums paid in other transactions deemed relevant; and

     o reviewed such other information, financial studies, analyses and investigations, and financial, economic and market criteria as A.G. Edwards considered relevant.

     A.G. Edwards did not assume any responsibility for independent verification of any of the foregoing information and relied upon its being complete and accurate in all material respects. A.G. Edwards assumed that, to the extent provided, the financial projections were reasonably prepared on bases reflecting the best then currently available estimates and judgments of the Company's management as to the expected future financial performance of the Company. A.G. Edwards has not independently verified such information or assumptions nor does it express any opinion with respect thereto. A.G. Edwards did not perform an audit or make any independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of the Company, nor was A.G. Edwards furnished with any such appraisals. In addition, the Company informed A.G. Edwards, and A.G. Edwards assumed, that the Merger will be consummated in accordance with the terms set forth in the MIGI Merger Agreement without any waiver by the Company of any material terms or conditions.

     In arriving at its opinion, A.G. Edwards was not authorized to solicit, and did not solicit, interest from any third party with respect to an acquisition, business combination or other extraordinary transaction involving the Company. A.G. Edwards did not participate directly in the negotiations with State Auto or its representatives or any other parties, and A.G. Edwards has been informed that the Company and its representatives conducted negotiations with parties other than State Auto and its representatives.

     The following is a summary of the material financial analyses performed by A.G. Edwards in arriving at the A.G. Edwards opinion, which were discussed with the Board at its meeting on October 25, 2000. Some of the summaries of those financial analyses include information presented in tabular format. In order to understand fully the material financial analyses used by A.G. Edwards, the tables should be read together with the text of each summary. The tables alone do not constitute a complete description of the material financial analyses.

     Stock Price Performance

     A.G. Edwards reviewed the recent performances of the Company's Common Shares and selected valuation multiples over time. A.G. Edwards observed that over the last five-year period beginning in August 1995, the Company's weekly closing common stock price ranged from $9.298 to $18.409 and that during 2000 up until August 25, 2000 (the week before AUIC announced a tender offer for the Company's Common Shares), the Company's weekly closing common stock price ranged from $12.00 to $13.75. A.G. Edwards observed that the Company's indexed weekly closing common stock performance over the period January 3, 1997 to October 20, 2000 was 40.5% compared to 86.7%, 23.1% and 20.5% for the S&P 500 Composite, S&P Property & Casualty Composite and Comparable Company Composite (as defined below), respectively, and that over the period January 3, 1997 to August 25, 2000, the Company's indexed weekly closing common stock performance was 5.5% compared to 101.4%, 11.8%, and 13.3% for the S&P 500 Composite, S&P Property & Casualty Composite and Comparable Company Composite, respectively. A.G. Edwards observed that from January 3, 1997 to October 20, 2000, the ratios of the Company's weekly closing common stock price per share to book value per share and to last twelve months revenue per share had been consistently below that of the S&P Property & Casualty Composite and Comparable Company Composite. The ratio of the Company's common stock price per share to last twelve months earnings had recently moved up, but remained below where it was in 1997.

     Public Company Trading Analysis

     A.G. Edwards compared certain financial information of the Company with that of the comparable companies listed below. Based on lines of business and financial profile, the comparable companies were deemed to be reasonably similar to the Company by A.G. Edwards. The Company's comparable companies included:

     o    ALFA Corporation

     o    Harleysville Group, Inc.

     o    Merchants Group, Inc.

     o    Penn America Group, Inc.

     o    Philadelphia Consolidated Holding

     o    Selective Insurance Group, Inc.

     The financial information reviewed by A.G. Edwards included, among other things, each company's stock price as a multiple of the last twelve months ("LTM") net income, normalized LTM net income (adjusted to normalize loss expenses based on the average statutory loss expense ratio for the prior five years), securities research consensus earnings per share estimates (as reported by IBES, an organization that compiles institutional analyst estimates) for 2000 and 2001, current book value and LTM premiums earned and the Company's management earnings per share estimates for 2000 and 2001. In order to recognize the impact of the Offer and Amended Offer announcements, A.G. Edwards compared these multiples for the comparable companies to the Company's multiples based on its August 29, 2000 closing common stock price and based on the proposed transaction price. The following table sets forth the results of this analysis for the multiples indicated.

             The Company and Comparable Company Valuation Multiples

                     The Company
                      Unaffected                             Comparable
                    Share Price at        Proposed        Companies Median
                       8/29/00       Transaction Price        (Range)
                       -------       -----------------        -------

                         $12.75           $30.00
                         ------           ------
 LTM Net Income                                                13.0x
                          11.4x            27.8x            (7.3x-16.1x)

 Normalized LTM                                                 8.2x
   Net Income              7.2x            17.7x            (4.6x-9.3x)

 2000 Earnings                                                 13.2x
   Estimates              58.8x            95.3x            (8.7x-26.5x)

 2001 Earnings                                                 10.6x
   Estimates              12.5x            23.0x            (8.7x-13.6x)

 Current Book                                                   1.1x
   Value                   0.7x             1.8x            (0.6x-1.7x)

 LTM Premiums                                                   0.8x
   Earned                  0.5x             1.2x            (0.5x-1.7x)

     A.G. Edwards observed that the Company's unaffected book value and LTM premiums earned multiples were below that of the median value of the comparable companies while the Company's unaffected forecasted earnings multiples were higher primarily due to the recent decline in the Company's earnings per share. A.G. Edwards observed that the Company's implied transaction multiples based on the price of $30 per share were higher than the highest comparable company multiples observed except for the LTM premiums earned multiple which was still at the high end of the observed range.

     Analysis of Selected Precedent Transactions

     A.G. Edwards compared publicly available financial statistics regarding 57 completed transactions since May 1993 involving the acquisition of property and casualty companies. Transaction multiples used included the implied aggregate transaction value (the value paid for the relevant target company's equity on a fully diluted basis plus total debt less cash and cash equivalents) as a multiple of LTM net premiums and LTM earnings before interest and taxes ("EBIT") and the implied equity value as a multiple of book value and LTM net income. For the aggregate transaction value to LTM net premiums comparison, the precedent transaction multiples ranged from 0.3 times to 5.2 times with a median of 1.0 times. For the aggregate transaction value to EBIT comparison, the precedent transaction multiples ranged from 5.3 times to 24.3 times with a median of 13.3 times. For the implied equity value to LTM net income comparison, the precedent transaction multiples ranged from 6.4 times to 31.7 times with a median of 16.5 times. For the implied equity value to book value comparison, the precedent transaction multiples ranged from 0.6 times to 4.1 times with a median of 1.2 times. A.G. Edwards observed that in all cases the implied multiples for the transaction were greater than the medians of the corresponding multiples paid in the precedent transactions identified.

     A.G. Edwards compared the implied equity premiums paid regarding 57 completed transactions since May 1993 involving the acquisition of property and casualty companies. The implied premium of the Merger is 135.3%, 135.3%, 140.0% and 144.9% of the Company's stock price 1 day, 10 days, 30 days and 60 days, respectively, prior to the announcement of the Offer by AUIC. A.G. Edwards observed that the median implied premium on comparable transactions was 47.7%, 48.1%, 33.8% and 36.8%, of the comparable transaction equity price 1 day, 10 days, 30 days and 60 days, respectively, prior to the announcement of the comparable transaction.

     Discounted Cash Flow Analysis

     A.G. Edwards performed an analysis of the present value of the Company's projected tax-adjusted operating cash flows, on a stand-alone basis, using discount rates reflecting the weighted average cost of capital of between 9% and 12% and terminal net income multiples of 13.0 times to 17.0 times. Based on this analysis, using this range of discount rates and terminal multiples, A.G. Edwards observed that the proposed purchase price of $30 per share was greater than the implied equity value per share for all ranges examined.

     The foregoing summary does not purport to be a complete description of all the analyses performed by A.G. Edwards in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. In rendering the A.G. Edwards opinion, A.G. Edwards applied its judgment to a variety of complex analyses and assumptions, considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Furthermore, selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying the A.G. Edwards opinion. In performing its analyses, A.G. Edwards made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The assumptions made and judgments applied by A.G. Edwards in rendering its opinion are not readily susceptible to description beyond that set forth in the written text of the A.G. Edwards opinion itself. No company, transaction or business used in such analyses as a comparison is identical to the Company or the Merger, nor is an evaluation of the results of such analyses entirely mathematical; rather, such analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions being analyzed. Any estimates contained herein are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. A.G. Edwards does not assume responsibility if future results are different from those projected. The analyses performed were prepared solely as part of A.G. Edwards' analysis of the fairness of the Merger Consideration, from a financial point of view, to the holders of the Company's Common Shares (other than Meridian Mutual and State Auto) and were conducted in connection with the delivery of A.G. Edwards' opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Company might actually be sold.

     A.G. Edwards, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. A.G. Edwards is not aware of any present or contemplated relationship between A.G. Edwards, the Company, the Company's directors and officers or its shareholders, Meridian Mutual, Meridian Mutual's directors and officers or its policyholders, State Auto Financial, State Auto Financial's directors and officers or its shareholders, or State Auto, State Auto's directors and officers or its policyholders which in its opinion would affect its ability to render a fair and independent opinion in this matter. A.G. Edwards has provided to the Board a fairness opinion in connection with the Merger pursuant to the MIGI Merger Agreement.

     For its services in connection with the Merger, A.G. Edwards received from the Company a fee of $350,000 which was paid upon the delivery of A.G. Edwards' opinion. The Company has agreed to reimburse A.G. Edwards for its reasonable out-of-pocket expenses and to indemnify A.G. Edwards and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling A.G. Edwards or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to A.G. Edwards' engagement.

     On August 31, 2000, the Company engaged A.G. Edwards as its exclusive financial advisor in connection with the Offer. For its services, A.G. Edwards received from the Company a fee of $400,000. After analyzing the terms of the Offer and various information provided by the Company, A.G. Edwards delivered a written opinion to the Board stating that, as of September 8, 2000, the consideration pursuant to the Offer was inadequate, from a financial point of view, to the shareholders of the Company (other than AUIC and its affiliates).

     In connection with its opinion, A.G. Edwards, among other things:

     o reviewed the terms and conditions of the Offer and the Schedule TO filed by AUIC with the SEC on August 30, 2000;

     o reviewed publicly available information concerning the Company, AUIC and its affiliates that A.G. Edwards believed to be relevant to its analysis;

     o    reviewed  certain  historical   financial   statements  and  operating
          information and financial projections for the Company furnished to A.G. Edwards by the Company;

     o held discussions with management of the Company regarding the past and current business operations, assets, financial condition and future prospects of the Company;

     o    reviewed the industry in which the Company operates;

     o reviewed a trading history of the Common Shares and a comparison of that trading history with those of other companies that A.G. Edwards deemed relevant;

     o compared certain financial information for the Company, including its recent public market valuation and the valuation proposed in the Offer, with similar information and stock market information for certain other companies, the securities of which are publicly traded;

     o compared certain financial information for the Company, including its recent public market valuation and the financial terms of the Offer, with similar information for certain recent transactions deemed relevant;

     o    compared the premium over recent  market  prices for the Common Shares
          implied  in  the  Offer  to  premiums  in  certain   recent   business
          combinations deemed relevant;

     o reviewed a range of valuations of the Company based on discounted present values of its projected cash flows; and

     o completed such other studies and analyses that A.G. Edwards considered appropriate.

     In preparing its opinion, A.G. Edwards assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or that was supplied or otherwise made available to it by the Company. A.G. Edwards was not engaged to, and therefore did not, verify the accuracy or completeness of any of such information. A.G. Edwards was informed and assumed that the financial projections supplied to, discussed with or otherwise made available to it reflect the best currently available estimates and judgments of the management of the Company as to the expected future financial performance of the Company on a stand-alone basis. A.G. Edwards did not independently verify such information or assumptions, nor does it express any opinion with respect thereto. A.G. Edwards did not make any independent valuation or appraisal of the assets or liabilities of the Company, nor was A.G. Edwards furnished with any such appraisals. A.G. Edwards relied upon the assurances of the management of the Company that they are not aware of any facts that would make such information inaccurate or misleading.

     In performing its analyses, A.G. Edwards made numerous assumptions with respect to the property and casualty insurance industry, the various segments of the industry in which the Company operates, general business and economic conditions and government regulations, which are beyond the control of the Company. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to the shareholders of the Company (other than AUIC and its affiliates) of the consideration offered in the Offer and were provided to the Board in connection with the delivery of A. G. Edwards' opinion.

     A.G. Edwards' opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to A.G. Edwards as of, the date of the opinion. A.G. Edwards' opinion was limited to the fairness as of September 8, 2000, from a financial point of view, to the shareholders of the Company (other than AUIC and its affiliates) of the consideration offered in the Offer.

Related Party Transactions

     Mutual Merger

     In addition to the MIGI Merger Agreement, on October 25, 2000 Meridian Mutual executed an Agreement to Merge with State Auto, pursuant to which Meridian Mutual will be merged with and into State Auto with State Auto continuing as the surviving corporation of the merger. The parties intend that the Mutual Merger will be effective immediately prior to the consummation of the Merger, on the terms and conditions stated in the Agreement to Merge.

     Consummation of the Mutual Merger is conditioned,  among other things,  on:
(i) approval of the Agreement to Merge and the Mutual Merger by the affirmative vote of two-thirds of the Meridian Mutual policyholders voting, in person or by proxy, at a special meeting called to consider the Mutual Merger; (ii) approval of the Agreement to Merge and the Merger by the affirmative vote of two-thirds of State Auto policyholders voting, in person or by proxy, at a special meeting called to consider the Mutual Merger; (iii) reapproval of the Agreement to Merge and the Mutual Merger by the board of directors of both Meridian Mutual and State Auto, as required by Indiana insurance law; (iv) the receipt of insurance regulatory approvals and antitrust clearance; (v) the absence of any statute or injunction that would prevent the consummation of the Mutual Merger; and (vi) the satisfaction or waiver of all conditions precedent to the Merger.

     The consummation of the Mutual Merger is subject to certain regulatory approvals, including: (i) under the Ohio Insurance Law, the filing by State Auto with the Ohio Superintendent of a petition for approval of the Mutual Merger and, if the Ohio Superintendent so requires, a public hearing, (ii) the filing by State Auto with the Ohio Superintendent and the Indiana Commissioner of Form A statements in connection with State Auto's acquisition of control of the Company and its insurance subsidiaries and its affiliates (other than Meridian Mutual) pursuant to the Merger, (iii) the filing by State Auto with the Ohio Superintendent and the Indiana Commissioner of Form D statements with respect to the related management agreements between State Auto and its affiliates and the Company and its insurance subsidiaries and affiliates (other than Meridian Mutual), (iv) the completion of an examination by the Indiana Department of Insurance of Meridian Mutual and the Mutual Merger and related transactions, with results satisfactory to the Indiana Commissioner, and (v) under the Indiana Insurance Law, the filing by Meridian Mutual of articles of merger with the Indiana Commissioner, for approval by the Indiana Commissioner.

Voting Agreement

     As a condition to State Auto entering into the MIGI Merger Agreement and the Mutual Merger Agreement, Meridian Mutual entered into a Voting Agreement and Irrevocable Proxy (the "Voting Agreement") with State Auto. Pursuant to the Voting Agreement, Meridian Mutual has agreed (i) to vote for the approval of the MIGI Merger Agreement and the Merger at any meeting of shareholders called for that purpose, all of the Common Shares that Meridian Mutual is entitled to vote, whether held by Meridian Mutual on the date of such agreement or subsequently acquired, and (ii) to vote, or cause to be voted, such Common Shares against the approval of any agreement providing for a merger or other business combination transaction of the Company with a party other than State Auto and its subsidiaries; provided that the foregoing obligations will be suspended if the Board, in accordance with the terms of the MIGI Merger Agreement, resolves not to recommend, and does not recommend, to the shareholders of the Company that they approve the MIGI Merger Agreement and the Merger, or withdraws its recommendation that they do so. To ensure the foregoing, Meridian Mutual, pursuant to the Voting Agreement, also appointed State Auto its proxy to vote all of its Common Shares with respect to the approval of the MIGI Merger Agreement and the Merger at any meeting of shareholders. Pursuant to the Voting Agreement, Meridian Mutual also agreed not to transfer its Common Shares except as State Auto might otherwise agree. As of the date of the Voting Agreement, Meridian Mutual held and had sole voting power with respect to 3,811,500 Common Shares. At such time, such Common Shares represented 48.6% of the outstanding Common Shares of the Company. The purpose of the Voting Agreement is to facilitate approval of the MIGI Merger Agreement and the Merger by the shareholders of the Company.

Certain Regulatory Matters

     Indiana Approval

     Under the Indiana Insurance Holding Company Systems Act (the "Holding Company Act"), an individual or company (an "acquiring party") that wants to acquire control of an insurance company organized under Indiana law (an "Indiana insurer"), such as the insurance subsidiaries of the Company, is required to file a written statement, typically referred to as a "Form A Statement," with the Indiana Insurance Commissioner (the "Indiana Commissioner"). The acquiring party also must provide a copy of the Form A Statement to the Indiana insurer. The Form A Statement must contain certain information such as the name and address of the acquiring party, the nature of the acquiring party's business, the basic terms of the transaction by which control will be acquired, how the transaction will be financed, information on any security that may be issued in connection with the transaction, the acquiring party's business plans for the Indiana insurer, information about the insurance product lines and sales of the acquiring party and the Indiana insurer, detailed financial information about the acquiring party, and similar information, all as set forth in the Holding Company Act. State Auto filed its Form A Statement concerning the acquisition of the Company with the Indiana Commissioner on January 29, 2001.

     The Holding Company Act requires the Indiana Commissioner to hold a public hearing on the proposed acquisition of control of an Indiana insurer. The Indiana Commissioner generally must hold this public hearing within 60 days of the filing of the Form A Statement. The Indiana Commissioner must provide written notice of the hearing to the acquiring party and the Indiana insurer at least 30 days in advance (unless they agree to a shorter period or to waive formal notice). The Indiana Commissioner also must publish written notice of the hearing in newspapers of general circulation in Indianapolis and in the city in which the principal office of the Indiana insurer is located. The Indiana Commissioner held a hearing on the Form A Statement filed by State Auto with respect to the Merger on March 29, 2001, and the parties are awaiting the Indiana Commissioner's decision.

     The Indiana Commissioner may approve a proposed acquisition of control of an Indiana insurer only if she finds, by a preponderance of the evidence, that:
(i) the transaction would not tend to affect adversely the contractual obligations of the Indiana insurer or its ability to provide service in the future to its policyholders and the public; (ii) the effect of the transaction would not be to lessen competition substantially or tend to create a monopoly in any line of insurance business in Indiana; (iii) the financial condition of the acquiring party does not jeopardize the financial stability of the Indiana insurer or any of its affiliates, or prejudice the interest of its policyholders; (iv) the plans or proposals of the acquiring party to (a) make any material change in the operations of the Indiana insurer, such as liquidating it or any of its affiliates, selling its assets, or consolidating or merging it with any person, or (b) make any other material change in its investment policy, business, corporate structure, or management, are fair and reasonable to policyholders of the Indiana insurer and in the public interest; and (v) the competence, experience, and integrity of those persons who would control the operation of the Indiana insurer are such that the transaction would not affect adversely the capacity or intention of the Indiana insurer to transact the business of insurance in a safe and prudent manner.

     In connection with the Merger, State Auto and certain of its affiliates will enter into management agreements with the Company and its insurance subsidiaries and affiliates (other than Meridian Mutual), all of which will become affiliates of State Auto by virtue of the Merger. With respect to each agreement, the Indiana Insurance Law requires that (i) State Auto file a Form D with the Indiana Commissioner at least 30 days prior to entering into such agreement, and (ii) the Indiana Commissioner shall not have disapproved of such agreement during the 30-day period. On January 29, 2001, State Auto filed two Forms D with the Indiana Department of Insurance and waived the 30-day review period in order to give the Indiana Commissioner the opportunity to review the Forms D together with the Form A Statement.

     Ohio Approval

     Because the Merger will result in State  Auto's  acquisition  of control of
Insurance Company of Ohio, an Ohio-domiciled insurance company, State Auto is required to file an acquisition statement on Form A with the Ohio Superintendent of Insurance ("Ohio Superintendent") and to obtain the Ohio Superintendent's approval of such acquisition. The Ohio Superintendent will grant such approval unless, after a hearing, it is determined that: (i) the acquisition of control of the insurer would not satisfy one or more statutory requirements relating to the acquired insurer's Ohio insurance license; (ii) the effect of the acquisition would be substantially to lessen competition in Ohio or to tend to create a monopoly; (iii) the financial condition of the acquiring party is such as might jeopardize the acquired insurer's financial stability or prejudice the interests of its policyholders; (iv) any plans to make material changes to the business structure or management of the acquired insurer would be unfair or unreasonable to its policyholders and not in the public interest; (v) the competence, experience, and integrity of the persons who would control the operation of the acquired insurer would not be in the interests of policyholders and the public; and (vi) the acquisition is likely to be hazardous or prejudicial to the insurance-buying public. On January 31, 2001, State Auto filed this Form A with the Ohio Department of Insurance. It is anticipated that the Ohio hearing on the Mutual Merger, held by the Ohio Superintendent on April 25, 2001, at 9:00 a.m., local time, at the Ohio Department of Insurance, 2100 Stella Court, Columbus, Ohio, will obviate the need for a Form A hearing.

     In connection with the Merger, State Auto and certain of its affiliates will enter into management agreements with the Company and its insurance subsidiaries and affiliates (other than Meridian Mutual), all of which will become affiliates of State Auto by virtue of the Merger. With respect to each agreement, the Ohio Insurance Law requires that: (i) State Auto file a Form D with the Ohio Superintendent at least 30 days prior to entering into such agreement, and (ii) the Ohio Superintendent shall not have disapproved of such agreement during such 30-day period. On January 31, 2001, State Auto filed two Forms D with the Ohio Department of Insurance and waived the 30-day review period in order to give the Ohio Superintendent the opportunity to review the Forms D together with the Form A Statement.

     Under the Ohio Insurance Law, State Auto's proposed acquisition of the Company via the Merger constitutes an investment by State Auto of "funds accumulated in the course of business" and, because the amount invested by State Auto exceeds 2.5% of the total admitted assets of State Auto as of December 31, 2000, requires the approval of the Ohio Superintendent. On January 31, 2001, State Auto filed a notification with the Ohio Superintendent seeking approval of this investment.

     Other Insurance Regulatory Approvals

     Certain other states may require that notice be given to, or the approval be obtained of, the insurance department of such state. The Company and State Auto have agreed to use reasonable efforts to file any required notices or otherwise take such actions as are necessary to obtain any required approvals or to comply with applicable requirements in connection with the Merger under such laws. Based upon available information, the Company and State Auto believe that the Merger can be effected in accordance with such laws and that no material delay in consummating the Merger will result therefrom.

     Hart-Scott-Rodino Act

     Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), applicable to the Merger, the acquisition of Common Shares under the Merger could only be consummated following the expiration of a 30-calendar day waiting period following the filings by the Company and State Auto of a Notification and Report Form with respect to the Merger, unless the Company or State Auto has received a request for additional information or documentary material from the Antitrust Division of the U.S. Department of Justice ("Antitrust Division") or the Federal Trade Commission ("FTC") prior to the expiration of such period or unless early termination of the waiting period has been granted. The Company and State Auto made such filings on December 7 and 8, 2000, respectively. On December 22, 2000, the FTC granted early termination of the waiting period.

     The Antitrust Division and the FTC frequently scrutinize the legality under the antitrust laws of transactions as to which a Notification and Report Form is filed. At any time before or after State Auto's acquisition of Common Shares pursuant to the Merger, the Antitrust Division or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking the divestiture of Common Shares acquired by State Auto or the divestiture of substantial assets of the Company or its subsidiaries or State Auto or its subsidiaries. Private parties may also bring legal action under the antitrust laws under certain circumstances. There can be no assurance that a challenge to the Merger on antitrust grounds will not be made or, if such a challenge is made, of the result thereof.

Interests of Certain Persons in the Merger

     Shareholders should be aware that certain executive officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of shareholders generally. These interests are discussed below.

     General

     In considering the recommendation of the Board with respect to the Merger, shareholders should be aware that certain of the directors and executive officers of the Company occupy roles or have interests with respect to other Company affiliates, including Meridian Mutual, which could be potentially in conflict with their roles with respect to the Company and/or shareholders. Specifically, Norma J. Oman, Ramon L. Humke, John T. Hackett, James D. Price and Sarah W. Rowland, members of the Board, are also directors of Meridian Mutual, and each of the executive officers of the Company holds a similar position with Meridian Mutual.

     Severance Arrangements

     The Company has executed change-in-control severance pay arrangements ("Termination Benefits Agreement") with certain of the executive officers of the Company and Meridian Mutual. The Termination Benefits Agreements provide severance payments and benefits to the executives if their employment is terminated under certain circumstances within a certain period of time following a Change in Control. For purposes of the Termination Benefits Agreement, "Change in Control" would occur if, among other things, 50 percent or more of the Company's outstanding Common Shares were acquired by an entity other than the Company, Meridian Mutual or an employee benefit plan of the Company. Accordingly, the Merger will constitute a Change in Control under the Termination Benefits Agreement. The Company may not waive or modify provisions of the Termination Benefits Agreement, either before or after a Change in Control, without the written consent of the participant. However, either the Company or the participant may elect not to extend the Termination Benefits Agreement for the next calendar year by giving written notice.

     Under the Termination Benefits Agreement, termination of a participant's employment for any reason other than "cause" during the two year period following a Change in Control would entitle Norma J. Oman, Steven R. Hazelbaker, Timothy J. Hanrahan, Carl W. Buedel and Steven E. English to any earned and unpaid bonus and to a lump sum payment equal to 2.99 times their average annual cash compensation received over the five years immediately prior to the Change in Control. All other eligible executives would receive any earned and unpaid bonus and a lump sum payment equal to two times their average annual cash compensation received over the five years immediately prior to the Change in Control.

     On October 25, 2000, seeking to assure the continued service of the Company's executive officers and other key employees following the Merger, at State Auto's request, the Board approved certain amendments to the Termination Benefits Agreement. The First Amendment and Restatement of the Termination Benefits Agreement extended the period during which benefits are payable upon termination of employment for any reason (other than retirement, disability or death) to two years (from one year) and provided for the payment of benefits for an additional year if the executive terminates employment during that year for "Good Reason" defined as follows:

(i) the assignment to the employee of duties which are materially and adversely different from or inconsistent with the duties, responsibilities, and status of the employee's position at any time during the 12-month period prior to the Change in Control, or which result in a significant change in the employee's authority and responsibility as a senior employee of the employer or any of its affiliates;

(ii) a reduction by the Company in the employee's annual base salary in place as of the day immediately prior to the Change in Control, or the failure to grant salary increases and bonus payments on a basis comparable to those granted to other employees, or a reduction of the employee's most recent highest incentive bonus potential under the employee's incentive bonus arrangement, if any, in place as of the day immediately prior to the Change in Control;

(iii)     the  failure  by the  Company  to  continue  in effect  the  Company's supplemental retirement income plan as described in the Company's proxy statement relating to its 2000 annual meeting of shareholders and, in form substantially equivalent to the employee benefit plans, fringe benefits and perquisites, and any other employee benefits described in the employee handbooks and manuals of the Company in effect immediately prior to the Change in Control, any employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which the employee participates), or any material fringe benefit or perquisite enjoyed by the employee immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the employee's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein or reward opportunities thereunder, or the failure by the Company to provide the employee with the number of paid vacation days to which the employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect immediately prior to the Change in Control; and

(iv) a demand by the Company that the employee relocate to a location in excess of 35 miles from the location where the employee is currently based, or in the event of any such relocation with the employee's express written consent, the failure of the Company to pay (or reimburse the employee for) all reasonable moving expenses incurred by the employee relating to a change of principal residence in connection with such relocation and to indemnify the employee against any loss in the sale of the employee's principal residence in connection with any such change of residence, all to the effect that the employee shall incur no loss on an after tax basis.

     The existence of Good Reason shall not be affected by the employee's incapacity due to physical or mental illness. The employee's continued employment shall not constitute a waiver of the employee's rights with respect to any circumstance constituting Good Reason under the First Amendment to the Termination Benefits Agreement. The employee's determination of Good Reason shall be conclusive and binding upon the Company and its successors provided such determination has been made in good faith.

     Continuation of Company Group Benefits

     Pursuant to the MIGI Merger Agreement, State Auto has agreed to provide employees of the Company and its subsidiaries with certain employment and employee benefits after consummation of the Merger, including among others, that: (a) State Auto will not terminate any employees of the Company or its subsidiaries as a result of the Merger; and (b) State Auto will maintain employee benefits substantially similar to those currently provided to employees of the Company and its subsidiaries. For a more detailed description of the employment and employee benefits to be provided by State Auto after consummation of the Merger, see Section 7.10 of the MIGI Merger Agreement, which is included as Annex I to this Information Statement. See also, "THE MIGI MERGER AGREEMENT-Plans for the Company."

     Indemnification

     Pursuant  to the MIGI  Merger  Agreement,  the  Company  and the  Surviving
Company are obligated to provide certain indemnification to the present and former officers and directors of the Company and to maintain for a period of six years after the Effective Time the Company's directors' and officers' liability insurance for the persons currently covered, under comparable terms of the current coverage.

     Board Positions

     Norma J. Oman, Ramon L. Humke, John T. Hackett, James D. Price and Sarah W. Rowland, members of the Board, are also directors of Meridian Mutual. In addition, pursuant to the MIGI Merger Agreement, each of the members of the Board, together with Martha D. Lamkin, Douglas W. Huemme and G. Benjamin Lantz, Jr., who are currently members of the Meridian Mutual Board, will serve as members of an Advisory Board created by State Auto for a period of three years after the Effective Time. Members of the Advisory Board (other than Ms. Oman and Mr. Humke) will receive a fee of $5,000 per year for their service on the Advisory Board. State Auto has agreed to appoint one person designated by Meridian Mutual to the Board of Directors of each of State Auto and STFC. It is currently contemplated that Ms. Oman would join the State Auto board and Mr. Humke would join the STFC board. See "THE MIGI MERGER AGREEMENT-Board of Directors; Corporate Governance."

Management Services Agreement

     Under a Management Services Agreement among the Company, Meridian Mutual, and their affiliates (the "Management Services Agreement"), the Company provides to its affiliates the services of its executive, managerial, administrative and other employees, and Meridian Mutual provides to its affiliates its data processing services and the use of its office space, equipment, supplies, communication, and other facilities. In return, each affiliate reimburses the Company and Meridian Mutual for the actual incurred cost of said services in accordance with the terms of the Management Services Agreement. During 2000, the Company paid Meridian Mutual $390,000 for administrative and other services pursuant to the Management Services Agreement. The Management Services Agreement is effective as of January 1, 1997 and continues thereafter subject to any party providing 30 days' written notice that such party intends to cease participation. The Management Services Agreement provides that it may not be assigned by any party without the prior written consent of the other parties.

Reinsurance Pooling Agreement

     The Reinsurance Pooling Agreement covers all of the property and casualty insurance written by the Meridian Pooled Companies. Premiums, losses, loss adjustment expenses, and the underwriting and administrative expenses of the Meridian Pooled Companies are shared according to established percentages. Currently, the participation percentages are as follows: the Company's insurance subsidiaries--74%; Meridian Mutual--22%; and Meridian Citizens Mutual--4%. These participation percentages were fixed with reference to the relative surplus positions of the parties. The Company's and Meridian Mutual's audit committees have the responsibility of monitoring the parties' relationships under the Reinsurance Pooling Agreement. These committees have established the procedures they have deemed necessary and appropriate for this process. Their guidelines provide for reviewing the participation percentages at least annually and referring any decision to change the participation percentages to the pooling agreement committees of the Company and Meridian Mutual.

     The Company's business and operations are integrated with and dependent upon Meridian Mutual's business and operations. Management of the Company and Meridian Mutual will decide which expenses relate to underwriting (which will be shared by the parties under the Reinsurance Pooling Agreement) and which assets and liabilities will be transferred among the Meridian Pooled Companies and what their values are.

     The Reinsurance Pooling Agreement does not have established procedures for making these decisions. The Company and Meridian Mutual do not always have the same interests. Their interests conflict when it comes to establishing participation ratios under the Reinsurance Pooling Agreement, allocating expenses unrelated to insurance underwriting, and the Company's dividend policy. Their interests may or may not be in conflict regarding business and investment philosophies, profit objectives, cash management and possibly other matters.

     The wording of the Reinsurance Pooling Agreement itself eliminates some potential conflicts. For instance, it does not matter which Meridian Pooled Company insures a particular pooled risk because the operating results of all the participants depend on the results of the total business covered by the Reinsurance Pooling Agreement. Therefore, the Meridian Pooled Companies will have identical loss and loss adjustment expense ratios and virtually identical expense ratios. When the interests of the Company and Meridian Mutual conflict, the directors of the Company make decisions based on their fiduciary duties to the shareholders, and the directors of Meridian Mutual make decisions based on their fiduciary duties to the Meridian Mutual policyholders. However, individuals who are directors of both the Company and Meridian Mutual owe fiduciary duties to both the shareholders of the Company and the policyholders of Meridian Mutual. There are no procedures for having only disinterested directors make those decisions.

     Future events that could affect the participation percentages among the Meridian Pooled Companies include Meridian Mutual's receipt of dividends on Common Shares it owns, changes in the capital structure or asset values of any of the parties to the Reinsurance Pooling Agreement, different effective rates of income taxation or other factors which disproportionately affect the surplus of the Meridian Pooled Companies.

     The Reinsurance Pooling Agreement has no fixed term. The Reinsurance Pooling Agreement will stay in effect with regard to any one party until both Meridian Mutual and that party decide to end the agreement. A vote by shareholders is not necessary to amend or terminate the Reinsurance Pooling Agreement. If the Reinsurance Pooling Agreement were terminated, the terminating party would transfer back to Meridian Mutual the liabilities ceded by Meridian Mutual plus an equal amount of assets, and Meridian Mutual would transfer back to the terminating party the liabilities ceded by the terminating party plus an equal amount of assets.

     Terminating the Reinsurance Pooling Agreement will not affect the Company's ownership of all the outstanding common shares of Meridian Security, Meridian Citizens Security, and ICO. The Reinsurance Pooling Agreement cannot be terminated or the participation percentages changed unless the Indiana and Ohio Departments of Insurance give their approval. This requirement is for the protection of policyholders of Meridian Security, Meridian Citizens Security, ICO, Meridian Citizens Mutual, and Meridian Mutual, and not for the protection of shareholders of the Company.

     Because the insurance business of Meridian Mutual will be removed from the Reinsurance Pooling Agreement as a result of the Merger, it is anticipated that the Reinsurance Pooling Agreement will be amended in various respects, including modifications to the respective participation percentages of the remaining parties (Meridian Security, Meridian Citizens Security, Meridian Citizens Mutual, and ICO) if the Merger is approved. Such amendment will be subject to review and approval by the Indiana and Ohio Departments of Insurance.

Indemnification and Insurance

     Pursuant to the MIGI Merger Agreement, the Company or the Surviving Company, as the case may be, will provide current indemnification existing in favor of the Company's or its subsidiaries' present and former employees, directors, agents or officers against all losses, claims, damages and expenses for matters arising in connection with matters existing at or prior to the Effective Time. State Auto has also agreed to provide, for a period of six years following the consummation of the Merger, directors' and officers' liability insurance coverage to the persons currently covered by the Company's directors' and officers' liability insurance policy under terms that are comparable to those provided to such officers and directors prior to the Merger.

     In addition, the MIGI Merger Agreement provides that prior to the Effective Time, the Company shall purchase an extended reporting period endorsement under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company which shall provide the directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to the insured person than, the directors' and officers' liability insurance coverage presently maintained by the Company.

No Shareholder Dissenters' Rights

     Shareholders are not entitled to any dissenters' rights in connection with the Merger. The MIGI Merger Agreement and the Merger must be approved by the shareholders at a special meeting held for that purpose. Under Indiana law, if on the Record Date the Company's Common Shares were traded on Nasdaq, holders of the Common Shares are not entitled to dissenters' rights in connection with a merger. The Company's Common Shares were quoted on Nasdaq on April 23, 2001, the record date for the Special Meeting. As a result, shareholders are not entitled to assert dissenters' rights in connection with the Merger. A copy of Section 23-1-44-8 of the Indiana Business Corporation Law is included in this Information Statement as Annex III.

Litigation

     On August 30, 2000, a complaint and declaratory judgment action was filed by AUIC, Meridian Insurance Group Acquisition Corporation, and Gregory M. Shepard (collectively, the "Shepard Group") in the United States District Court, Southern District of Indiana, against the Company and its directors. See "THE MERGER - Background of the Merger." On December 8, 2000, the Shepard Group filed an Amended Complaint and a Motion for Preliminary Injunction (the "Shepard Motion") seeking to enjoin the Merger.

     The Shepard Motion asserts, among other things, that the defendants breached their fiduciary duties to the shareholders by entering into the MIGI Merger Agreement because their motives were to prevent the Shepard Group from acquiring the Company and to advance the individual defendants' personal interests by entrenching the positions of certain senior management. The Shepard Motion also asserts that the individual defendants did not act in accordance with the standard of conduct required of directors under Indiana law in connection with their evaluations of various strategic alternatives available to the Company, their approval of the Merger and their agreement to the break-up fee and no solicitation provisions in the MIGI Merger Agreement.

     On December 18, 2000, the Company and the individual defendants filed a motion to dismiss the amended complaint and the Shepard Motion, asserting, among other things, that the claims made in the Shepard Motion are barred by the Indiana Dissenters' Rights statute and that the claims are derivative in nature and, as such, must be brought, if at all, in the Company's name for the benefit of all shareholders. The Company believes that the claims in the Shepard Motion are without merit and intends to vigorously defend against and pursue dismissal of these claims.

Accounting Treatment

     The Merger will be accounted for as a purchase of the Company by State Auto in accordance with statutory accounting practices ("SAP"), whereby the purchase price will be allocated based upon the historic statutory book values of the admitted assets acquired and the statutory liabilities assumed by State Auto with the excess being recorded as goodwill.

Certain United States Federal Income Tax Consequences

     The receipt of cash in exchange for Common Shares pursuant to the Merger will be a taxable transaction for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"), and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the amount of cash received by the shareholder pursuant to the Merger and the aggregate tax basis in the Common Shares sold by the shareholder. Gain or loss will be calculated separately for each block of Common Shares tendered and purchased pursuant to the Merger.

     If Common Shares are held by a shareholder as capital assets, gain or loss recognized by the shareholder will be capital gain or loss, which will be long-term capital gain or loss if the shareholder's holding period for the Common Shares exceeds twelve months. Under present law, long-term capital gains recognized by an individual shareholder will generally be taxed at a maximum federal marginal tax rate of 20%, and long-term capital gains recognized by a corporate shareholder will be taxed at a maximum federal marginal tax rate of 35%. In addition, under present law the ability to use capital losses to offset ordinary income is limited. Shareholders should consult their tax advisors regarding the applicable rate of taxation and their ability to use capital losses against ordinary income.

     The foregoing summary of material federal income tax consequences of the Merger to shareholders is based upon the Code, applicable Treasury regulations thereunder, rulings and pronouncements of the Internal Revenue Service (the "IRS") and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a shareholder and could affect the continuing validity of this summary. This summary assumes that a shareholder holds his or her Common Shares as a capital asset. This summary does not purport to discuss all aspects of United States federal income taxation that may be relevant to a particular shareholder in light of such shareholder's specific circumstances, or to certain types of shareholders subject to special treatment under United States federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions and tax-exempt organizations). No ruling from the IRS has been (or will be) sought as to the United States federal income tax consequences of the Merger. Tax considerations under state, local and foreign laws are not addressed herein.

                            THE MIGI MERGER AGREEMENT

     The following is a summary description of the principal terms and conditions of the MIGI Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the MIGI Merger Agreement, a copy of which is included as Annex I to this Information Statement and incorporated herein by reference. Terms that are not otherwise defined in this summary shall have the meanings set forth in the MIGI Merger Agreement. Shareholders are strongly advised to read the MIGI Merger Agreement in its entirety prior to voting on the proposal to approve and adopt the MIGI Merger Agreement and the Merger.

The Merger

     The MIGI Merger Agreement provides that, following the satisfaction or waiver of the conditions set forth therein, MergerCo will be merged with and into the Company, with the Company continuing as the Surviving Company and each Common Share then outstanding (other than Common Shares owned by State Auto, Meridian Mutual, the Company or its subsidiaries and MergerCo) will, by virtue of the Merger and without any action by the holder thereof, be converted into the right to receive $30.00 per Common Share, in cash, without interest thereon, upon the surrender of the certificate formerly representing such Common Shares. Upon conversion, such Common Shares will no longer be outstanding, will automatically be cancelled and will cease to exist, and each certificate previously evidencing such Common Shares will thereafter represent only the right to receive the Merger Consideration, without any interest.

Effective Time of the Merger

     Subject to the conditions set forth in the MIGI Merger Agreement, the Effective Time of the Merger shall be the last to occur of (a) the filing of the Articles of Merger with the Indiana Secretary of State, or (b) such later time as the parties designate in such filing, provided, however that the Effective Time shall not be more than 31 days from the date of approval by the last Insurance Commission to approve the Merger. The parties to the MIGI Merger Agreement agreed to use reasonable best efforts to assure that the filings contemplated by the MIGI Merger Agreement are made, and the Effective Time occurs, as soon as practicable.

Exchange of Certificates and Payment of Merger Consideration

     Pursuant to the MIGI Merger Agreement, MergerCo will appoint a bank or trust company as the "Exchange Agent" with whom it shall cause MergerCo to deposit, for the benefit of the holders of Common Shares, cash in an amount equal to the aggregate Merger Consideration (the "Exchange Fund"), which the holders of Common Shares will be entitled to receive at the Effective Time. Upon surrender to the Exchange Agent of a certificate (a "Certificate") representing the Common Shares for cancellation, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Common Shares represented by the Certificate, in consideration therefor. Upon such payment, the Certificate shall be cancelled. From and after the Effective Time, until surrendered, each Certificate representing Common Shares shall represent solely the right to receive the Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Common Shares surrendered therefor is registered, it shall be a condition to the right to receive such Merger Consideration that the Certificate be properly endorsed or otherwise be in proper form for transfer and that the person surrendering the Certificate shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     The MIGI Merger Agreement further provides that promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Company all cash, Certificates and other documents in its possession relating to the MIGI Merger Agreement and the transactions contemplated or required thereby, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing Common Shares may surrender such Certificate to the Surviving Company and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration relating thereto without any interest or dividends thereon. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Company of any Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing Common Shares are presented to the Surviving Company or the Exchange Agent, they shall be surrendered and cancelled in return for the payment of the Merger Consideration relating thereto, as provided above. Neither MergerCo, the Company nor the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law. If any Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, and, if required by the Surviving Company, the provision of reasonable and customary indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable to such person pursuant to the MIGI Merger Agreement. The Surviving Company shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to the MIGI Merger Agreement to any holder of Common Shares such amounts as the Surviving Company is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Company, such withheld amounts shall be treated for all purposes of the MIGI Merger Agreement as having been paid to the holder of the Common Shares with respect to which such deduction and withholding was made by the Surviving Company.

     Shareholders should not send their Certificates to the Company, MergerCo, State Auto or any other party at this time. Shareholders will receive a transmittal letter with instructions regarding exchanging their Certificates for the Merger Consideration from the Exchange Agent as soon as practicable after the Effective Time.

Representations and Warranties

     The MIGI Merger Agreement contains representations and warranties by the Company with respect to, among other things, the organization, qualification and capitalization of the Company, the subsidiaries of the Company, the authority of the Company relative to the MIGI Merger Agreement, the absence of violations of law, required governmental filings, the statutory financial statements of the Company's insurance company subsidiaries and their actuarial reserves, the filings of the Company with the SEC, the absence of certain changes or events and of any undisclosed liabilities, compliance with applicable law, properties of the Company, environmental matters, contracts of the Company, litigation, taxes and tax returns, employee benefit plans, labor relations, related-party transactions, insurance, insurance issued by Company subsidiaries and opinion of financial advisor.

     The MIGI Merger Agreement also contains representations and warranties of State Auto and MergerCo with respect to, among other things, their organization and qualification, their authority relative to the MIGI Merger Agreement and the absence of violations of law. Specific to State Auto are representations and warranties regarding consents and approvals, contracts, compliance with laws, the absence of certain litigation and financial ability to perform.

Covenants of the Company

     In the MIGI Merger Agreement, the Company has covenanted and agreed that, among other things, during the period from the date of execution of the MIGI Merger Agreement until the Effective Time, unless State Auto otherwise agrees in writing, or except as otherwise contemplated in the MIGI Merger Agreement, the Company and its subsidiaries will conduct their respective businesses in the ordinary course consistent with past practice and will use all reasonable efforts to preserve intact their business organizations and relationships with third parties (including but not limited to their respective relationships with policyholders, insureds, agents, underwriters, brokers and investment customers) subject to the terms of the MIGI Merger Agreement. In addition, except as otherwise contemplated by the MIGI Merger Agreement, from the date thereof until the Effective Time, without the prior written consent of State Auto, the Company (and in some instances its subsidiaries) shall, among other things: (i) maintain its present business organization and preserve its regular services to and maintain its relationship with policyholders, insurers, reinsurers, and agents;
(ii) not make any changes in its dividend practices, pricing, reinsurance practices, policies, underwriting, or accounting methods; (iii) not incur liabilities or make any capital expenditures in excess of certain dollar amounts; (iv) not enter into any material contract or waive any rights in excess of certain dollar amounts; (v) not agree to any merger, consolidation, demutualization, acquisition, sale of substantially all of its assets or similar transaction (other than a Superior Acquisition Proposal, as hereinafter defined), and shall inform State Auto of any such potential transaction; (vi) not issue or sell any shares, interests, or rights of any kind to acquire an interest in the Company or its subsidiaries; (vii) not adopt, implement or amend any employment, profit-sharing or severance agreement; (viii) not enter into any new reinsurance contracts, or amend or terminate existing ones; and (ix) not make or alter a deemed election relating to taxes.

No Solicitation

     The MIGI Merger Agreement provides that the Company has terminated any discussions or negotiations relating to, or that could reasonably be expected to lead to, an Acquisition Proposal (as defined below). Except as explicitly permitted under the MIGI Merger Agreement, the Company will not, and will not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, directly or indirectly, to: (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding an Acquisition Proposal; or (iii) enter into any agreements, definitive or otherwise, regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of the MIGI Merger Agreement by the shareholders of the Company, if the Company receives an Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this provision, the Company may furnish non-public information with respect to the Company and the Company subsidiaries to the person who made such Acquisition Proposal and may participate in discussions and negotiations regarding such Acquisition Proposal if the Board determines (a) based on the advice of legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders under applicable law, and (b) that such Acquisition Proposal is reasonably likely to lead to a Superior Acquisition Proposal.

     The MIGI Merger Agreement also provides that, at any time prior to the approval of the MIGI Merger Agreement by the shareholders, the Board will not:
(i) withdraw or modify in a manner adverse to MergerCo its approval or recommendation of the MIGI Merger Agreement or the Merger; (ii) approve or recommend an Acquisition Proposal to its shareholders; or (iii) cause the Company to enter into any agreement with respect to an Acquisition Proposal, unless in any such case the Board shall have determined in good faith, based on the advice of legal counsel, that failure to do so would be inconsistent with its fiduciary duties to the shareholders under applicable law and, in the case of clause (iii) above, the Company shall have complied with the provisions of the MIGI Merger Agreement regarding pursuing a Superior Acquisition Proposal.

     Pursuant to the MIGI Merger Agreement, an "Acquisition Proposal" is any proposed or actual: (i) merger, consolidation or similar transaction involving the Company; (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company subsidiaries representing 25% or more of the consolidated assets of the Company and the Company subsidiaries; (iii) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 25% or more of the votes associated with the outstanding securities of the Company;
(iv) tender or exchange offer in which (A) any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of or (B) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the outstanding shares of Old Common, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term Acquisition Proposal will not include the Merger and the transactions contemplated thereby. The term "Superior Acquisition Proposal" means an Acquisition Proposal that the Board determines based on the advice of its financial advisors is more favorable to the shareholders than the MIGI Merger Agreement and the transactions contemplated thereby (taking into account all the terms and conditions of such Acquisition Proposal, the MIGI Merger Agreement and the transactions contemplated thereby, including without limitation the price, any conditions to consummation, and the likelihood of such Superior Acquisition Proposal and the transactions being consummated).

     The MIGI Merger Agreement further provides that the Company shall advise MergerCo within 48 hours, in writing of: (i) the receipt of any inquiry, indication of interest or proposal relating to an Acquisition Proposal; (ii) the status of any material developments in the negotiations with respect thereto; and (iii) the taking of any action referred to in the MIGI Merger Agreement regarding any discussions or negotiations relating to an Acquisition Proposal or any action by the Board adverse to the consummation of the Merger.

     The MIGI Merger Agreement provides that, not withstanding the above, the Company may not terminate the MIGI Merger Agreement other than pursuant to the termination provisions contained therein.

Shareholder Approval

     Because State Auto and Meridian Mutual control more than 50% of the votes represented by the Common Shares, there is no need to solicit proxies from other shareholders. Accordingly, this Information Statement has been prepared in lieu of a proxy statement.

Access to Information and Confidentiality

     From the date of the MIGI Merger Agreement until the Effective Time, the Company, each of the Company subsidiaries and each of the Company's and Company subsidiaries' officers, employees and agents will grant State Auto and MergerCo and their respective officers, employees and agents, complete access at all reasonable times and upon reasonable advance notice (which notice shall not be required to be in writing) to such officers, employees, agents, properties, books, records and contracts, and will furnish State Auto and MergerCo such financial, operating and other data and information as State Auto and MergerCo may reasonably request. State Auto and MergerCo will hold in confidence all such information on the terms and subject to the conditions contained in the Confidentiality Agreement between the Company and State Auto dated October 6, 2000 (the "Confidentiality Agreement").

     Pursuant to the MIGI Merger Agreement, MergerCo agrees to be bound by the terms and conditions of the Confidentiality Agreement as if it had executed the Confidentiality Agreement, and the Company is an intended third party beneficiary of the obligations of MergerCo arising thereunder. At the Effective Time, the Confidentiality Agreement will terminate.

     Pursuant to the Confidentiality Agreement, unless otherwise required by law, State Auto will, and will cause its representatives to, hold any such information in confidence until such information otherwise becomes publicly available through no wrongful act of State Auto or its representatives. Unless otherwise required by law, neither State Auto nor its representatives will, without the Company's prior written consent, disclose to any third party that discussions or negotiations regarding a potential acquisition of or other transaction with the Company are taking place. In the event the MIGI Merger Agreement terminates for any reason, State Auto will, and will cause MergerCo and their respective representatives to, return to the Company all information, whether written or in electronic format, furnished by the Company or its representatives to State Auto, MergerCo or their representatives or destroy all information furnished by the Company or any of its representatives to State Auto, MergerCo or their representatives. Neither State Auto nor MergerCo shall use any such information for any purpose. Until the earlier of the date of (i) consummation of the Merger, or (ii) three years from the date of the Confidentiality Agreement, State Auto will not (and will not assist or encourage others, including its subsidiaries, to) solicit for purposes of employment, offer to hire or solicit or encourage any person from discontinuing or canceling any relationship with the Company without the Company's prior written consent. In addition, for a period of three years from the date of the Confidentiality Agreement, State Auto and its representatives agree not to, among other things:
(i) in any manner acquire securities or properties of the Company or any of its subsidiaries, (ii) engage in any merger, consolidation or similar transaction with the Company or any of its subsidiaries, (iii) solicit proxies with respect to voting any Company securities, and (iv) take any action that might require the Company or any of its subsidiaries to make a public announcement regarding the Confidentiality Agreement or the Merger. However, these restrictions will not apply in the event of a Change in Control (as defined in the Termination Benefits Agreement).

Reasonable Best Efforts

     Pursuant to the MIGI Merger Agreement, the Company has agreed to use its reasonable best efforts: (i) to take all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the MIGI Merger Agreement and to cooperate with State Auto and MergerCo to obtain any necessary consents, approvals, orders, exemptions or authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which MergerCo, the Company or any Company subsidiary is a party or by which any of their respective properties or assets are bound;
(ii) to defend all lawsuits or other legal proceedings challenging the MIGI Merger Agreement or the consummation of the transactions contemplated by the MIGI Merger Agreement; (iii) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the MIGI Merger Agreement; (iv) to effect all necessary registrations and filings, including without limitation filings under the HSR Act, if any, and submissions of information requested by any governmental entity; and (v) to execute and deliver any additional instruments necessary to consummate the transactions contemplated by the MIGI Merger Agreement and to carry out fully the purposes of the MIGI Merger Agreement. The Company will use its reasonable best efforts to ensure that the conditions set forth in the MIGI Merger Agreement are satisfied, insofar as such matters are within the control of the Company.

Board of Directors; Corporate Governance

     Following the Effective Time of the Merger, State Auto will establish an Advisory Board consisting of present members of the Boards of Directors of the Company and Meridian Mutual. The Advisory Board, which will be maintained for three years, will be principally concerned with transition and operational integration issues arising as a result of the Merger and will meet upon the call of the chairman of State Auto. Each member of the Advisory Board, other than Norma J. Oman and Ramon L. Humke, will be paid a fee of $5,000 per year by State Auto.

Certain Benefits; Indemnification and Insurance

     The MIGI Merger Agreement provides certain indemnification rights to present and former directors, officers, employees and agents of the Company and its subsidiaries. The MIGI Merger Agreement also provides certain group benefits to employees of the Company and its subsidiaries and severance benefits to the Company's executive officers. See "THE MERGER - Interests of Certain Persons in the Merger."

Conditions to the Merger

     The respective obligations of each party to the MIGI Merger Agreement to effect the Merger is subject to the parties' fulfillment or waiver of the following conditions at or prior to the closing of the transactions contemplated by the MIGI Merger Agreement: (i) the MIGI Merger Agreement and the transactions contemplated thereby must have received the approval of the shareholders of the Company; (ii) any waiting period or extension thereof applicable to the consummation of the Merger under the HSR Act must have expired or terminated;
(iii) all conditions precedent to the Mutual Merger shall have been satisfied or waived; (iv) any regulatory approvals, including approvals from required state insurance administrators and any other required authorizations from any governmental entity must have been obtained; (v) all third-party or other consents must have been obtained; (vi) no preliminary or permanent injunction, order or ruling by a court or other governmental entity shall be in effect rendering the Merger illegal or preventing the consummation of the transactions contemplated by the MIGI Merger Agreement; (vii) the representations and warranties of each of the parties must be true and correct in all material respects as of the closing of the transactions contemplated by the MIGI Merger Agreement; (viii) each of the parties must have complied with its covenants in all material respects; (ix) there shall not have been a Material Adverse Change (as defined in the MIGI Merger Agreement) in the Company and its subsidiaries or State Auto and MergerCo taken as a whole, excluding changes that affect the insurance industry or the United States securities markets generally, and excluding any adverse effect resulting from the announcement of the Merger, the execution of the MIGI Merger Agreement or the consummation of the Merger with respect to the Company, State Auto or MergerCo; and (x) each of the parties must have delivered certain legal opinion letters and State Auto must have received a favorable tax opinion.

Termination

     The MIGI Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after shareholder approval thereof:

     (i) by mutual consent;

     (ii) by either party, if the shareholders do not approve the MIGI Merger Agreement and the Merger;

     (iii) by either party, if a governmental entity has entered an injunction, order or decree, that has become final and nonappealable, restraining or enjoining the Merger;

     (iv) by either party, if, without a material breach of the MIGI Merger Agreement by the terminating party, the Merger has not occurred by July 1, 2001;

     (v) by either party, if the Mutual Merger Agreement has been terminated for any reason. However, if the Mutual Merger Agreement is terminated as a result of a breach of the Mutual Merger Agreement by one party, then only the non-breaching party may terminate the MIGI Merger Agreement under this provision and, if the breach of the Mutual Merger Agreement was willful, such breach will also constitute a willful breach of the MIGI Merger Agreement, and will grant the non-breaching party the right to receive from the breaching party the payment of liquidated damages;

     (vi) by the Company, if MergerCo or State Auto has breached its representations, warranties, covenants or other agreements contained in the MIGI Merger Agreement. If the breach by MergerCo or State Auto was willful, State Auto must pay the Company $25,000,000 as liquidated damages. If the breach was not willful, State Auto must pay only the out-of-pocket costs and expenses incurred in connection with the MIGI Merger Agreement and the transactions contemplated thereby;

     (vii) by MergerCo, if the Company has breached its representations, warranties, covenants or other agreements contained in the MIGI Merger Agreement. If the breach by the Company was willful, the Company must pay MergerCo $10,000,000 as liquidated damages. If the breach was not willful, the Company must pay only the out-of-pocket costs and expenses incurred in connection with the MIGI Merger Agreement and the transactions contemplated by the MIGI Merger Agreement;

     (viii) by the Company, to effect a Superior Acquisition Proposal. Prior to terminating (a) the Company must have paid to MergerCo the Break-Up Fee of $25,000,000 and all of the out-of-pocket costs and expenses incurred by MergerCo in connection with the transaction, and
     (b) the Company must give MergerCo five days' prior written notice of its decision to terminate;

     (ix) by MergerCo, if (a) the Company enters into a definitive agreement to effect a Superior Acquisition Proposal, or (b) the Board withdraws or modifies its recommendation to shareholders to approve the MIGI Merger Agreement or the Merger. In either case, such a termination by MergerCo would result in payment of the Breakup Fee by the Company to MergerCo;

     (x) the Company would also be required to pay MergerCo $10,000,000 in liquidated damages if the Mutual Merger Agreement were terminated by Meridian Mutual because its Board of Directors failed to reapprove the Mutual Merger as required by Indiana law after it had received a favorable update of A.G. Edwards' fairness opinion. If at any time during the 12 months following a termination in these circumstances the Company accepts an offer for or otherwise enters into an Acquisition Proposal with another person, the Company will be required to pay to MergerCo an additional $15,000,000 (i.e., the remaining portion of the Break-Up Fee); and

     (xi) State Auto will be required to pay the Company $25,000,000 in liquidated damages if the Mutual Merger Agreement is terminated by State Auto because its Board of Directors failed to reapprove the Mutual Merger as required by Indiana law.

Fees and Expenses

     The MIGI Merger Agreement provides that except in the event of termination, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the MIGI Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such costs and expenses.

     The Company will pay a $25,000,000 Break-Up Fee if: the Company terminates the MIGI Merger Agreement to pursue a Superior Acquisition Proposal; or if the Board withdraws its recommendation that the shareholders approve the MIGI Merger Agreement. Also, the Company must pay State Auto $10,000,000 in liquidated damages if the Board of Directors of Meridian Mutual fails to reapprove the Mutual Merger Agreement, thereby terminating the Mutual Merger Agreement. If during the 12 months following such a termination the Company enters into a Superior Acquisition Proposal, then the Company must pay State Auto an additional $15,000,000 (the remaining portion of the Break-Up Fee). See "- Termination."

Amendment

     The MIGI Merger Agreement may be amended by the parties by an instrument in writing signed by each of the parties at any time before the Effective Time; provided, however, that after the MIGI Merger Agreement is approved by the shareholders, no such amendment or modification may reduce the amount or change the form of consideration to be delivered to the shareholders.

Plans for the Company

     State Auto has made certain commitments with respect to the operations of the Company after the consummation of the Merger. Pursuant to the MIGI Merger Agreement, following the Effective Time:

     o State Auto will establish and maintain for three years following the Effective Time an Advisory Board consisting of the former directors of the Company and of Meridian Mutual to address transition and operational integration issues arising as a result of the Merger. See "THE MIGI MERGER AGREEMENT-Interests of Certain Persons in the Merger:
          Board Positions" and "-Board of Directors; Corporate Governance";

     o State Auto will maintain in full force and effect the 11 Termination Benefits Agreements currently in force between the Company or the Company subsidiaries and certain executives of the Company or the Company subsidiaries to assure the continued service of the Company's executive officers and other key employees following the consummation of the Merger. See "THE MERGER - Interests of Certain Persons in the Merger; Severance Arrangements";

     o The Meridian name shall continue to be used by the Surviving Company and the Company subsidiaries with respect to operations within Indiana in a manner which is consistent with the manner in which such name has been used by the Company and the Company subsidiaries with respect to operations within Indiana prior to the Merger. With respect to operations outside of Indiana (and particularly in states in which both the Company and the Company subsidiaries on one hand, and State Auto and its affiliates on the other hand, have a solid presence), the Company and State Auto will consider use of the Meridian name on a case-by-case basis taking into account commercially reasonable factors;

     o The Company's office building in Indianapolis will become a regional office for State Auto and its affiliates, handling the existing books of business of the Company subsidiaries and the business of State Auto and its affiliates in Indiana and Illinois after consummation of transactions contemplated by the Mutual Merger. The Company and State Auto will jointly develop a business plan with respect to operations in states in which both the Company and the Company subsidiaries on one hand, and State Auto and its affiliates on the other hand, have a solid presence;

     o State Auto will not terminate, and will not allow or cause any of its affiliates to terminate, as a result of the Merger, any Current Company Employee. See "THE MERGER - Interests of Certain Persons in the Merger - Continuation of Company Group Benefits";

     o State Auto will provide Current Company Employees with employee benefits substantially equivalent to those they had prior to the Merger. No employee benefits offered by the Company to Current Company Employees prior to the Merger will be reduced or eliminated prior to December 31, 2002. See "THE MERGER - Interests of Certain Persons in the Merger - Continuation of Company Group Benefits";

     o Current Company Employees who are required to take a different job with a lesser salary after the consummation of the Merger as a result of the Current Company Employee's refusal to relocate or of the elimination of the Current Company Employee's position will be guaranteed a certain salary. See "THE MERGER - Interests of Certain Persons in the Merger - Continuation of Company Group Benefits"; and

     o State Auto will maintain a comparable level of involvement in the Indianapolis community as has been maintained by the Company and its subsidiaries prior to the Effective Time, including without limitation providing comparable financial and volunteer support.

Dividends and Distributions

     The MIGI Merger Agreement provides that the Company shall not permit any Company subsidiary to: (i) make or propose to make any change in its dividend practices or policies; (ii) issue or sell any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or to receive any payment based on the value of, the capital stock of or other equity interests in or any securities convertible into shares of any capital stock of or other equity interests in the Company or any Company subsidiary; and (iii) other than in the ordinary course of business and consistent with past practice, declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of the Company or any Company subsidiary or redeem, purchase or otherwise acquire any of the capital stock of the Company or any Company subsidiary.

                         MARKET AND DIVIDEND INFORMATION

     The Common Shares are quoted on Nasdaq under the symbol "MIGI." The last reported sale price of the Common Shares on August 29, 2000 (the last full trading day prior to the public announcement of the Offer) as reported by Nasdaq was $12.75. The last sale price of the Common Shares on October 25, 2000 (the last full trading day prior to the public announcement of the execution of the MIGI Merger Agreement) as reported by Nasdaq was $18.125. The last sale price of the Common Shares on April 23, 2001 (the most recent practicable trading day for which information was available prior to the printing of this Information Statement) as reported by Nasdaq was $29.60.

     The following table sets forth, for the periods indicated, the high and low sale prices for the Common Shares as reported by Nasdaq and the amount of cash dividends paid per Common Share for the periods indicated.


                                      HIGH                 LOW         DIVIDENDS
                                      ----                ----           ----
1999:
  First Quarter.................     $18.41             $13.64             $0.07
  Second Quarter................      15.46              13.30              0.07
  Third Quarter.................      16.19              14.77              0.07
  Fourth Quarter................      15.34              12.00              0.07
2000:
  First Quarter.................     $14.03             $12.25             $0.08
  Second Quarter................      14.25              10.25              0.08
  Third Quarter.................      19.75              11.88              0.08
  Fourth Quarter................      29.13              13.88              0.08
2001:
  First Quarter ................     $29.50             $28.88             $0.08
  Second Quarter
   (through April 23, 2001).....     $29.75             $29.60             $ ---

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Selected financial information is presented below under the captions "Income Statement Data" and "Balance Sheet Data." The data as of and for each of the years in the five-year period ended December 31, 2000, have been derived from the consolidated financial statements of the Company and its subsidiaries, which financial statements have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. This information should be read in conjunction with the Company's consolidated financial statements, the related notes, and the independent auditor's report thereon incorporated herein by reference.

                                     ----------------------------------------------------------------------
                                                             Year Ended December 31
                                     ----------------------------------------------------------------------
                                        2000           1999            1998           1997           1996
                                        ----           ----            ----           ----           ----
                                                        (in thousands, except share data)

Income Statement Data:
Operating data:
    Premiums earned                  $217,176       $ 199,420      $ 189,188       $ 194,587      $ 167,304
    Net investment income              16,119          16,325         17,246          16,372         14,908
    Realized investment gains          10,388           6,699          7,342           4,477          3,794
    Other income (expense)                580             (15)           (59)          1,042            563
       Total revenues                 244,263         222,429        213,717         216,478        186,569

    Losses and loss adjustment        192,384         150,218        136,620         149,219        130,101
    General operating expenses         16,165          16,686         16,686          16,505         13,767
    Interest expense                      529             532            672             732            308
    Amortization expenses              49,889          45,566         42,918          42,894         36,443
       Total expenses                 258,967         212,992        196,896         209,350        180,619

    Income before taxes and
     change in accounting method      (14,704)          9,437         16,821           7,128          5,950

    Income taxes (benefit)             (6,942)          1,893          4,670             207            150
    Income before change in
     accounting method                 (7,762)          7,544         12,151           6,921          5,800

    Cumulative effect of change
     in accounting method, net of
     tax                                  ---            (294)           ---             ---            ---
    Net Income                       $ (7,762)      $   7,250      $  12,151       $   6,921      $   5,800
    Weighted average shares
     outstanding*                       7,871           7,969          8,021           8,087          8,203
    Basic earnings per share*        $  (0.99)      $    0.91      $    1.51       $    0.85   $       0.71
    Diluted earnings per share*      $  (0.99)      $    0.90      $    1.50       $    0.85   $       0.70
Dividends declared per share*        $   0.32       $    0.30      $    0.27       $    0.26   $       0.26
    Underwriting ratios
     (statutory basis)
    Loss and loss adjustment
     expense                             88.6%           75.3%          71.8%           76.8%          78.0%
    Expense ratio                        28.8%           30.1%          31.1%           30.3%          30.0%
    Combined ratio                      117.4%          105.4%         102.9%          107.1%         108.0%

Balance Sheet Data at end of
period:
    Total investments                 295,904       $ 299,578      $ 313,822       $ 308,427      $ 281,689
    Total assets                      398,891         398,223        408,858         413,586        397,798
    Total liabilities                 272,439         261,414        266,889         281,692        275,624
    Shareholders' equity              126,452         136,809        141,969         131,894        122,174
    Shareholders' equity per
     share*                          $  16.07       $   17.26      $   17.82       $   16.45      $   14.89

*    Retroactively restated to reflect the 10 percent stock dividends declared in December 1999 and 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information as of April 23, 2001 regarding the beneficial ownership of the Company's Common Shares by: (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company; (ii) all directors; (iii) each of the Company's officers; and
(iv) all current directors and officers as a group.

                         Person                                Number of Shares         Percentage of Class
                         ------                                ----------------         -------------------
Meridian Mutual Insurance Company                                3,811,500 (1)                48.3%

Gregory M. Shepard                                               1,588,400 (2)                20.1%
15 Country Club Place
Bloomington, Illinois 61701

State Automobile Mutual Insurance Company                        4,501,680 (3)                 8.7%
518 East Broad Street
Columbus, Ohio 43215

Directors:

     Norma J. Oman                                                 180,728 (4)                 2.2%
     Ramon L. Humke                                                 24,339 (5)                  *
     John T. Hackett                                                12,248 (5)                  *
     Joseph D. Barnette, Jr.                                        14,513 (5) (6)              *
     David M. Kirr                                                  14,513 (5)                  *
     Thomas H. Sams                                                  9,318 (7) (8)              *
     James D. Price                                                 22,263 (5) (9)              *
     Sarah W. Rowland                                                8,948 (5)                  *

Officers:

     Steven R. Hazelbaker                                           42,559 (10)                 *
     Carl W. Buedel                                                 46,492 (11)                 *
     Timothy J. Hanrahan                                            39,787 (12)                 *
     Steven E. English                                                   0                      *
     Susan C. Bowron-White                                           3,117 (13)                 *

All  directors  and  executive  officers  as a group (13           418,825 (14)                5.1%
persons)

* The asterisk means this person beneficially owns less than one percent of the Common Shares.



                                       52

(1) Pursuant to the Voting Agreement between Meridian Mutual and State Auto dated October 25, 2000, State Auto has shared voting power, but no investment power, with respect to the 3,811,500 Common Shares held by Meridian Mutual.

(2) This number is based on a copy of a Schedule 13D/A filed by Gregory M. Shepard with the Securities and Exchange Commission on December 8, 2000.

(3) This information regarding State Auto is based on information provided by State Auto, including a copy of a Schedule 13D filed jointly by State Auto and MIGI Acquisition Corp. with the Securities and Exchange Commission on January 11, 2001. This number includes 3,811,500 shares owned by Meridian Mutual as to which State Auto shares voting power pursuant to the Voting Agreement but has no investment power.

(4) This number includes 141,814 Common Shares Ms. Oman has the option to purchase under the Company's Incentive Stock Plans.

(5) This number includes options to purchase 7,260 Common Shares granted under the Company's 1994 Outside Director Stock Option Plan.

(6) This number includes 2,420 Common Shares held by Mr. Barnette's spouse. Mr. Barnette shares voting and dispositive power with respect to these Common Shares.

(7) This number includes 1,210 Common Shares owned by Waldemar Industries, Inc., which is principally owned by Mr. Sams.

(8) This number includes options to purchase 6,050 Common Shares granted under the Company's 1994 Outside Director Stock Option Plan.

(9) This number includes 2,420 Common Shares held by Mr. Price's spouse and 1,210 Common Shares held under a retirement account for the benefit of Mr. Price.

(10) This number includes 39,833 Common Shares Mr. Hazelbaker has the option to purchase under the Company's Incentive Stock Plans and approximately 1,118 Common Shares held by the Company's 401(k) Plan.

(11) This number includes 28,561 Common Shares Mr. Buedel has the option to purchase under the Company's Incentive Stock Plans.

(12) This number includes 24,261 Common Shares Mr. Hanrahan has the option to purchase under the Company's Incentive Stock Plans.

(13) This number includes 2,420 Common Shares Ms. Bowron-White has the option to purchase under the Company's Incentive Stock Plans and approximately 343 Common Shares held by the Company's 401(k) Plan.

(14) This number includes 286,499 Common Shares subject to options to purchase under the Company's Incentive Stock Plans or the Company's 1994 Outside Director Stock Option Plan. Common Shares directly owned by Meridian Mutual are not included in this number.


                                  OTHER MATTERS

     The Board knows of no business which will be presented for consideration at the Special Meeting other than that described above.

May 1, 2001



                                           By Order of the Board of Directors,



                                           /s/ Norma J. Oman
                                           -------------------------------------
                                           Norma J. Oman
                                           President and Chief Executive Officer

                                     ANNEX I
                                     -------

                          AGREEMENT AND PLAN OF MERGER

                   STATE AUTOMOBILE MUTUAL INSURANCE COMPANY,


                             MIGI ACQUISITION CORP.,
                                       and
                         MERIDIAN INSURANCE GROUP, INC.



                                October 25, 2000

                         AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is made as of October 25, 2000, among State Automobile Mutual Insurance Company, an Ohio mutual insurance company ("Parent"), MIGI Acquisition Corp., an Indiana corporation and a wholly-owned subsidiary of Parent ("MergerCo"), and Meridian Insurance Group, Inc., an Indiana corporation (the "Company").

Background Information

     A. The respective Boards of Directors of MergerCo and the Company have approved the merger of MergerCo with and into the Company (the "Merger") in accordance with the Indiana Business Corporation Law (the "IBCL" or the "Merger Law"), and, upon the terms and subject to the conditions set forth in this Agreement, holders of common shares of the Company ("Old Common") issued and outstanding immediately prior to the Effective Time (as hereinafter defined), other than Parent, will be entitled to the right to receive cash. It is intended that the Merger will qualify, for federal income tax purposes, as a reorganization under Section 368(a) of the Code (as defined below).

     B. The Board of Directors of the Company (the "Company Board") has, in light of and subject to the terms and conditions set forth in this Agreement, determined that the Merger Consideration (as hereinafter defined) to be paid for each share of Old Common in the Merger is fair to the shareholders of the Company and that the Merger is otherwise advisable and fair to and in the best interests of the Company and its Shareholders. The Company Board has approved this Agreement and the Transactions contemplated or required by this Agreement, including the Merger (collectively, the "Transactions"), and has recommended approval and adoption by the shareholders of the Company of this Agreement and the Transactions. In addition, concurrently with the execution of this Agreement, Parent and Meridian Mutual (as defined below) are entering into an Agreement to Merge (the "Mutual Company Agreement"), the transactions contemplated by which are intended to be consummated immediately prior to the consummation of the Merger.

     C. MergerCo, Parent and the Company (collectively, the "Parties") desire to make certain representations, warranties, covenants and agreements in connection with the Transactions and to prescribe various conditions to the Transactions.

Statement of Agreement

     The  Parties   acknowledge   the  accuracy  of  the  foregoing   Background
Information and agree as follows:

                                    ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and MergerCo shall consummate the Merger pursuant to which (a) MergerCo shall be merged with and into the Company and the separate corporate existence of MergerCo shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Indiana, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The articles of incorporation of the Company (the "Articles of Incorporation"), as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until further amended in accordance with law and such Articles of Incorporation. The bylaws of the Company (the "Bylaws") as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation from and after the Effective Time until further amended in accordance with law, the Articles of Incorporation and such Bylaws. The Merger shall have the effects specified in the Merger Law.

                                       A-I - 1

     Section 1.2 Closing. Unless this Agreement shall have been terminated and the transactions contemplated herein shall have been abandoned pursuant to
Section 9.1, and subject to the satisfaction or waiver of the conditions set forth in Article VIII hereof, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., Columbus, Ohio, time, on the second business day after satisfaction or waiver (by the applicable party entitled to the benefit thereof) of all of the conditions set forth in Article VIII hereof (the "Closing Date"), at the offices of Baker & Hostetler LLP, 65 East State Street, Suite 2100, Columbus, Ohio 43215, unless another time, date or place is agreed to in writing by the Parties.

     Section 1.3 Effective Time. As soon as practicable following the execution of this Agreement, the Parties shall cause this Agreement to be provided to the commissioners or superintendents of insurance, as applicable (each, an "Insurance Commissioner"), of the respective states of domicile of the Company Subsidiaries (as defined below) in accordance with the applicable insurance laws of such states (collectively, the "Insurance Laws"). Subject to the conditions set forth in Article VIII of this Agreement, on the Closing Date, MergerCo and the Company shall duly execute and file articles of merger (the "Articles of Merger") with the Secretary of State of the State of Indiana, each in accordance with the Merger Law, and the Merger shall become effective (the "Effective Time") upon the last to occur of (a) the filing of the Articles of Merger with the Indiana Secretary of State and (b) such later time as the Parties may agree to designate in such filing; provided, however, that the Effective Time shall not be more than 31 (thirty-one) days from the date of approval by the last Insurance Commissioner to approve the Merger. Upon the terms and subject to the conditions of this Agreement, the Parties shall use all reasonable efforts to assure that the filings contemplated hereby are made, and the Effective Time occurs, as soon as is practicable.

     Section 1.4 Directors and Officers. The directors and officers of MergerCo immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation. Notwithstanding the foregoing to the contrary, the vice chairman of the Surviving Corporation and the president of the Surviving Corporation, effective as of the Effective Time, shall be Norma J. Oman and Steven R. Hazelbaker, respectively, each of whom shall hold such office from and after the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation.


                                   ARTICLE II
                    EFFECT OF THE MERGER ON THE CAPITAL STOCK
                         OF THE CONSTITUENT CORPORATIONS

     Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of shares of Old Common or any holder of shares of capital stock of MergerCo:

                                       A-I - 2

     (a) Capital Stock of MergerCo. Each common share of MergerCo (the "MergerCo Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

     (b) Cancellation of Treasury Stock and MergerCo-Owned Stock. Each share of Old Common, and all other shares of capital stock of the Company, that are owned by Meridian Mutual Insurance Company, an Indiana mutual insurance company ("Meridian Mutual"), the Company, or any Subsidiary (as defined below) of the Company (a "Company Subsidiary") and all shares of Old Common and other shares of capital stock of the Company owned by MergerCo or Parent, shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

     Section 2.2 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of MergerCo, the Company or the holders of any shares of Old Common:

     (a) Subject to the other provisions of this Section 2.2 and to Section 3.1(i), each share of Old Common issued and outstanding immediately prior to the Effective Time, excluding shares of Old Common owned by Meridian Mutual, the Company, any Company Subsidiary, MergerCo, or Parent, shall be converted into the right to receive Thirty Dollars and Zero Cents ($30.00) per share, payable in cash to the holder thereof, without any interest thereon (the "Merger Consideration"), upon surrender of the Certificate (as defined below) representing such share of Old Common.

     (b) All such shares of Old Common, when converted as provided in Section 2.2(a), shall no longer be considered outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate previously evidencing such shares shall thereafter represent only the right to receive the Merger Consideration as provided herein. The holders of Certificates (as defined below) previously evidencing shares of Old Common outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Old Common except as otherwise provided herein or by law and, upon the surrender of Certificates in accordance with Section 3.1, shall only have the right to receive for their shares of Old Common the Merger Consideration as provided herein, without any interest thereon.

     Section 2.3 Company Stock Options and Related Matters. As of and subject to the occurrence of the Effective Time, each outstanding option, warrant or similar right (including any related stock appreciation right) (an "Option") issued, awarded or granted pursuant to any plan, agreement or arrangement of the Company or any Company Subsidiary and entitling the holder thereof to purchase one or more shares of Old Common (the "Company Stock Plans") shall, as of the Effective Time, become fully vested regardless of the vesting schedule contained in any Option agreement or any of the Company Stock Plans. At the Effective Time, after giving effect to any such vesting, each Option shall be cancelled, and each holder of a cancelled Option shall be entitled to receive, in consideration for the cancellation of such Option, an amount in cash equal to the result obtained when the number of shares of Old Common with respect to which such cancelled Option has not been exercised as of the cancellation of such Option is multiplied by the excess of the Merger Consideration over the exercise price per share of such cancelled Option (such result obtained, the "Spread"). The total consideration to be paid for the cancellation of all Options is hereinafter referred to as the "Option Cancellation Consideration." The amount of Option Cancellation Consideration to be delivered to the holder of any such Options shall be subject to reduction to satisfy applicable withholding tax obligations. With respect to each such Option, the Company shall take, or cause to be taken, prior to the Effective Time, all such action so that each such Option shall be automatically cancelled as of the Effective Time and the holders of each such Option shall only be entitled to receive from the Surviving Company, at the Effective Time or as soon as practicable thereafter, an amount in cash equal to the Spread, if any, in exchange for the cancellation of such Option, subject in each case to applicable withholding tax obligations.

                                       A-I - 3

                                   ARTICLE III
                               PAYMENT FOR SHARES

     Section 3.1 Payment for Shares of Old Common.

     (a) Prior to the Effective Time, MergerCo shall appoint a bank or trust company reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent"). At or prior to the Effective Time, MergerCo shall deposit, or MergerCo shall otherwise take all steps necessary to cause to be deposited, with the Exchange Agent in an account (the "Exchange Fund") the aggregate Merger Consideration to which holders of shares of Old Common shall be entitled at the Effective Time pursuant to Section 2.2(a).

     (b) Promptly after the Effective Time, MergerCo shall cause the Exchange Agent to mail to each record holder of certificates (the "Certificates") that immediately prior to the Effective Time represented shares of Old Common a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent.

     (c) In effecting the payment of the Merger Consideration with respect to shares of Old Common represented by Certificates entitled to payment of the Merger Consideration pursuant to Section 2.2(a) (the "Cashed Shares"), upon the surrender of each such Certificate, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Cashed Shares, in consideration therefor. Upon such payment such Certificate shall forthwith be cancelled.

     (d) From and after the Effective Time until surrendered in accordance with paragraph (c) above, each Certificate representing shares of Old Common shall represent solely the right to receive the Merger Consideration relating thereto. No interest or dividends shall be paid or accrued on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing shares of Old Common surrendered therefor is registered, it shall be a condition to the right to receive such Merger Consideration that the Certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person surrendering such shares of Old Common shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     (e) Promptly following the date which is 180 days after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, Certificates and other documents in its possession relating to the Transactions, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing shares of Old Common may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the Merger Consideration relating thereto without any interest or dividends thereon.

     (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Company of any shares of Old Common which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing shares of Old Common are presented to the Surviving Corporation or the Exchange Agent, they shall be surrendered and cancelled in return for the payment of the Merger Consideration relating thereto, as provided in this Article III.

                                       A-I - 4

     (g) None of MergerCo, the Company or the Exchange Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official in good faith pursuant to any applicable abandoned property, escheat or similar law.

     (h) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the provision of reasonable and customary indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable to such person pursuant to this Agreement.

     (i) The Surviving Corporation shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of shares of Old Common such amounts as the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Old Common with respect to which such deduction and withholding was made by the Surviving Corporation.


                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PARENT

     Section 4.1 Representations and Warranties of MergerCo. MergerCo and Parent, jointly and severally, hereby represent and warrant to the Company as follows:

     (a) Organization. MergerCo is a corporation duly organized and validly existing, for which the most recent required biennial report has been filed in the office of the Indiana Secretary of State and no articles of dissolution have been filed in such office, and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being and proposed to be conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of MergerCo (a "MergerCo Material Adverse Effect").

     (b) Authorization; Validity of Agreement; Necessary Action. MergerCo has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by MergerCo of this Agreement and the consummation of the Transactions have been duly authorized by the Board of Directors of MergerCo (the "MergerCo Board") and by the shareholders of MergerCo, and no other corporate action on the part of MergerCo is necessary to authorize the execution and delivery by MergerCo of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by MergerCo and, assuming the due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of MergerCo enforceable against MergerCo in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                                       A-I - 5

     (c) Ownership. MergerCo is a wholly-owned Subsidiary of Parent.

     (d) Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, applicable Insurance Laws, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the HSR Act (as hereinafter defined), and state securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by MergerCo, the consummation by MergerCo of the Transactions or compliance by MergerCo with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of MergerCo, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (as hereinafter defined), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which MergerCo is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, regulation or other law applicable to MergerCo or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect. For purposes of this Agreement, "Governmental Entity" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

     (e) Formation of MergerCo; No Prior Activities. MergerCo was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date hereof and as of the Effective Time, except for (i) obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement and (ii) this Agreement and any other agreements or arrangements contemplated by this Agreement or in furtherance of the transactions contemplated hereby, MergerCo has not incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

     Section 4.2 Representations and Warranties of Parent. Parent hereby represents and warrants to the Company as follows:

     (a) Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of its state of formation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not reasonably be expected to have a material adverse effect on the business, results of operations or condition (financial or otherwise) of Parent (a "Parent Material Adverse Effect").

     (b) Authorization; Validity of Agreement; Necessary Action. Parent has all requisite power and authority to execute and deliver this Agreement and to consummate the Transactions (subject to the authorizations, consents, and approvals described in Section 4.2(c), below). The execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions have been duly authorized by all necessary action on the part of Parent and no other action on the part of Parent is necessary to authorize the execution and delivery by Parent of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of Parent enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

                                       A-I - 6

     (c) Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, applicable Insurance Laws, the Exchange Act, the HSR Act, and state securities or state "Blue Sky" laws, none of the execution, delivery or performance of this Agreement by Parent, the consummation by Parent of the Transactions or compliance by Parent with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent is a party or by which it or any of its properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule, regulation or other law applicable to Parent or any of its properties or assets, excluding from the foregoing clauses (ii), (iii) and
(iv) such violations, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     (d) Litigation. There are no actions, suits, proceedings, investigations or claims pending against MergerCo or Parent, at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality, whether federal, state, local or foreign, or before any arbitrator, that would, individually or in the aggregate, reasonably be expected to prevent or delay the consummation of the Transactions or to have a Parent Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be.

     (e) No Brokers. Neither MergerCo nor Parent has entered into any contract, arrangement or understanding with any person or firm, other than Philo Smith & Co., which may result in the obligation of such entity or the Company to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions.

     (f) Compliance with Laws. MergerCo and Parent are in compliance with all Applicable Laws (as hereinafter defined), except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (g) Contracts; Debt Instruments. Neither Parent nor any of its Subsidiaries has received a written notice that Parent or any of its Subsidiaries is in violation of or in default under any material loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, nor does any violation or default exist, except to the extent such violation or default would not, individually or in the aggregate, have a Parent Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be.

     (h) Investment Company Act of 1940. Neither Parent nor any of its Subsidiaries is, or at the Effective Time will be, required to be registered under the Investment Company Act (as defined below).

                                       A-I - 7

     (i) Sufficient Funds. Parent has sufficient funds to consummate, and to cause MergerCo to consummate, the Transactions, including, without limitation, to (i) pay, with respect to all shares of Old Common in the Merger, the Merger Consideration pursuant to Section 2.2(a), (ii) pay to the Company all Option Cancellation Consideration provided for in Section 2.3, (iii) perform its post-Closing obligations set forth in Article VII, and (iv) pay all fees and expenses in connection with the Transactions. Parent has provided to the Company true, complete and correct copies of its financing arrangements with respect to the Transactions.

     (j) Complete Disclosure. No representation or warranty by Parent or MergerCo in this Agreement contains, or will contain as of the Effective Time, any untrue statement of a material fact or omits, or will omit as of the Effective Time, a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure schedules delivered at or prior to the execution hereof to MergerCo (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and MergerCo as follows:

     Section 5.1 Existence; Good Standing; Authority; Compliance With Law.

     (a) The Company is a corporation duly organized and validly existing, for which the most recent required biennial report has been filed in the office of the Indiana Secretary of State and no articles of dissolution have been filed in such office. The Company is duly licensed or qualified to do business as a foreign corporation and is in good standing under the laws of any other state of the United States in which the ownership of its property or the conduct of its business makes such qualification necessary, except where the failure to be so licensed or qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (as hereinafter defined). For purposes of this Agreement, an event shall be deemed to have a "Company Material Adverse Effect" if such event has a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries taken as a whole; provided, however, that the effects of changes that are generally applicable to
(i) the insurance industry and the markets for insurance and insurance-related products and the other industries and markets in which the Company and the Company Subsidiaries operate or (ii) the United States securities markets for debt and equity securities, shall be excluded from the determination of a Company Material Adverse Effect; and provided, further, that any adverse effect on the Company or the Company Subsidiaries resulting from the announcement of Parent's proposal to acquire the Company, the execution and announcement of this Agreement, or the Transactions or regulatory approvals contemplated hereby shall also be excluded from the determination of a Company Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

     (b) Except as set forth in Section 5.1 of the Company Disclosure Schedule, each of the Company Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not reasonably be expected to have a Company Material Adverse Effect.

                                       A-I - 8

     (c) Except as set forth in Section 5.1 of the Company Disclosure Schedule, to the knowledge of the Company, the Company and the Company Subsidiaries possess all licenses, permits and other authorizations required to conduct their businesses as now conducted by them, except where the failure to possess such licenses, permits and other authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each Company Subsidiary (i) possesses an Insurance License (as defined below) in each jurisdiction in which it is required to possess an Insurance License and
(ii) is duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company Subsidiary SAP Statements (as defined below). All such Insurance Licenses, including, but not limited to, authorizations to transact reinsurance are in full force and effect without amendment, limitation or restriction, other than as described in the Company Disclosure Schedule, and, to the Company's knowledge, there is no event, inquiry or Proceeding (as defined below) which is reasonably likely to lead to the revocation, amendment, failure to renew, limitation, suspension or restriction of any such Insurance License.

     (d) Except as set forth in Section 5.1 of the Company Disclosure Schedule, to the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered, by any federal, state or local court or governmental authority applicable to the Company or to any of the Company Subsidiaries or to their respective businesses or properties (collectively, the "Applicable Laws"), except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 5.2 Authorization, Validity and Effect of Agreements. Each of the Company and the Company Subsidiaries, as applicable, has the requisite power and authority to enter into the Transactions and to execute and deliver this Agreement. The Company Board has approved this Agreement and the Transactions. Subject only to the approval of this Agreement by the holders of the Old Common, the execution by the Company of this Agreement and the consummation of the Transactions have been duly authorized by all requisite corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, subject to approval by holders of the Old Common, and assuming due and valid authorization, execution and delivery thereof by MergerCo and Parent, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

     Section 5.3 Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of Old Common and 500,000 preferred shares of the Company (the "Preferred Stock"). As of the date of this Agreement, (a) 7,838,219 shares of Old Common were issued and outstanding; (b) zero shares of Preferred Stock were issued and outstanding; and (c) 445,302 shares of Old Common and zero shares of Preferred Stock were held in the treasury of the Company. All such issued and outstanding shares of Old Common have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Except as set forth in Section 5.3 of the Company Disclosure Schedule, (i) there are no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter, (ii) there are no outstanding options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Company to issue, transfer or sell any shares of capital stock of the Company, (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock, partnership interests or any other securities of the Company or any Company Subsidiary, and (iv) neither the Company nor any Company Subsidiary is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). As of the date hereof, there are no declared but unpaid dividends outstanding with respect to the Old Common.

                                       A-I - 9

     Section 5.4 Subsidiaries. Section 5.4 of the Company Disclosure Schedule sets forth a list of the Company Subsidiaries. Except as set forth in Section
5.4 of the Company Disclosure Schedule, the Company owns directly or indirectly each of the outstanding shares of capital stock or other equity interests of each of the Company Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances. Each of the outstanding shares of capital stock of each of the Company Subsidiaries that is a corporation has been duly authorized and validly issued and is fully paid and nonassessable. Except as set forth in Section 5.4 of the Company Disclosure Schedule or in Schedule D to the Company's or any Company Subsidiary's statutory annual statement as amended from time to time to reflect the Company's or such Company Subsidiary's investment activity in the ordinary course of business, neither the Company nor any Company Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, limited liability company, joint venture, business, trust or other entity (other than investments in short-term investment securities and trade receivables).

     Section 5.5 No Violation; Consents. Neither the execution and delivery by the Company of this Agreement nor the consummation by the Company of the Transactions in accordance with the terms hereof will conflict with or result in a breach of any provisions of the Articles of Incorporation, Bylaws, or other organizational documents of the Company or of any Company Subsidiary. Except as set forth in Section 5.5 of the Company Disclosure Schedule, to the knowledge of the Company, the execution and delivery by the Company of this Agreement and consummation by the Company of the Transactions in accordance with the terms hereof will not violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Company
Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of (a) any note, bond, mortgage, indenture, deed of trust or (b) any license, permit, contract, agreement or obligation to which the Company or any of the Company Subsidiaries is a party, or by which the Company or any of the Company
Subsidiaries or any of their properties is bound, except as would not (i) prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, or (ii) individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Other than the filings provided for in the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and the Exchange Act or applicable state securities and "Blue Sky" laws, and other than filings required by the Insurance Commissioners and state Governmental Entities with regulatory authority over the Company Subsidiaries, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and consummation of the Transactions do not, require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, except as would not (A) prevent or delay consummation of the Merger in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect or (B) individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                                       A-I - 10

     Section 5.6 SEC Documents; Financial Matters.

     (a) The Company has filed all forms, reports and documents required to be filed by it with the SEC (collectively, the "Company SEC Reports"), in accordance with the Exchange Act, the Securities Act and the rules and regulations promulgated thereunder (the "Securities Laws"). Each of the consolidated balance sheets of the Company included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of its date, and each of the consolidated statements of income, retained earnings and cash flows of the Company included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, retained earnings or cash flows, as applicable, of the Company and the Company Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by Form 10-Q pursuant to Section 13 or 15(d) of the Exchange Act.

     (b) The Company has previously made available to Parent and MergerCo true and complete copies of the following: (i) the Annual Statements (as defined below) for each Company Subsidiary as of and for the years ended December 31, 1997, 1998 and 1999; (ii) the Quarterly Statement (as defined below) for each Company Subsidiary as of and for the calendar quarters ended March 31, June 30, and September 30, 2000; (iii) any supplemental or separate statutory annual statements or quarterly statements for any Company Subsidiary for any of the periods ended December 31, 1997, 1998 or 1999 or March 31, June 30, and September 30, 2000 that are filed with any insurance Governmental Entity and that differ from the Annual Statements or the Quarterly Statements described in
Section 5.6(b)(i) or (ii), above; and (iv) the audited SAP (as defined below) balance sheets of each Company Subsidiary as of December 31, 1997, 1998 and 1999 and the related audited summary of operations and statements of change in capital and surplus and cash flows of each Company Subsidiary for each of such years, together with the notes related thereto and the reports thereon of PricewaterhouseCoopers LLP (collectively with the items described in Section
5.6(b)(i), (ii) and (iii), the "Company Subsidiary SAP Statements"). Since December 31, 1999, the Company has filed, or caused to be filed, all SAP Statements required to be filed with or submitted to the appropriate regulatory authorities, except for such filings or submissions, the failure so to file or submit is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each Company Subsidiary SAP Statement complied (and, as to SAP Statements filed after the date of this Agreement, will comply) in all material respects with all Applicable Laws when so filed, and all material deficiencies with respect to any such Company Subsidiary SAP Statement have been cured or corrected. Each Company Subsidiary SAP Statement (and the notes related thereto) referred to in Section 5.6(b)(i), (ii) and (iv), above, was prepared (and, as to SAP Statements filed after the date of this Agreement, will be prepared) in accordance with SAP and presents (and, as to SAP Statements filed after the date of this Agreement, will present) fairly, in all material respects, the financial position of the Company Subsidiary to which such SAP Statement applies as of the respective dates thereof and the related summaries of operations and changes in capital and surplus and cash flows of such Company Subsidiary for the respective periods covered thereby. To the Company's knowledge, each Company Subsidiary SAP Statement (including the notes related thereto) referred to in Section 5.6(b)(iii) hereof was prepared (or, in the case of similar SAP Statements filed after the date of this Agreement, will be prepared) in accordance with the statutory accounting practices required by the insurance Governmental Entity in the jurisdiction in which such statement was (or will be) filed.

                                       A-I - 11

     (c) Except as set forth in Section 5.6(c) of the Company Disclosure Schedule, with respect to each Company Subsidiary, the aggregate actuarial reserves and other actuarial amounts held in respect of Liabilities (as defined below) with respect to Insurance Contracts (as defined below) of such Company Subsidiary as established or reflected in its December 31, 1999 Annual Statement and in its September 30, 2000 Quarterly Statement: (i)(A) were determined in accordance with generally accepted actuarial standards consistently applied, (B) were fairly stated, in all material respects, in accordance with sound actuarial principles, and (C) were based on actuarial assumptions that are in accordance with or are more conservative than those specified in the related Insurance Contracts; and (ii) complied with, in all material respects, the requirements of the Insurance Law of the jurisdiction applicable to such Company Subsidiary. Each Company Subsidiary owns Assets (as defined below) that qualify as admitted assets under applicable Insurance Laws in an amount at least equal to the sum of such Company Subsidiary's statutory reserves and other similar amounts.

     Section 5.7 Litigation. Except as disclosed in the Company SEC Reports or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, to the knowledge of the Company there are no actions, suits, proceedings, investigations or claims pending or threatened against the Company, at law or in equity, or before or by any court, commission, governmental department, board, bureau, agency, administrative officer or executive, or instrumentality (including, without limitation any actions, suits, proceedings or investigations with respect to the Transactions contemplated by this Agreement), whether federal, state, local or foreign, or before any arbitrator.

     Section 5.8 Absence of Certain Changes. Except as set forth in Section 5.8 of the Company Disclosure Schedule and except as disclosed in the Company SEC Reports filed after December 31, 1999, since January 1, 2000, the Company and the Company Subsidiaries have conducted their businesses in the ordinary course of business and there has not been: (a) any event or events that have taken place that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or (b) except as required by SAP or any Applicable Law, any action taken by the Company that would require the consent of MergerCo under Section 6.1 if taken after the execution of this Agreement.

     Section 5.9 Taxes.

     (a) Except as set forth in Section 5.9 of the Company Disclosure Schedule, each of the Company and the Company Subsidiaries has filed all Tax Returns (as hereinafter defined) which the Company was required to file (after giving effect to any filing extension granted by a Governmental Entity), and has paid all Taxes (as hereinafter defined) required to be paid by it, except, in each case, where the failure to file such Tax Returns or pay such Taxes would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending. Except as set forth in Section 5.9 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is a party to any Tax sharing agreement, or agreement for an exemption with any Governmental Entity.

     (b) For purposes of this Agreement, "Taxes" means all federal, state, local and foreign income, property, sales, franchise, employment, payroll, withholding, estimated minimum, excise and other taxes, tariffs and governmental charges of any nature whatsoever, together with any interest, penalties or additions to tax with respect thereto.

                                       A-I - 12

     (c) For purposes of this Agreement, "Tax Returns" means all reports, returns, declarations, statements and other information required to be supplied to a taxing authority in connection with Taxes, including any amendments thereof.

     Section 5.10 Properties.

     (a) All of the real estate properties owned or leased by the Company or any of the Company Subsidiaries are set forth in Section 5.10 of the Company
Disclosure  Schedule.  Except  as set  forth  in  Section  5.10  of the  Company
Disclosure Schedule, the Company or a Company Subsidiary owns good and marketable title to each of the owned real properties identified in Section 5.10 of the Company Disclosure Schedule (the "Company Properties") free and clear of all liens, mortgages, hypothecations, deeds of trust, deeds to secure debt, pledges, security interests, charges, claims, levies or other encumbrances of any kind (collectively, "Liens"), other than Liens which secure indebtedness which is properly reflected in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K"), or in a Company SEC Report filed subsequent to the filing of the Form 10-K.

     (b) The Company and the Company Subsidiaries own or lease all machinery, equipment and other tangible personal property and assets necessary for the conduct of their business as presently conducted, except where the absence of such ownership or leasehold interest would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries own good title, free and clear of all Liens, to all of the personal property and assets reflected in the Form 10-K or in a Company SEC Report filed subsequent to the filing of the Form 10-K, except for (i) assets which have been disposed of to nonaffiliated third parties in the ordinary course of business (except as set forth in Section 5.10 of the Company Disclosure Schedule) or (ii) Liens which secure indebtedness which is properly reflected in the Form 10-K or in a Company SEC Report filed subsequent to the filing of the Form 10-K.

     Section 5.11 Environmental Matters. Except as set forth in Section 5.11 of the Company Disclosure Schedule, to the knowledge of the Company, the Company and the Company Subsidiaries are in compliance with all Applicable Laws relating to environmental matters except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There is no administrative or judicial enforcement proceeding pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary under any Applicable Law relating to environmental matters.

     Section 5.12 Employee Benefit Plans.

     (a) Section 5.12 of the Company Disclosure Schedule sets forth a list of each Company Benefit Plan (as hereinafter defined) that is maintained by the Company or an Affiliate (as hereinafter defined) on the date hereof.

     (b) Except as set forth in Section 5.12 of the Company Disclosure Schedule, to the knowledge of the Company, (i) each Company Benefit Plan (and any related trust, insurance contract or fund) complies in form and in operation in all material respects with all Applicable Laws, including, but not limited to, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code; and (ii) all contributions to, payments to be made from, or premiums owing with respect to, any Company Benefit Plan for all periods ending on or prior to the Closing Date have been paid or accrued in accordance with GAAP and are reflected in the Form 10-K or in the Company SEC Reports filed subsequent to the filing of the Form 10-K. To the knowledge of the Company, no litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Company Benefit Plan.

                                       A-I - 13

     (c) Neither the Company nor any Affiliate has ever maintained a Multiemployer Plan (as hereinafter defined). Except as set forth in Section 5.12 of the Company Disclosure Schedule, the Company has complied with the health care coverage continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B ("COBRA"), and the Company has no obligation under any Company Benefit Plan or otherwise to provide life or health insurance benefits to current or future terminated or retired employees of the Company, except as specifically provided by COBRA.

     (d) With respect to each Company Benefit Plan, complete and correct copies of the following documents (if applicable to such Company Benefit Plan) have previously been delivered or made available to MergerCo: (i) all documents embodying or governing such Company Benefit Plan, and any funding medium for such Company Benefit Plan, trust agreement or insurance contract, as they may have been amended to the date hereof; (ii) the most recent IRS determination or approval letter with respect to such Company Benefit Plan under Code Section 401(a), and any applications for determination or approval subsequently filed with the IRS; (iii) if applicable, the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the current summary plan description for such Company Benefit Plan (or other descriptions of such Company Benefit Plan provided to employees) and all modifications thereto; and (v) any insurance policy (including any fiduciary liability insurance policy or fidelity bond) related to such Company Benefit Plan.

     (e) For purposes of this Section:

          (i) "Company Benefit Plan" means (A) all employee benefit plans within the meaning of ERISA Section 3(3) maintained by the Company or any Affiliate, including without limitation multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes, and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA;
     (B) all stock option plans, stock purchase plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A), above, maintained by the Company or any Affiliate, including without limitation any arrangement intended to comply with Code Section 120, 125, 127, 129 or 137; and (C) all plans or arrangements providing compensation to employee and non-employee directors maintained by the Company or any Affiliate. In the case of a Company Benefit Plan funded through a trust or any other insurance contract each reference to such Company Benefit Plan shall include a reference to such trust, organization or insurance contract;

          (ii) An entity "maintains" a Company Benefit Plan if such entity contributes to or provides benefits under or through such Company Benefit Plan or has any obligation (by agreement or under applicable law) to contribute to, or provide benefits under, or through such Company Benefit Plan, or if such Company Benefit Plan provides benefits to, or otherwise covers, employees of such entity (or their spouses, dependents, or beneficiaries);

          (iii) An entity is an  "Affiliate" of the Company for purposes of this
     Section 5.12 if it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C); and

                                       A-I - 14

          (iv) "Multiemployer Plan" means an employee pension or welfare benefit plan to which more than one unaffiliated employer contributes and which is maintained pursuant to one or more collective bargaining agreements as defined in ERISA Section 3(37).

     Section 5.13 Labor Matters. Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. To the knowledge of the Company, there is no unfair labor practice or labor arbitration proceeding pending or threatened against the Company or any of the Company Subsidiaries, except for any such proceeding which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or of any of the Company Subsidiaries.

     Section 5.14 No Brokers. Neither the Company nor any of the Company Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of such entity or MergerCo to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Transactions, except that the Company has retained A.G. Edwards & Sons, Inc. ("A.G. Edwards") to render a fairness opinion with respect to the Transactions. The Company has furnished to MergerCo complete and correct copies of all agreements between the Company and A.G. Edwards pursuant to which such firm would be entitled to any payment relating to the Transactions contemplated by this Agreement.

     Section 5.15 Opinion of Financial Advisor. The Company has received the opinion of A.G. Edwards to the effect that, as of the date hereof, the Merger Consideration is fair from a financial point of view to the holders of the Old Common.

     Section 5.16 Insurance. The Company and the Company Subsidiaries are insured by financially sound and reputable insurers, unaffiliated with the Company, with respect to their properties and the conduct of their businesses in such amounts and against such risks as are sufficient for compliance with law and as are in accordance with normal industry practice.

     Section 5.17 Contracts and Commitments. Section 5.17 of the Company Disclosure Schedule lists each written and, to the knowledge of the Company, each oral contract, agreement, instrument, arrangement and understanding to which either the Company or any Company Subsidiary is a party, including all amendments and supplements thereto, which is material to the business operations, assets, properties, or condition (financial or otherwise) of the Company or any Company Subsidiary (collectively, the "Material Contracts" and each a "Material Contract"), including without limitation the following:

     (a) All employment, consultation, retirement, termination, sign-on, buy-out or other contracts with any present or former officer, director, trustee, employee, agent, broker or independent contractor of the Company or any Company Subsidiary (including, but not limited to, loans or advances to any such Person (as defined below) or any Affiliate of such Person) providing for annual compensation of $100,000 or more or for compensation over the term of the contract, and any renewal thereof, of $200,000 or more (including, but not limited to, base salary, bonus and incentive payments and other payments or fees, whether or not any portion thereof is deferred);

     (b) All contracts (other than, with respect to Investment Assets (as defined below), contracts containing customary restrictions on the ability to own or operate competing real property in a specified geographic area) with any Person including, but not limited to, any Governmental Entity, containing any provision or covenant (i) limiting the ability of the Company or any Company Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (ii) limiting the ability of any Person to compete with or obtain products or services from the Company or any Company Subsidiary, which, in the case of any such contract described in clauses (i) and (ii) is, individually or together with other such contracts, reasonably likely to have a Company Material Adverse Effect;

                                       A-I - 15

     (c) All contracts relating to the borrowing of money in excess of $250,000 by the Company or any Company Subsidiary or the direct or indirect guarantee by the Company or any Company Subsidiary of any obligation of any Person for borrowed money or other financial obligation of any Person in excess of $250,000 (other than indebtedness in respect of Investment Assets), or any other Liability of the Company or any Company Subsidiary in respect of indebtedness for borrowed money or other financial obligation of any Person in excess of $250,000 (other than indebtedness in respect of Investment Assets), including, but not limited to, any Contract relating to or containing provisions with respect to (i) the maintenance of compensating balances that are not terminable by the Company or any Company Subsidiary without penalty upon not more than ninety (90) days' notice, (ii) any lines of credit or similar facilities, (iii) the payment for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered, or (iv) any obligation to satisfy any financial obligation or covenants, including, but not limited to, take-or-pay, keep-well, make-whole or maintenance of working capital, capital or earnings levels or financial ratios or to satisfy similar requirements;

     (d) All contracts (other than Insurance Contracts and other contracts entered into in the ordinary course of business) with any Person containing any provision or covenant relating to the indemnification or holding harmless by the Company or any Company Subsidiary of any Person which is reasonably likely to result in a Liability to the Company or any of the Company Subsidiaries of $250,000 or more;

     (e) All leases or subleases of real property used in the conduct of the business of the Company or any Company Subsidiary and all other leases, subleases or rental or use contracts providing for annual rental payments to be paid by or on behalf of the Company or any Company Subsidiary, involving, in the case of each of the foregoing, annual payments in excess of $100,000;

     (f) All contracts relating to the future disposition (including, but not limited to, restrictions on transfer or rights of first refusal) or future acquisition of any interest in any business enterprise, and all contracts relating to the future disposition of a material portion of the Assets of the Company or any Company Subsidiary other than in each case any Investment Asset or interest in any business enterprise or Assets to be acquired or disposed of in the ordinary course of business;

     (g) All Insurance Contracts (including, but not limited to, any contract pursuant to which the Company receives or has received surplus relief) including, with respect to each such contract, the ceding and assuming Person, the business reinsured and the amount of the Liability reinsured;

     (h) All other contracts (other than (i) Insurance Contracts, (ii) contracts relating to Investment Assets entered into in the ordinary course of business,
(iii) employment contracts that are not otherwise required to be set forth in the Company Disclosure Schedule, (iv) contracts solely between the Company or any Company Subsidiary, on the one hand, and any Company Subsidiary, on the other hand, and (v) other contracts which are expressly excluded under any other subsection of this Section 5.17) that involve or are reasonably likely to involve the payment pursuant to the terms of such contracts by or to the Company or any Company Subsidiary of $200,000 or more (other than contracts with insurance agents or brokers) or the termination of which is reasonably likely to have a Company Material Adverse Effect;

                                       A-I - 16

     (i) All contracts or arrangements (including, but not limited to, those relating to allocations of expenses, personnel, services or facilities) between or among the Company and any Subsidiary or Affiliate of the Company, other than those contracts disclosed in the Company SEC Reports;

     (j) All outstanding proxies (other than routine proxies in connection with annual meetings), powers of attorney or similar delegations of authority of the Company or any Company Subsidiary to an unrelated Person, other than those entered into in the ordinary course of business in connection with Investment Assets; and

     (k) All contracts the terms of which provide that the Merger will give rise to a severance Liability for the Company, any Company Subsidiary or the Surviving Company.

     Each of the Material Contracts is in full force and effect and constitutes a valid and binding obligation of each of the Company and the Company Subsidiaries to the extent that it is a party thereto. Neither the Company nor any Company Subsidiary is in breach or default of any Material Contract except where such breach or default would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

     Section 5.18  Related  Party  Transactions.  Except as set forth in Section
5.18 of the Company Disclosure Schedule, the Company SEC Reports set forth a list of all arrangements, agreements and contracts entered into by the Company or any of the Company Subsidiaries (which are or will be in effect as of or after the date of this Agreement) involving payments in excess of $60,000 with any person who is an officer, director or affiliate of the Company or any of the Company Subsidiaries, any relative of any of the foregoing, or any entity of which any of the foregoing is an affiliate.

     Section 5.19  Absence of  Undisclosed  Liabilities.  Except as set forth in
Section 5.19 of the Company Disclosure Schedule, and except as and to the extent reflected in the Form 10-K or in a Company SEC Report filed subsequent to the filing of the Form 10-K, neither the Company nor any Company Subsidiary has, or is subject to, any liability or obligation of any nature required to be reflected in a balance sheet prepared in accordance with GAAP, whether accrued, absolute, contingent or otherwise, other than liabilities or obligations arising in the ordinary course since the date of the last such filing.

     Section 5.20 Insurance Issued by Company Subsidiaries. Except as set forth in the Company Disclosure Schedule:

     (a) All material contracts, arrangements, treaties and agreements to which the Company or any Company Subsidiary is a party with respect to reinsurance applicable to insurance in force on the date of this Agreement, and all material contracts, arrangements, treaties and agreements under which the Company or any Company Subsidiary has any obligation to cede insurance, are valid, binding and in full force and effect in accordance with their terms. Neither the Company nor any Company Subsidiary is in material default of any such material contract, arrangement, treaty or agreement, except for any default which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect;

     (b) Each insurance policy or certificate form, as well as any related application form, written advertising material and rate or rule currently marketed by the Company or any Company Subsidiary, the use or issuance of which requires filing or approval, has been appropriately filed, and if required, approved by the insurance regulatory authorities of any state in which such policies and forms are required to be filed, except where the failure to make any such filing or receive any such approval would not be reasonably expected to have a Company Material Adverse Effect. To the Company's knowledge, all such policies and certificates, forms, applications, advertising materials and rates or rules are in compliance in all material respects with all Applicable Laws;

                                       A-I - 17

     (c) Since January 1, 1995, all claims and benefits claimed by any Person under any Insurance Contract of the Company or any Company Subsidiary have or will have in all material respects been paid (or provision for payment thereof has been made) in accordance with the terms of the contracts under which they arose, and such payments were not materially delinquent and were paid without fines or penalties, except for any such claims or claim for benefits of less than $100,000 for which the Company reasonably believes there is a reasonable basis to contest payment and is taking (or is preparing to take) such action;

     (d) Except as set forth in the SAP Statements referred to in Section 5.6, above, and except as provided by Applicable Law, no provision in any policy in force gives policyholders the right to receive dividends or distributions on their policies (other than accruals of interest on cash values or as claim benefits) or otherwise share in the benefits, revenue or profits of the Company or any Company Subsidiary, provided that the practice in certain instances of making dividends based upon policyholder loss experience or favorable earnings experience shall not violate the representation contained in this sentence. Except as incurred in the ordinary course of business, neither the Company nor any Company Subsidiary is liable to pay commissions upon the renewal of any insurance policy nor is it a party to any agreement providing for the collection of insurance premiums payable to the Company or any Company Subsidiary by any other Person;

     (e) The Company has made available to Parent and MergerCo a copy of all written investment policies and procedures for the Company and the Company Subsidiaries;

     (f) Except as set forth in the Company Disclosure Schedule, neither the Company nor any Company Subsidiary is engaged in any activity that would require registration by the Company or any Company Subsidiary as an investment company, broker-dealer, investment advisor or fund administrator under any state or federal law, including the Exchange Act, the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). Neither the Company nor any Company Subsidiary maintains or manages any open-end management investment company or portfolio;

     (g) Neither the Company nor any Company Subsidiary is engaged in the business of serving as a custodian or transfer agent;

     (h) The Company has duly and validly filed or caused to be so filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Insurance Laws to be filed with respect to it and the Company Subsidiaries, except where the failure to make any such filing would not be reasonably likely to have a Company Material Adverse Effect; all such filings complied with all Applicable Laws in all material respects when filed; and no material deficiencies have been asserted with respect to any such filings which have not been satisfied in all material respects. All outstanding insurance policies, annuity contracts and assumption certificates issued by the Company or any Company Subsidiary and now in force are, to the extent required under Applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where the failure to file or obtain the approval of such premium rates would not be reasonably likely to have a Company Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Company Material Adverse Effect;

                                       A-I - 18

     (i) To the Company's knowledge, no other party to any reinsurance, coinsurance or other similar agreement with the Company or any Company Subsidiary is in default thereunder, except for such defaults that would not reasonably be expected to have a Company Material Adverse Effect;

     (j) To the Company's knowledge, (i) each insurance agent or broker, at the time such agent or broker wrote, sold or produced business for the Company or any Company Subsidiary, was duly licensed as an insurance agent or broker (for the type of business written, sold or produced by such insurance agent or broker) in the particular jurisdiction in which such agent or broker wrote, sold or produced such business for the Company or such Company Subsidiary, and (ii) no such insurance agent or broker violated (or with notice or lapse of time or both would have violated) any term or provision of any Applicable Law applicable to any aspect (including, but not limited to, the marketing, writing, sale or production) of the business of the Company or any Company Subsidiary.

     Section 5.21 Cancellations. Except as set forth in the Company Disclosure Schedule, between December 31, 1999 and the date of this Agreement, no Person or group of Persons acting in concert writing, selling or producing insurance business, which in the aggregate accounted for one percent (1%) or more of the gross premium income of the Company or any Company Subsidiary for the year ended December 31, 1999, has terminated or substantially reduced, or threatened to terminate or substantially reduce, its relationship with the Company or such Company Subsidiary.

     Section 5.22 Rating Agencies. Except as disclosed in the Company Disclosure Schedule, since December 31, 1999, none of A.M. Best and Company, Standard & Poor's Corporation or Moody's Investor Services, Inc. (collectively, the "Rating Agencies") has, other than as a result of the announcement of the Merger or the transactions contemplated hereby, (a) imposed conditions (financial or otherwise) on retaining any currently held rating assigned to the Company or any Company Subsidiary, or (b) indicated to the Company that it is considering the downgrade of any rating assigned to the Company or any Company Subsidiary.

     Section 5.23 Investment Company. None of the Company Subsidiaries maintains any separate accounts. Neither the Company nor any Company Subsidiary conducts activities of or is otherwise deemed under applicable law to control an "investment adviser" as such term is defined in Section 2(a)(20) of the Investment Company Act, whether or not registered under the Investment Advisers Act. Neither the Company nor any Company Subsidiary is an "investment company" as defined under the Investment Company Act, and neither the Company nor any Company Subsidiary sponsors any Person that is such an investment company.

     Section 5.24 No Other Representations or Warranties. Except for the representations and warranties contained in this Agreement, neither the Company nor any other Person makes any other express or implied representation or warranty on behalf of the Company, including without limitation any financial information, whether historical or projected, delivered or made available to Parent or MergerCo or their respective agents and representatives.

     Section 5.25 Limitation on Parent's and MergerCo's Representations. The Company acknowledges that in entering into this Agreement it has not relied on any representations or warranties of Parent or MergerCo or on any materials given to or made available to the Company or any Company Subsidiary or any of their respective agents or representatives by Parent or MergerCo or any of their respective agents or representatives other than the representations and warranties of Parent and MergerCo, respectively, set forth in this Agreement.

                                       A-I - 19

     Section 5.26 Definition of the Company's Knowledge. As used in this Agreement, the phrase "to the knowledge of the Company" or any similar phrase means the knowledge of those individuals identified in Section 5.26 of the Company Disclosure Schedule.

     Section 5.27 Complete Disclosure. No representation or warranty by the Company in this Agreement or the Company Disclosure Schedule contains, or will contain as of the Effective Time, any untrue statement of a material fact or omits, or will omit as of the Effective Time, a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Conduct of Business by the Company. The Company covenants and agrees as to itself and the Company Subsidiaries that, at all times up to and including the Effective Time, unless Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld, or as otherwise expressly permitted or contemplated by this Agreement or as set forth on the Company Disclosure Schedule:

     (a) The Company shall, and shall cause each Company Subsidiary to, conduct its business only in the ordinary course and in substantially the same manner as heretofore conducted since December 31, 1999, and the Company and each Company Subsidiary shall use all reasonable efforts to preserve intact its present business organization and preserve its regular services to, and maintain its relationships with, policyholders, insurers, reinsurers, agents, sales and distribution organizations, underwriters, investment customers, brokers, suppliers and all others having business dealings with it;

     (b) Except as contemplated by this Agreement, the Company shall not, and shall not permit any Company Subsidiary to, make or propose to make any change in its dividend practices or policies or in its underwriting, pricing, claims, risk retention, investment, reinsurance practices or policies in any material respect; and the Company agrees that it will notify Parent and provide Parent with information in reasonable detail regarding any material transactions (excluding investment transactions in the ordinary course of business consistent with past practice, but including transactions involving the securitization of Assets of the Company or of any Company Subsidiary and transactions involving derivative securities), whether involving a purchase or sale, that it or any Company Subsidiary is seriously considering;

     (c) The Company shall not make any material change in accounting methods or practices, including without limitation any change with respect to establishment of reserves for unearned premiums, losses (including without limitation incurred but not reported losses) and loss adjustment expenses, or any change in depreciation or amortization policies or rates adopted by it, except as required by Applicable Law, GAAP or SAP;

     (d) The Company shall not, and shall not permit any Company  Subsidiary to,
(i) amend its charter or by-laws (unless contemplated hereby), (ii) incur any individual Liability or series of related Liabilities in excess of $200,000 other than in the ordinary course of business consistent with past practice,
(iii) incur any indebtedness for money borrowed in the aggregate for the Company and the Company Subsidiaries in excess of $200,000 for any such indebtedness having a maturity of 90 days or less or $200,000 for any such indebtedness having a maturity of more than 90 days, (iv) agree to any merger, consolidation, demutualization, acquisition, redomestication, sale of all or a substantial portion of its Assets, bulk or assumption reinsurance arrangement or other similar reorganization, arrangement or business combination, other than a Superior Acquisition Proposal as permitted herein, (v) prior to notifying Parent, enter into any material partnership, joint venture or profit sharing contract, other than contracts with insurance agents in the ordinary course of business consistent with past practices, (vi) enter into any contract limiting

                                       A-I - 20
the ability of the Company or of any Company Subsidiary to engage in any business, to compete with any Person, to do business with any Person or in any location or to employ any Person, (vii) enter into any contract relating to the direct or indirect guarantee of any obligation of any Person in respect of indebtedness for borrowed money or other financial obligation of any Person other than in the ordinary course of business consistent with past practice,
(viii) enter into any contract that is reasonably likely to materially and adversely affect the consummation of the Transactions contemplated hereby, (ix) violate any of its covenants under the Pooling Agreement (as defined below), or
(x) modify any contract with respect to the subject of any of the foregoing clauses;

     (e) The Company shall not, nor shall it permit any Company Subsidiary to, issue or sell any shares of or interests in, or rights of any kind to acquire any shares of or interests in, or to receive any payment based on the value of, the capital stock of or other equity interests in or any securities convertible into shares of any capital stock of or other equity interests in the Company or any Company Subsidiary;

     (f) Except (x) as set forth in the Company Disclosure Schedule, (y) in the ordinary course of business consistent with past practice, or (z) as required by the terms of agreements or plans already in effect or Applicable Law, the Company shall not, and shall not permit any Company Subsidiary to (i) adopt or implement, or commit to adopt or implement, or materially amend, any collective bargaining, compensation, employment, consulting, pension, profit sharing, bonus, incentive, group insurance, termination, retirement or other employee benefit contract, plan or policy, (ii) enter into or materially amend any severance contract, (iii) increase in any manner the compensation of, or enter into any contract relating to the borrowing of money by, its directors, officers or other employees, except pursuant to the terms of agreements or plans as currently in effect provided that in no event shall any such individual increase in annual compensation exceed $100,000 per year, (iv) increase by more than 5% the aggregate number of its employees, (v) pay or agree to pay any pension, retirement allowance or other employee benefit not required by the current terms of any existing plan, agreement or arrangement to any director, officer or other employee, whether past or present, (vi) voluntarily recognize, or involuntarily become subject to, any labor organization or any other Person as a collective bargaining representative of one or more bargaining units comprising a material number of employees, or (vii) other than obligations that arise by operation of law or under the by-laws of a party as they exist on the date of this Agreement, or as contemplated by this Agreement, enter into, adopt or increase any indemnification or hold harmless arrangements with any directors, officers or other employees or agents of such party or any of its Subsidiaries or any other Person;

     (g) Other than in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any Company Subsidiary to, make any capital expenditures or expenditures or commitments for expenditures for the purchase or lease of any products or services or group of products or services (other than with respect to Investment Assets) which in one or a series of related transactions exceed $100,000 or which in the aggregate for the Company and the Company Subsidiaries taken as a whole exceed $200,000, except for expenditures relating to this Agreement and the consummation of the Transactions contemplated hereby, and expenditures required to be made pursuant to existing contracts to which the Company or any Company Subsidiary is a party;

     (h) Other than in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any Company Subsidiary to, waive any rights with a value in excess of $100,000 or any other rights which are material to any contract or make any payment, direct or indirect, of any Liability in excess of $100,000 before the same comes due in accordance with its terms, in each case, including, but not limited to, any provision of any Insurance Contract to permit a cash-out thereof;

                                       A-I - 21

     (i) The Company shall not, and shall not permit any Company Subsidiary to, other than pursuant to the operation of separate accounts in the ordinary course of business, consistent with existing strategies, (i) sell, lease, mortgage, encumber or otherwise grant any interest in or dispose of any of its Assets which, individually or in the aggregate, are material to the financial condition of the Company, any Company Subsidiary, or the Company and the Company
Subsidiaries taken as a whole, and, in addition, in the case of Liens, for Permitted Liens (as defined below) and Liens not individually in excess of $100,000 and not aggregating in excess of $200,000 or (ii) restructure, amend, modify or otherwise affect any Investment Asset or any contract relating thereto which is material to the financial condition of the Company, any Company Subsidiary, or the Company and the Company Subsidiaries taken as a whole, and, in either case described in clauses (i) and (ii), only in accordance with the statement of investment policy set forth in the Company Disclosure Schedule; and the Company shall furnish to Parent a monthly report, in detail reasonably acceptable to Parent, of all such Transactions or other changes (other than changes in market values or ordinary course changes such as interest payments, maturities, etc.) affecting Investment Assets of the Company or any Company Subsidiary which took place since the last such report;

     (j) The Company agrees that it shall not, nor shall it permit any Company Subsidiary to, other than pursuant to the operation of separate accounts involved in real estate in the ordinary course, consistent with existing strategies, make any equity real estate investments (other than through restructuring or foreclosure or pursuant to commitments existing at the date hereof or to protect the value of existing investments in the exercise of reasonable business judgment) and that neither the Company nor any Company Subsidiary shall take any action, other than in the exercise of reasonable business judgment and following discussion with Parent, which results, individually or in the aggregate, in (i) the realization of any gross capital loss or losses in an amount of $250,000 or more or (ii) an adverse impact on the surplus of the Company or of an Company Subsidiary in an amount of $250,000 or more;

     (k) Other than in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any Company Subsidiary to, enter into any material contract or amend or waive any material provision of any material contract which would involve the payment by the Company or any Company Subsidiary of $200,000 or more;

     (l) Other than in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any Company Subsidiary to, settle or compromise any claim in any action, proceeding or investigation which could result in an expenditure for the Company and the Company Subsidiaries in excess of $200,000;

     (m) The Company shall not, and shall not permit any Company Subsidiary to, purchase or otherwise acquire, except pursuant to a contract in effect on the date of this Agreement, (i) any controlling equity interest in any Person (other than Investment Assets), (ii) any non-publicly traded securities in excess of $1,000,000 per transaction or $1,000,000 per issuer or credit, (iii) any investments in fixed income securities rated in NAIC (as defined below) Class 4, 5 or 6, non-publicly traded equity securities or Assets required to be shown on Schedule BA of a Person's Annual Statement in excess of $250,000 per Transaction or $250,000 per issuer or credit, or (iv) any real property or mortgage investments except in the ordinary course of managing the existing portfolio of real property and mortgage investments, including foreclosing purchase money mortgages, extensions and refinancings;

                                       A-I - 22

     (n) The Company shall not, and shall not permit any Company Subsidiary to, enter into any new, or materially amend or terminate any existing, reinsurance contracts or arrangements, except in accordance with existing reinsurance agreements or in the ordinary course of business and consistent with past practice;

     (o) The Company shall, and shall cause each Company Subsidiary to, maintain uninterrupted its existing insurance coverage of all types in effect or procure substantially similar substitute insurance policies with financially sound and reputable insurance companies in at least such amounts and against such risks as are currently covered by such policies if such coverage is available, except for insurance coverage the failure to so keep would not have a Company Material Adverse Effect;

     (p) The Company shall deliver to Parent as promptly as practicable after the filing thereof with applicable regulatory authorities, unaudited or audited, as the case may be, SAP Statements filed by or on behalf of the Company or any Company Subsidiary after the date hereof;

     (q) The Company shall not, nor shall the Company permit any Company Subsidiary to, take any actions that would be reasonably likely to adversely affect the status of the Merger as a reorganization under Section 368 of the Code;

     (r) Neither the Company nor any Company Subsidiary shall (i) make or rescind any material express or deemed election relating to Taxes, (ii) make a request for a tax ruling or enter into a Tax Ruling (as defined below), settlement or compromise with respect to any material Tax matter, or (iii) with respect to any material Tax matter, change any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the taxable year ending December 31, 1999, except as may be required by Applicable Law;

     (s) Other than in the ordinary course of business and consistent with past practice, neither the Company nor any Company Subsidiary shall declare, set aside or pay any dividends or distributions (whether in cash, stock or property) in respect of any capital stock of the Company or any Company Subsidiary or redeem, purchase or otherwise acquire any of the capital stock of the Company or any Company Subsidiary; and

     (t) Neither the Company nor any Company Subsidiary shall agree, in writing or otherwise, to take any of the actions prohibited by the foregoing clauses (a) through (s).

     Section 6.2 Tax Treatment. The Parties intend the Merger to qualify as a reorganization under Section 368(a) of the Code; each Party and its Affiliates shall use its best efforts to cause the Merger so to qualify. Each of the Parties agrees that neither it nor any of its Affiliates shall take any action, including any transfer or other disposition of assets or any interest in the Company after the Closing, that would cause the Merger not to qualify as a reorganization under Section 368(a) of the Code. Parent shall report the Merger for income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and any comparable state or local tax statute.

                                       A-I - 23

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

     Section 7.1 Shareholders Meeting.

     (a) Unless (i) the Company has received an Acquisition Proposal (as hereinafter defined) that was unsolicited and did not otherwise result from a breach of Section 7.5(a) herein and (ii) the Company Board determines that such Acquisition Proposal is reasonably likely to lead to a Superior Acquisition Proposal (as hereinafter defined), then the Company, acting through the Company Board, shall, in accordance with applicable law:

               (A) Duly call, give notice of, convene and hold a special meeting of its Shareholders (the "Special Meeting") as soon as practicable following the execution of this Agreement for the purpose of considering and taking action upon this Agreement and the Transactions; and

               (B)  Together  with  MergerCo  prepare  and  file  with the SEC a preliminary proxy statement relating to this Agreement and the Transactions, and use its reasonable efforts to (1) obtain and furnish the information required to be included by the SEC in a definitive proxy statement (the "Proxy Statement") and, after consultation with MergerCo, respond promptly to any comments made by the SEC with respect to the preliminary proxy statement and cause the Proxy Statement to be mailed to its shareholders, and (2) obtain the necessary approval of this Agreement and the Transactions by its shareholders; and (3) include in the Proxy Statement the recommendation of the Company Board that Shareholders of the Company vote in favor of the approval of this Agreement and the Transactions.

     (b) MergerCo and Parent shall furnish all information about themselves, their business and operations and their owners and all financial information to the Company as may be reasonably necessary in connection with the preparation of the Proxy Statement. The Company shall give Parent and MergerCo and their counsel the opportunity to review, prior to their being filed with, or sent to the SEC, (i) the Proxy Statement and (ii) all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments. Each of the Company, on the one hand, and MergerCo, on the other hand, agrees to correct promptly any information provided by it for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all necessary steps to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the shareholders of the Company, in each case, to the extent required by applicable Securities Laws. The Company shall notify MergerCo of the receipt of any comments of the SEC with respect to the preliminary proxy statement.

     (c) None of the information supplied by the Company specifically for inclusion or incorporation by reference in (i) the Proxy Statement, or (ii) the Other Filings (as hereinafter defined) will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, as of the date it or any amendment or supplement thereto is mailed to shareholders and at the time of any meeting of shareholders to be held in connection with the Merger, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. The Company makes no representation, warranty or covenant with respect to information concerning MergerCo or Parent or their affiliates included in the Proxy Statement or information supplied by MergerCo or Parent or their affiliates for inclusion in the Proxy Statement.

                                       A-I - 24

     (d) None of the information supplied by MergerCo or Parent or their affiliates specifically for inclusion or incorporation by reference in (i) the Proxy Statement, or (ii) the Other Filings, will, at the respective times filed with the SEC or other Governmental Entity and, in addition, in the case of the Proxy Statement, as of the date it or any amendment or supplement thereto is mailed to shareholders and at the time of any meeting of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement, insofar as it relates to MergerCo or Parent or their affiliates or other information supplied by MergerCo or Parent or their affiliates for inclusion therein, will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. MergerCo and Parent make no representations, warranties or covenants with respect to information concerning the Company included in the Proxy Statement or information supplied by the Company for inclusion in the Proxy Statement.

     Section 7.2 Other Filings. As promptly as practicable, each of the Company and MergerCo shall prepare and file any other filings required under the Exchange Act or any other federal or state law relating to the Merger and the Transactions (including filings, if any, required under the HSR Act) (collectively, the "Other Filings"). Each of the Company and MergerCo shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company and MergerCo shall supply the other with copies of all correspondence between it and each of its Subsidiaries and representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. Each of the Company and MergerCo shall use its reasonable best efforts to obtain and furnish the information required to be included in any of the Other Filings. MergerCo hereby covenants and agrees to use its commercially reasonable best efforts to secure termination of any waiting periods under the HSR Act and obtain the approval of the Federal Trade Commission (the "FTC") or any other Governmental Entity required for consummation of the Transactions.

     Section 7.3 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties agrees to use its reasonable best efforts
(a) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions and to cooperate with each other in connection with the foregoing, including the taking of such actions as are necessary to obtain any necessary consents, approvals, orders, exemptions or authorizations by or from any public or private third party, including without limitation any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which MergerCo, the Company or any Company Subsidiary is a party or by which any of their respective properties or assets are bound, (b) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Transactions, (c) to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Transactions, (d) to effect all necessary registrations and Other Filings, including without limitation filings under the HSR Act, if any, and submissions of information requested by any Governmental Entity and (e) to execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of this Agreement. The Company will use its reasonable best efforts to ensure that the conditions set forth in Sections 8.1 and 8.3 hereof are satisfied, insofar as such matters are within the control of the Company, and MergerCo and Parent will use their reasonable best efforts to ensure that the conditions set forth in Sections 8.1 and 8.2 hereof are satisfied, insofar as such matters are within the control of MergerCo and Parent.

                                       A-I - 25

     Section 7.4 Fees and Expenses. Except as set forth in Section 9.2 hereof, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such costs or expenses.

     Section 7.5 No Solicitations.

     (a) The Company represents and warrants that it has terminated any discussions or negotiations relating to, or that could reasonably be expected to lead to, an Acquisition Proposal (as hereinafter defined). Except as explicitly permitted hereunder, the Company shall not, and shall not authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it, directly or indirectly, to (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding an Acquisition Proposal or (iii) enter into any agreements, definitive or otherwise, regarding an Acquisition Proposal; provided, however, that, at any time prior to the approval of this Agreement by the shareholders of the Company, if the Company receives an Acquisition Proposal that was unsolicited or that did not otherwise result from a breach of this Section 7.5(a), the Company may furnish non-public information with respect to the Company and the Company Subsidiaries to the person who made such Acquisition Proposal and may participate in discussions and negotiations regarding such Acquisition Proposal if the Company Board determines (A) based on the advice of legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company's shareholders under applicable law, and (B) that such Acquisition Proposal is reasonably likely to lead to a Superior Acquisition Proposal (as defined below).

     (b) At any time prior to the approval of this Agreement by the shareholders of the Company, the Company Board shall not (i) withdraw or modify in a manner adverse to MergerCo its approval or recommendation of this Agreement or the Merger, (ii) approve or recommend an Acquisition Proposal to its shareholders or
(iii) cause the Company to enter into any agreement with respect to an Acquisition Proposal, unless in any such case the Company Board shall have determined in good faith, based on the advice of legal counsel, that failure to do so would be inconsistent with its fiduciary duties to the Company's shareholders under applicable law and, in the case of clause (iii) above, the Company shall have complied with the provisions of Section 9.1(c)(i) hereof.

     (c) As used in this Agreement, the term "Acquisition Proposal" shall mean any proposed or actual (i) merger, consolidation or similar transaction involving the Company, (ii) sale, lease or other disposition, directly or indirectly, by merger, consolidation, share exchange or otherwise, of any assets of the Company or the Company Subsidiaries representing 25% or more of the consolidated assets of the Company and the Company Subsidiaries, (iii) issue, sale or other disposition by the Company of (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 25% or more of the votes associated with the outstanding securities of the Company, (iv) tender or exchange offer in which
(A) any person shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of or (B) any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the outstanding shares of Old Common, (v) recapitalization, restructuring, liquidation, dissolution, or other similar type of transaction with respect to the Company, or (vi) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include the Merger and the Transactions. The term "Superior Acquisition Proposal" shall mean an Acquisition Proposal that the Company Board determines based on the advice of its financial advisors is more favorable to the shareholders of the Company than the Transactions (taking into account all the terms and conditions of such Acquisition Proposal and the Transactions, including without limitation the price, any conditions to consummation, and the likelihood of such Superior Acquisition Proposal and the Transactions being consummated).

                                       A-I - 26

     (d) The Company shall advise MergerCo promptly (but in any event within 48 hours) in writing of (i) the receipt of any inquiry, indication of interest or proposal relating to an Acquisition Proposal, (ii) the status of any material developments in the negotiations with respect thereto and (iii) the taking of any action referred to in Section 7.5(a) or (b).

     (e) Nothing in this Section 7.5 shall (i) permit the Company to terminate this Agreement other than pursuant to Article IX hereof or (ii) affect any other obligation of the Company under this Agreement.

     Section 7.6 Officers' and Directors' Indemnification.

     (a) The Company shall, and from and after the Effective Time, the Surviving Corporation shall, indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Company and of the Company Subsidiaries (each, an "Indemnified Party") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts that are paid in settlement with the approval of the Company or the Surviving Corporation, as the case may be (the "Indemnifying Party") of, or in connection with, any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, or pertaining to, the fact that such person is or was a director or officer of the Company or any of the Company Subsidiaries, whether pertaining to any matter existing at or prior to the Effective Time and whether asserted or claimed prior to, at the time of, or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the transactions contemplated hereby, in each case to the fullest extent a corporation is permitted under the IBCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits broader rights than such law permitted prior to such amendment, and only to the extent such amendment is not retroactively applicable) to indemnify its own directors or officers, as the case may be. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) the Indemnified Party may retain counsel satisfactory to it and the Surviving Corporation, and the Company or the Surviving Corporation shall pay all fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received and otherwise advance to such Indemnified Party upon request for reimbursement of documented expenses incurred, in either case to the fullest extent and in the manner permitted by the IBCL; and (ii) the Company or the Surviving Corporation will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent. Any Indemnified Party wishing to claim indemnification under this Section 7.6, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or, after the Effective Time, the Surviving Corporation) (but the failure so to notify shall not relieve such Indemnifying Party from any liability which it may have under this Section 7.6 except to the extent such failure materially prejudices such Indemnifying Party), and shall to the extent required by the IBCL deliver to the Company (or, after the Effective Time, the Surviving Corporation) the undertaking contemplated by Section 23-1-37-10(a) of the IBCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more of the Indemnified Parties. The Company and MergerCo agree that all rights to indemnification, including provisions relating to advances or expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Indemnified Liabilities. This Section 7.6 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties and shall be binding on all successors and assigns of MergerCo, the Company and the Surviving Company. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 7.6.

                                       A-I - 27

     (b) Prior to the Effective Time, the Company shall purchase an extended reporting period endorsement ("Reporting Tail Coverage") under the Company's existing directors' and officers' liability insurance coverage for the Company's directors and officers in a form acceptable to the Company which shall provide such directors and officers with coverage for six years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favorable to the insured persons than, the directors' and officers' liability insurance coverage presently maintained by the Company.

     Section 7.7 Access to Information; Confidentiality. From the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and Company Subsidiaries' officers, employees and agents to, afford to Parent and MergerCo and to the officers, employees and agents of Parent and MergerCo, respectively, complete access at all reasonable times and upon reasonable advance notice (which notice shall not be required to be in writing) to such officers, employees, agents, properties, books, records and contracts, and shall furnish Parent and MergerCo such financial, operating and other data and information as Parent and MergerCo may reasonably request. Parent and MergerCo shall hold in confidence all such information on the terms and subject to the conditions contained in that certain agreement between the Company and Parent dated October 6, 2000 (the "Confidentiality Agreement"). MergerCo hereby agrees to be bound by the terms and conditions of the Confidentiality Agreement with the same force and effect as if it had executed the Confidentiality Agreement as Parent, and the Company is an intended third party beneficiary of the obligations of MergerCo arising thereunder. At the Effective Time, the Confidentiality Agreement shall terminate.

     Section 7.8 Public Announcements. The Company and MergerCo shall consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or any of the Transactions and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law if it has (i) used its reasonable best efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner and (ii) faxed a copy of such press release or public statement to such other party at a reasonable time prior to issuing such release or making such statement. In this regard, the parties agree that the initial press release to be issued with respect to the Merger will be in a form agreed to by the parties hereto prior to the execution of this Agreement.

     Section 7.9 Notification of Certain Matters. Each party shall give prompt written notice to the other of the receipt of any notice or other communication from any Governmental Entity in connection with the Transactions.

     Section 7.10 Post-Merger Operations. Following the Effective Time:

     (a) Parent shall establish and maintain for three years following the Effective Time an Advisory Board, which shall be principally concerned with transition and operational integration issues arising as a result of the Merger, which shall meet upon the call of the chairman of Parent, and which shall consist of Douglas W. Huemme, Martha D. Lamkin, G. Benjamin Lance, Jr., Joseph
D. Barnette, Jr., Thomas H. Sams, James D. Price, Sarah W. Rowland, David M. Kirr, and John T. Hackett, each of whom shall serve for three years after the Effective Time and be paid by Parent a fee of $5,000 per year, and Norma J. Oman and Ramon L. Humke, each of whom shall serve for three years after the Effective Time;

                                       A-I - 28

     (b) Parent agrees that the 11 (eleven) Termination Benefits Agreements currently in force between the Company or the Company Subsidiaries and certain executives of the Company or the Company Subsidiaries (each, a "Termination Benefit Agreement") shall continue in full force and effect, except that, with respect to any Termination Benefit Agreement, the termination benefit provided therein shall be paid to the executive who is a party to such Termination Benefit Agreement if such executive's employment with the employer named in such Termination Benefit Agreement is terminated (i) for any reason (other than retirement, disability, or death) during the two-year period beginning on the Effective Time and continuing through and including the second anniversary thereof, or (ii) for Good Reason (as defined below) during the one-year period beginning on the day after the second anniversary of the Effective Time and continuing through and including the third anniversary of the Effective Time.

     (c) The Meridian name shall continue to be used by the Surviving Corporation and the Company Subsidiaries with respect to operations within the State of Indiana in a manner which is consistent with the manner in which such name has been used by the Company and the Company Subsidiaries with respect to operations within the State of Indiana prior to the date hereof, and, with respect to operations outside the State of Indiana (and particularly in states in which both the Company and the Company Subsidiaries on one hand, and Parent and its Affiliates on the other hand, have a solid presence), the Parties will consider use of the Meridian name on a case-by-case basis taking into account commercially reasonable factors;

     (d) The Company office building in Indianapolis will become a regional office for Parent and its Affiliates, handling not only the existing books of business of the Company Subsidiaries but also the business of Parent and its Affiliates in Indiana and Illinois after consummation of the transactions contemplated by the Mutual Company Agreement, and the Parties will jointly develop a business plan with respect to operations in states in which both the Company and the Company Subsidiaries on one hand, and Parent and its Affiliates on the other hand, have a solid presence;

     (e) Parent shall not terminate, nor shall Parent permit or cause any of its Affiliates to terminate, as a result of the Merger or the Transactions, the employment of any person who, as of the Effective Time, is an employee of the Company or any Company Subsidiary (a "Current Company Employee");

     (f) Current Company Employees shall be offered employee benefits as follows: (i) to the extent that, in the ordinary course of business consistent with past practices, the Company and the Company Subsidiaries, as of the Effective Time, are providing Current Company Employees with an employee benefits package (the "Current Company Benefits Package") which, in the reasonable discretion of Parent, is broader than, or otherwise provides benefits which are better than, the employee benefits package offered by Parent and its Affiliates to their similarly situated employees, such broader or better employee benefits package will continue to be made available to Current Company Employees through December 31, 2002, and (ii) thereafter, Current Company
Employees shall be offered an employee benefits package which is, in the aggregate, substantially equivalent to the Current Company Benefits Package; and

                                       A-I - 29

     (g) Over a commercially reasonable period of time, to the extent commercially reasonable, investments, data processing, and similar "back office" activities of the Company and the Company Subsidiaries will be consolidated with the similar activities and operations of Parent and its Affiliates in Parent's Columbus, Ohio office; provided that:

          (i) if any such consolidation would result in (A) with the consent of a Current Company Employee, such Current Company Employee's transfer from the Surviving Corporation's Indianapolis, Indiana office to Parent's Columbus, Ohio office, and such Current Company Employee does not consent to such transfer, or (B) the elimination of such Current Company Employee's job in the Surviving Corporation's Indianapolis, Indiana office, then Parent shall have the right to require such Current Company Employee to accept a different job in the Surviving Corporation's Indianapolis, Indiana office; and

          (ii) if such different job would have a lower base annual compensation than the Current Company Employee's base annual compensation immediately prior to the job change, then (A) for a period of two years from the date such Current Company Employee begins such different job, such Current Company Employee's base annual compensation shall be at least as much as the base annual compensation of the job held by such Current Company Employee immediately prior to beginning such different job, and (B) after such two-year period, such Current Company Employee's base annual compensation shall be at the top of the range for the classification of Surviving Company jobs within which such different job falls.

     (h) Parent shall maintain a comparable level of involvement in the Indianapolis community as has been maintained by the Company and its Subsidiaries prior to the Effective Time, including without limitation providing comparable financial and volunteer support.

     Section 7.11 Meridian Citizens Mutual Insurance Company. The Company shall take, or cause to be taken, all actions necessary to cause the directors of Meridian Citizens Mutual Insurance Company, a Minnesota mutual insurance company and an affiliate of the Company ("Meridian Minnesota"), immediately prior to the Effective Time to be replaced, as of the Effective Time, with those persons designated by State Auto.


                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

     Section 8.1 Conditions to the Obligations of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver, where permissible, at or prior to the Closing Date, of each of the following conditions:

     (a) Shareholder Approval. This Agreement and the Transactions, including the Merger, shall have been approved and adopted by the affirmative vote of the shareholders of the Company to the extent required by the IBCL and the Articles of Incorporation.

     (b) Hart-Scott-Rodino Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (c) Other Regulatory Approvals. Any consent, authorization, order or approval of (or filing or registration with) any Governmental Entity required to be made or obtained by the Company or any of the Company Subsidiaries or MergerCo, as the case may be, or their respective affiliates, in connection with the execution, delivery and performance of the Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or a MergerCo Material Adverse Effect, as the case may be, or would not, individually or in the aggregate, materially impair or significantly delay the ability of the Company and MergerCo to consummate the Merger.

                                       A-I - 30

     (d) Other Consents. All consents and approvals by third parties (other than Governmental Entities) (i) that are identified as conditions to closing in
Section 8.1(d) of the Company Disclosure Schedule, and (ii) that are required in order to prevent a breach of, a default under, or a termination, change in the terms or conditions or modification of, any instrument, contract, lease, license or other agreement, where such breach, default, termination or change would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, will have been obtained on terms and conditions reasonably satisfactory to MergerCo.

     (e) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a Governmental Entity (an "Injunction"), nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Entity, shall be in effect which would (i) make the consummation of the Merger illegal, or (ii) otherwise prevent or prohibit the consummation of any of the Transactions, including the Merger; provided, however, that prior to invoking this condition, each party shall use its reasonable best efforts to have any such Injunction vacated.

     (f) Merger of Mutuals. All of the conditions precedent to the merger of Meridian Mutual and Parent shall have been satisfied or waived and Meridian Mutual and Parent shall be prepared to consummate such merger. The Parties intend that the merger of Meridian Mutual and Parent shall be consummated immediately prior to the Effective Time.

     Section  8.2  Conditions  to  Obligations  of  MergerCo  and  Parent.   The
obligations of MergerCo and Parent to effect the Merger are further subject to the following conditions:

     (a) Representations and Warranties. Those representations and warranties of the Company set forth in this Agreement which are qualified by materiality or a Company Material Adverse Effect or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except as contemplated by this Agreement and except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct as of such date), and those representations and warranties of the Company set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date (except as contemplated by this Agreement and except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

     (b) Performance and Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement, including without limitation the covenants contained in Articles 6 and 7 hereof, in all material respects.

     (c) Material Adverse Change. There shall not have occurred any change or changes concerning the Company and the Company Subsidiaries taken as a whole which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

                                       A-I - 31

     (d) Opinions. Parent and MergerCo shall have received a legal opinion from Ice Miller and a tax opinion from Ernst & Young LLP, each in a form reasonably acceptable to Parent and containing terms and conditions which are customary for transactions of the type contemplated by this Agreement.

     Notwithstanding any language to the contrary in this Agreement, none of the initiation, threat or existence of any legal action of any kind with respect to this Agreement or the Transactions, including the Merger, including without limitation any action initiated, threatened, or maintained by any shareholder of the Company, whether alleging claims under any Securities Laws or state securities laws, contract or tort claims, claims for breach of fiduciary duty, or otherwise, will constitute a failure of the conditions set forth in Section
8.1, Section 8.2, or Section 8.3 of this Agreement unless that action has resulted in the granting of an Injunction that prevents the consummation of the Merger or otherwise prevents or prohibits the consummation of any of the Transactions, and such Injunction has not been dissolved or vacated.

     Section 8.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to the following conditions:

     (a) Representations and Warranties. Those representations and warranties of MergerCo and Parent set forth in this Agreement which are qualified by materiality or a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or words of similar effect shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except as contemplated by this Agreement and except to the extent such representations and warranties expressly relate to a specific date, in which case such representations shall be true and correct as of such date), and those representations and warranties of MergerCo and Parent set forth in this Agreement which are not so qualified shall be true and correct in all material respects as of the Closing Date as though made on the Closing Date (except as contemplated by this Agreement and except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such date).

     (b) Performance of Obligations of MergerCo and Parent. MergerCo and Parent shall have performed all obligations required to be performed by them under this Agreement, including without limitation the covenants contained in Articles 6 and 7 hereof, in all material respects.

     (c) Material Adverse Change. There shall not have occurred any change or changes concerning MergerCo and Parent taken as a whole which would, individually or in the aggregate, reasonably be expected to have a MergerCo Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (d) Opinions. The Company shall have received a legal opinion from Baker & Hostetler LLP in a form reasonably acceptable to the Company and containing terms and conditions which are customary for Transactions of the type contemplated by this Agreement.

     Section 8.4 Frustration of Closing Conditions. Neither the Company, on one hand, nor Parent and MergerCo, on the other, may rely on the failure of any condition set forth in Section 8.1, 8.2 or 8.3, as the case may be, to be satisfied if such failure was caused by such Party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement.

                                       A-I - 32

                                   ARTICLE IX
                        TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after shareholder approval thereof:

     (a) by the mutual written consent of MergerCo and the Company;

     (b) by either of the Company or MergerCo:

          (i) if the shareholders of the Company shall have voted on this Agreement and the Merger and the votes shall not have been sufficient to satisfy the condition set forth in Section 8.1(a); or

          (ii) if any Governmental Entity shall have issued an Injunction or taken any other action (which Injunction or other action the parties shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the Merger, and such Injunction shall have become final and non-appealable; or

          (iii) if, without any material breach by the terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before July 1, 2001; or

          (iv)if the Mutual Company Agreement shall have been terminated for any reason; provided that:

               (A) if the Mutual Company Agreement was terminated by Meridian Mutual as a result of a breach by Parent of the Mutual Company Agreement, only the Company, and not either Parent or MergerCo, shall have the right to terminate this Agreement under this Section 9.1(b)(iv), and if such breach of the Mutual Company Agreement by Parent was willful, such breach shall constitute a willful breach of this Agreement by Parent; and

               (B) if the Mutual Company Agreement was terminated by Parent as a result of a breach by Meridian Mutual of the Mutual Company Agreement, only Parent and MergerCo, and not the Company, shall have the right to terminate this Agreement under this Section 9.1(b)(iv), and if such breach of the Mutual Company Agreement by Meridian Mutual was willful, such breach shall constitute a willful breach of this Agreement by the Company;

     (c) by the Company:

          (i) in connection with entering into a definitive agreement to effect a Superior Acquisition Proposal in accordance with Section 7.5 hereof; provided, however, that prior to terminating this Agreement pursuant to this Section 9.1(c)(i), (A) the Company shall have paid the Break-Up Fee and MergerCo Expenses (as those terms are hereinafter defined) as set forth in Section 9.2(b), and (B) the Company shall have provided MergerCo with five days' prior written notice of the Company's decision so to terminate. Such notice shall indicate in reasonable detail the terms and conditions of such Superior Acquisition Proposal, including without limitation the amount and form of the proposed consideration and whether such Superior Acquisition Proposal is subject to any material conditions; or

          (ii) if MergerCo or Parent shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, including without limitation
     Section 1.1 hereof (except where such representations, warranties, covenants or other agreements are qualified by materiality or MergerCo Material Adverse Effect or Parent Material Adverse Effect, in which case MergerCo's or Parent's breach, as the case may be, shall not be qualified as to materiality), which breach cannot be or has not been cured within 15 days after the giving of written notice to MergerCo or Parent; or

                                       A-I - 33

     (d) by MergerCo:

          (i) if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, including without limitation Section 1.1 hereof (except where such representations, warranties, covenants or other agreements are qualified by materiality or Company Material Adverse Effect, in which case the Company's breach shall not be qualified as to materiality), which breach cannot be or has not been cured within 15 days after the giving of written notice to the Company; or

          (ii) if (A) the Company enters into a definitive agreement to effect a Superior Acquisition Proposal, or (B) the Company Board withdraws or modifies in a manner adverse to MergerCo its approval or recommendation of this Agreement or the Merger to the shareholders of the Company.

     Section 9.2 Effect of Termination.

     (a) Subject to the provisions of this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its affiliates, trustees, directors, officers or shareholders and all rights and obligations of any party shall cease except for the agreements contained in Section 7.4 and Article IX.

     (b) If the Company terminates this Agreement pursuant to Section 9.1(c)(i) or MergerCo terminates this Agreement pursuant to Section 9.1(d)(ii), then the Company shall pay to MergerCo an amount in cash equal to the Break-Up Fee. For purposes of this Agreement, the "Break-Up Fee" shall be an amount equal to $25,000,000.

     (c) If MergerCo terminates this Agreement pursuant to Section 9.1(d)(i), and the breach by the Company was willful, then the Company shall pay to MergerCo an amount in cash equal to $10,000,000 (the "MergerCo Liquidated Damages").

     (d) If MergerCo terminates this Agreement pursuant to Section 9.1(d)(i), but the breach by the Company was not willful, then the Company shall pay to MergerCo an amount in cash equal to the MergerCo Expenses. For purposes of this Agreement, "MergerCo Expenses" shall mean an amount equal to Parent's and MergerCo's out-of-pocket costs and expenses incurred in connection with this Agreement and the Transactions, including without limitation reasonable fees and disbursements of its outside legal counsel, accountants and other consultants retained by or on behalf of Parent and MergerCo together with the other out-of-pocket costs incurred by Parent or MergerCo in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, arranging financing (including without limitation commitment fees), and conducting due diligence and other activities related to this Agreement and the Transactions.

     (e) If the Company terminates this Agreement pursuant to Section 9.1(c)(ii), and the breach by MergerCo or Parent was willful, then Parent shall pay to the Company an amount in cash equal to $25,000,000 (the "Company Liquidated Damages").

                                       A-I - 34

     (f)  If  the  Company   terminates  this  Agreement   pursuant  to  Section
9.1(c)(ii), but the breach by MergerCo or Parent was not willful, then Parent shall pay to the Company an amount in cash equal to the Company Expenses. For purposes of this Agreement, the "Company Expenses" shall mean an amount equal to the Company's out-of-pocket costs and expenses incurred in connection with this Agreement and the Transactions, including without limitation fees and disbursements of its outside legal counsel, accountants and other consultants retained by or on behalf of the Company together with the other out-of-pocket costs incurred by the Company in connection with analyzing and structuring the Transactions, negotiating the terms and conditions of this Agreement and any other agreements or other documents relating to the Transactions, arranging financing (including without limitation commitment fees), and conducting due diligence and other activities related to this Agreement and the Transactions.

     (g) If (i) either MergerCo or the Company terminates this Agreement pursuant to Section 9.1(b)(iv), and (ii) the Mutual Company Agreement was terminated by Meridian Mutual pursuant to Section 8.1(g)(ii) thereof, and (iii) the fairness opinion delivered pursuant to Section 6.13 of the Mutual Company Agreement provided that the exchange of membership interests pursuant to the Merger (as defined in the Mutual Company Agreement) was fair from a financial point of view to the policyholders of Meridian Mutual, taken as a group, as of that time, then the Company shall pay to MergerCo an amount in cash equal to the MergerCo Liquidated Damages. In addition, if within 12 months following any such termination of this Agreement as described in the first sentence of this Section 9.2(g), the Company or any Company Subsidiary accepts a written offer for or otherwise enters into an Acquisition Proposal (other than with Parent or any Affiliate of Parent), then, upon consummation of such Acquisition Proposal, the Company shall pay to MergerCo an additional amount in cash equal to the Break-Up Fee minus the MergerCo Liquidated Damages previously paid pursuant to this subsection.

     (h) If (i) either MergerCo or the Company terminates this Agreement pursuant to Section 9.1(b)(iv), and (ii) the Mutual Company Agreement was terminated by Parent pursuant to Section 8.1(h)(ii) thereof, then Parent shall pay to the Company an amount in cash equal to the Company Liquidated Damages.

     (i) Except as provided in Section 9.1(c)(i) hereof, any payment required by this Section 9.2 shall be due and payable within five business days after the date of termination by wire transfer of immediately available funds to an account designated by the payee. In the event that either the Company fails to pay the Break-Up Fee (if payable), the MergerCo Liquidated Damages (if payable), or the MergerCo Expenses (if payable) when due or Parent fails to pay the Company Liquidated Damages (if payable) or the Company Expenses (if payable) when due, the terms "Break-Up Fee" or "MergerCo Liquidated Damages" or "Company Liquidated Damages" or "MergerCo Expenses" or "Company Expenses," as applicable, shall be deemed to include (i) interest on such unpaid amount commencing on the date such amount becomes due, at a rate per annum equal to the rate of interest publicly announced by Bank One, N.A. from time to time, in Chicago, Illinois, as such bank's Prime Rate, and (ii) any and all costs and expenses (including without limitation, attorneys' fees and disbursements) incurred by MergerCo or the Company, as applicable, in enforcing its rights under this Section 9.2(i). The payments made by the Company to MergerCo, or by Parent to the Company, as set forth in Section 9.2 shall represent the sole and exclusive remedy at law or in equity to which MergerCo or the Company, as applicable, and their respective officers, directors, representatives and affiliates shall be entitled in the event this Agreement is terminated. Such payments shall be made without duplication, and, accordingly, neither MergerCo nor the Company shall be entitled to payments under Section 9.2 in more than one instance.

                                       A-I - 35

                                    ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered or sent if delivered personally or sent by telecopier or by prepaid overnight carrier to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

     (a) if to Parent or MergerCo:

         State Auto Insurance Companies
         518 East Broad Street
         Columbus,  Ohio  43215
         Attention: John R. Lowther, Esq.
         Facsimile: (614) 719-0173

         with a copy to:

         Baker & Hostetler LLP
         65 East State Street, Suite 2100
         Columbus,  Ohio 43215
         Attention: Charles H. Hire, Esq.
         Facsimile: (614) 462-2616

     (b) if to the Company:

         Meridian Insurance Group, Inc.
         2955 North Meridian Street
         Indianapolis, Indiana  43206
         Attention: President
         Facsimile: (317) 931-7119

         with a copy to:

         Ice Miller
         One American Square
         Box 82001
         Indianapolis, Indiana  46282-0002
         Attention: Stephen J. Hackman, Esq.
         Facsimile: (317) 236-2219

         And a copy to:

         Henderson Daily Withrow & DeVoe
         One Indiana Square, Suite 2600
         Indianapolis, Indiana 46204
         Attention:  O. Wayne Davis, Esq.
         Facsimile: (317) 639-0191

     Section 10.2 Interpretation. When a reference is made in this Agreement to a subsidiary or subsidiaries of MergerCo or the Company, the word "Subsidiary" means any corporation more than 50% of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50% of whose total equity interest, is directly or indirectly owned by MergerCo or the Company, as the case may be; provided that Meridian Minnesota shall be deemed to be a Company Subsidiary for purposes of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                       A-I - 36

     Section 10.3 Non-Survival of Representations, Warranties, Covenants and Agreements. Except for Sections 7.4, 7.6, 7.7 (except as provided therein), 7.10, 9.2, 10.7 and this Section 10.3, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, and thereafter there shall be no liability on the part of either MergerCo, Parent, or the Company or any of their respective officers, directors or Shareholders in respect thereof. Except as expressly set forth in this Agreement, there are no representations or warranties of any party, express or implied.

     Section 10.4 Miscellaneous. This Agreement (a) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule, and the Exhibits hereto, the entire agreement and supersedes all of the prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, (b) subject to Section 10.5, shall be binding upon and inure to the benefits of the parties and their respective successors and assigns and is not intended to confer upon any other person (except as set forth below) any rights or remedies hereunder, and (c) may be executed in two or more counterparts which together shall constitute a single agreement. Section 7.6 is intended to be for the benefit of those persons described therein, and the covenants contained therein may be enforced by such persons. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Agreed Court (as hereinafter defined), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties.

     Section 10.5 Assignment. Except as expressly permitted by the terms hereof, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties.

     Section 10.6 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

     Section 10.7 Choice of Law/Consent to Jurisdiction. All disputes, claims or controversies arising out of or relating to this Agreement or the negotiation, validity or performance of this Agreement or the Transactions shall be governed by and construed in accordance with the laws of the State of Ohio without regard to its rules of conflict of laws. Each of the parties hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the courts of the States of Ohio or Indiana and of the United States located in the States of Ohio or Indiana (the "Agreed Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the Transactions (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Agreed Courts and agrees not to plead or claim in any Agreed Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the States of Ohio or Indiana, to appoint and maintain an agent in the State of Ohio or Indiana, as applicable, as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Ohio or Indiana, as applicable. For purposes of implementing the parties' agreement to appoint and maintain an agent for service

                                       A-I - 37
of process in the State of Ohio, Parent and MergerCo hereby appoint John R. Lowther, Esq., at the address set forth in Section 10(a), above, for Parent, as their agent, and the Company hereby appoints CT Corporation System, 1300 East 9th Street, Cleveland, Ohio 44114, as its agent. For purposes of implementing the parties' agreement to appoint and maintain an agent for service of process in the State of Indiana, Parent and MergerCo hereby appoint CT Corporation System, 36 South Pennsylvania Street, Suite 700, Indianapolis, Indiana 46204, as their agent, and the Company hereby appoints Stephen J. Hackman, Esq., at the address set forth in Section 10(a), above, for Ice Miller, as its agent.

     Section 10.8 No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of Section 23-1-40-1 of the IBCL and any applicable provision of the Articles of Incorporation, the terms of this Agreement, and (b) this Agreement is executed by the parties.

     Section 10.9 Extension; Waiver. At any time prior to the Effective Time, the parties, by action taken or authorized by their respective Boards of Directors, or committees thereof, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties; (b) waive any inaccuracies in the representations and warranties of the other parties contained herein or in any document delivered pursuant; and (c) waive compliance by the other parties with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

     Section 10.10 Amendment. This Agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties at any time before the Effective Time; provided, however, that after this Agreement is approved by the Shareholders, no such amendment or modification shall reduce the amount or change the form of consideration to be delivered to the shareholders of the Company.

     Section 10.11 Additional Definitions. When used in this Agreement, the following words or phrases have the following meanings:

     (a) "Annual Statements" shall mean, with respect to any Person, the annual statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

     (b) "Assets" shall mean, as to a Person, all rights, titles, franchises and interests in and to every species of property, real, personal and mixed, and choses in action thereunto belonging, including, but not limited to, Environmental Permits (as defined below), Investment Assets, Intellectual
Property (as defined below), Licenses, privileges and all other assets whatsoever, tangible or intangible, of such Person.

     (c) "Computer Software" shall mean any and all computer software consisting of sets of statements or instructions to be used, directly or indirectly, in a computer, including, but not limited to, the following: (i) all source code, object code and natural language code therefor and all component modules thereof, (ii) all versions thereof, (iii) all screen displays and designs thereof and (iv) all user, technical, training and other documentation relating to any of the foregoing.

                                       A-I - 38

     (d) "Environmental Claim" shall mean any investigation, notice of violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial or private in nature) arising: (i) pursuant to, or in connection with, an actual or alleged violation of any Environmental Law (as defined below); (ii) in connection with any Hazardous Substances (as defined below) or actual or alleged activity associated with any Hazardous Substances;
(iii) from any abatement, removal, remedial, corrective or other response action in connection with any Hazardous Substances, Environmental Law or other order or directive of any federal, state or local governmental authority; or (iv) from any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment. Environmental Claim shall not include claims for coverage by an insured.

     (e) "Environmental Law" shall mean any applicable local, state or federal statute, rule, regulation, order, code, directive or ordinance and any binding judicial or administrative interpretation thereof or requirements thereunder pertaining to: (i) the regulation and protection of human health and safety and the outdoor environment; (ii) the protection or use of surface water and ground water; (iii) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Substances; or (iv) pollution (including any release into air, land, surface water and ground water); and includes without limitation the following federal statutes (and their implementing regulations and the analogous state statutes and regulations): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984; and the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977.

     (f) "Environmental Permits" shall mean any permit, license, variance, certificate, consent, letter, clearance, closure, exemption, authorization, decision or action or approval required to be obtained from any federal, state or local governmental authority with jurisdiction over and pursuant to any Environmental Law.

     (g) "Good Reason" shall mean, with respect to an Executive and the Termination Benefit Agreement to which such Executive is a party, the occurrence of any one or more of the following:

          (i) The assignment to the Executive of duties which are materially and adversely different from or inconsistent with the duties, responsibilities, and status of the Executive's position at any time during the 12-month period prior to the Effective Time, or which result in a significant change in the Executive's authority and responsibility as a senior executive of the employer or any of its Affiliates under such Termination Benefit Agreement (collectively, the "Employer");

          (ii) A reduction by the Employer in the Executive's annual base salary in place as of the day immediately prior to the Effective Time, or the failure to grant salary increases and bonus payments on a basis comparable to those granted to other executives of the Employer, or a reduction of the Executive's most recent highest incentive bonus potential under the Executive's incentive bonus arrangement, if any, in place as of the day immediately prior to the Effective Time, or any successor to such arrangement;

                                       A-I - 39

          (iii) The failure by the Employer to continue in effect the Employer's supplemental retirement income plan as described in the Company's proxy statement relating to its 2000 annual meeting of Shareholders and, in form substantially equivalent to the employee benefit plans, fringe benefits and perquisites, and other employee benefits described in the employee handbooks and manuals delivered to Parent in connection with the execution and delivery of this Agreement, any employee benefit plan (including any medical, hospitalization, life insurance or disability benefit plan in which the Executive participates), or any material fringe benefit or perquisite enjoyed by the Executive immediately prior to the Effective Time, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Employer to continue the Executive's participation therein, or any action by the Employer which would directly or indirectly materially reduce participation therein or reward opportunities thereunder, or the failure by the Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employer in accordance with the Employer's normal vacation policy in effect immediately prior to the Effective Time; and

          (iv) A demand by the Employer that the Executive relocate to a location in excess of 35 miles from the location where the Executive is currently based, or in the event of any such relocation with the Executive's express written consent, the failure of the Employer to pay (or reimburse the Executive for) all reasonable moving expenses incurred by the Executive relating to a change of principal residence in connection with such relocation and to indemnify the Executive against any loss in the sale of the Executive's principal residence in connection with any such change of residence, all to the effect that the Executive shall incur no loss on an after tax basis.

     The existence of Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute a waiver of the Executive's rights with respect to any circumstance constituting Good Reason under this Agreement. The Executive's determination of Good Reason shall be conclusive and binding upon Parent and the Employer provided such determination has been made in good faith.

     (h) "Hazardous Substance" shall mean chemicals, products, compounds, by-products, pollutants, contaminants, hazardous wastes or toxic or hazardous substances regulated under any Environmental Law, including, but not limited to, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, petroleum and petroleum products.

     (i) "Insurance Contract" shall mean any contract of insurance, including, but not limited to, reinsurance contracts.

     (j) "Insurance License" shall mean any License granted by a Governmental Entity to transact an insurance or reinsurance business.

     (k) "Intellectual Property" shall mean: trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, good will associated with the foregoing and registrations of the foregoing and any extension, modification or renewal of any such registrations or applications; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including but not limited to divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights; provided, that Intellectual Property shall include Computer Software.

                                       A-I - 40

     (l) "Investment Assets" shall mean bonds, notes, debentures, mortgage loans, collateral loans and all other instruments of indebtedness, stocks, partnership or joint venture interests and all other equity interests (including, but not limited to, equity interests in Subsidiaries or other Affiliates), real estate and leasehold and other interests therein, certificates issued by or interests in trusts, cash on hand and on deposit, personal property and interests therein and all other assets acquired for investment purposes.

     (m) "Liability" shall mean a liability, obligation, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown), including, but not limited to, any liability, obligation, claim or cause of action arising pursuant to or as a result of an Insurance Contract or pursuant to any Environmental Claim.

     (n) "License" shall mean a license, certificate of authority, franchise, permit or other authorization to transact an activity or business, whether granted by a Governmental Entity or by any other Person.

     (o) "NAIC" shall mean the National Association of Insurance Commissioners.

     (p) "Permitted Liens" shall mean (i) those Liens set forth in the Company Disclosure Schedule, or otherwise approved in writing by Parent, (ii) any Lien that is set forth in the public records or in title reports or title insurance binders that have been made available to Parent relating to any interest in the real property set forth in the Company Disclosure Schedule, (iii) Liens for water and sewer charges and current Taxes not yet due and payable or being contested in good faith, (iv) Liens arising from securities lending activities undertaken in the ordinary course of business of a Person, (v) mortgages or security interests shown in any of the SAP Statements or any of the Company SEC Reports as securing specified liabilities or obligations, (vi) mortgages or security interests incurred in connection with the purchase of property or assets in the ordinary course of business after the date of any of the SAP Statements or any of the Company SEC Reports (such mortgages and security interests being limited to the property or assets so acquired), (vii) minor imperfections of title, if any, none of which is substantial in amount or materially detracts from the value or impairs the use of the property subject thereto, (viii) zoning laws and other land use restrictions that do not materially impair the present or anticipated use of the property subject thereto, (ix) other Liens (including, but not limited to, mechanic's, courier's, worker's, repairer's, materialman's, warehouseman's and other similar Liens) arising or incurred in the ordinary course of business as would not, individually or in the aggregate, materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, and (x) Liens arising or resulting from any action taken by Parent or any of its Subsidiaries (but not including the execution, delivery or performance of this Agreement or the Merger).

     (q)  "Person"   shall  mean  an   individual,   corporation,   partnership,
association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

     (r) "Pooling Agreement" shall mean that certain Reinsurance Pooling Agreement Amended and Restated as of July 1, 1998, between and among the Company, the Company Subsidiaries, and their Affiliates regarding inter-company reinsurance.

     (s) "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Entity, other than any of the foregoing which relate to claims made pursuant to any Insurance Contract.

                                       A-I - 41

     (t) "Quarterly Statements" shall mean, with respect to any Person, the quarterly statements of such Person filed with or submitted to the insurance regulatory body in the jurisdiction in which such Person is domiciled on forms prescribed or permitted by such regulatory body.

     (u) "SAP" shall mean statutory accounting practices prescribed by the NAIC and prescribed or permitted by the applicable insurance regulatory body applied on a consistent basis.

     (v) "SAP Statements" shall mean Annual Statements and Quarterly Statements.

     (w) "SEC" shall mean the United States Securities and Exchange Commission or any successor entity.

     (x) "Tax Ruling" shall mean a written ruling of a taxing authority relating to Taxes.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

STATE AUTOMOBILE MUTUAL
INSURANCE COMPANY



By  /s/ Robert L. Bailey
   ---------------------------------
   Robert L. Bailey, Chairman



MIGI ACQUISITION CORP.



By  /s/ Robert L. Bailey
   ---------------------------------
   Robert L. Bailey, President



MERIDIAN INSURANCE GROUP, INC.



By /s/ Norma J. Oman
   ---------------------------------
   Norma J. Oman, President and Chief Executive Officer


                                       A-I - 42

                                    ANNEX II
                                    --------

October 25, 2000


The Board of Directors
Meridian Insurance Group, Inc.
2955 North Meridian Street
P.O. Box 1980
Indianapolis, IN 46206

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders other than Meridian and State Auto (each defined below) (the "Shareholders") of the outstanding shares of common stock of Meridian Insurance Group, Inc. ("MIGI" or the "Company") of the consideration to be received by the Shareholders ("Merger Consideration") pursuant to the Agreement and Plan of Merger (the "Agreement") dated as of October 25, 2000 among State Automobile Mutual Insurance Company ("State Auto"), MIGI Acquisition Corp. ("MergerCo"), a wholly-owned subsidiary of State Auto, and the Company whereby MergerCo shall be merged with and into the Company (the "Merger") and the separate corporate existence of MergerCo shall thereupon cease and the Company shall be the successor or surviving corporation in the Merger. In connection with the Merger, State Auto and Meridian Mutual Insurance Company ("Meridian") have also agreed to a merger (the "Meridian Merger") pursuant to the Agreement to Merge (the "Meridian Merger Agreement") dated October 25, 2000 between State Auto and Meridian whereby Meridian shall be merged with and into State Auto with State Auto as the surviving company continuing its corporate existence under the laws of the State of Ohio.

We understand that the consummation of the Merger is subject to, among other things, the approval of the insurance regulatory authorities in the States of Ohio and Indiana and possibly Minnesota. We express no opinion as to the sufficiency of this opinion for purposes of obtaining such approvals or for any other regulatory or statutory purpose.

A.G. Edwards & Sons, Inc. ("A.G. Edwards"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. We are familiar with the Company, having acted as its and Meridian's financial advisor in connection with the Merger and the Meridian Merger. In this regard, with your consent, we are acting as financial advisor to each of the Company and Meridian and are receiving fees therefrom and are rendering an opinion to the Board of Directors of each of the Company and Meridian with respect to the fairness, from a financial point of view, in the case of the Merger, of the Merger Consideration to the Shareholders taken as a group and, in the case of the Meridian Merger, of the exchange of membership interests in Meridian for membership interests in State Auto on the part of the policyholders of the Company pursuant to the Meridian Merger Agreement to such policyholders taken as a group. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this opinion and any related activities as the Company's advisor. We have also performed and may continue to perform various investment banking services for the Company and Meridian. In the ordinary course of business, we may actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities; however, in our opinion such activity does not affect our professional judgment in rendering this opinion. While we have been engaged by the Company and Meridian to undertake a study to enable us to render this opinion and a separate opinion related to the Meridian Merger, we were not authorized to solicit interest from, or negotiate with, any other party regarding a potential acquisition of, or merger or other business combination with, the Company or Meridian. Accordingly, you have not requested us to express, and we are not expressing, any opinion with respect to the Merger in relation to any other transaction which might be considered by the Company (individually or together with Meridian) as an alternative to the Merger.

In arriving at our opinion, we have reviewed the drafts dated October 25, 2000 of the Agreement and the Meridian Merger Agreement. We also have reviewed financial and other information that was publicly available or furnished to us by the Company and/or Meridian including financial projections for the Company and other information provided during discussions with their respective managements. We have held discussions with management of the Company regarding the past and current business operations, financial condition and future prospects of the Company. In addition, we have reviewed the industry in which the Company operates and compared the trading history of the Company's common stock with that of various companies that we deemed relevant. We have compared certain financial information for the Company, including its recent public market valuation and the valuation proposed in the Merger, with similar information and stock market information for certain other companies, the securities of which are publicly traded. We have also compared certain financial information for the Company, including its recent public market valuation and the financial terms of the Merger, with similar information for certain recent transactions deemed relevant. We have reviewed a range of valuations of the Company based on discounted present values of its projected cash flows and conducted such other financial studies, analyses and investigations as we deemed appropriate for the purposes of this opinion.

In rendering our opinion, A.G. Edwards has assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information publicly available or that was supplied or otherwise made available to us by the Company and its affiliates and their respective representatives or that was otherwise reviewed by us. We have not been engaged to, and therefore we have not, verified the accuracy or completeness of any of such information. A.G. Edwards has been informed and assumed that the financial projections supplied to, discussed with or otherwise made available to us reflect the best currently available estimates and judgment of the management of the Company as to the expected future financial performance of the Company. A.G. Edwards has not independently verified such information or assumptions, nor do we express any opinion with respect thereto. A.G. Edwards has relied upon the assurances of the management of the Company that they are not aware of any facts that would make such information materially inaccurate or misleading. We have not made any independent evaluation or appraisal of the assets or liabilities (including the loss and loss adjustment expense reserves) of the Company or any of its subsidiaries or affiliates, nor have we been furnished with any such appraisals other than certain actuarial reports with respect to the Company's loss and loss adjustment reserves. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of the loss and loss adjustment reserves of the Company. We understand that with respect to all legal and tax matters you have been advised by various legal and tax advisors to the Company, including with respect to the enforceability of the Agreement. We have relied as to certain legal matters on advice of counsel to the Company and have assumed that no legal or regulatory changes that occur after the date hereof will have a material impact upon the Company's operations, financial condition and future prospects, and we have further assumed with your consent that you will receive regulatory approval in the manner contemplated in the Agreement. We have assumed that the Merger will be consummated on the terms contained in the Agreement, without any waiver of any material terms or conditions by the Company.

                                       A-II - 2

In performing its analyses, A.G. Edwards made numerous assumptions with respect to the property and casualty insurance industry, general business and economic conditions and government regulations, which are beyond the control of the Company. The analyses performed by A.G. Edwards are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of A.G. Edwards' analysis of the fairness, from a financial point of view, to the Shareholders, of the consideration to be received pursuant to the Agreement, and are being provided to the Board of Directors of the Company (the "Board") in connection with the delivery of this fairness opinion.

A.G. Edwards' opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our opinion as expressed herein, in any event, is limited to the fairness, from a financial point of view, to the Shareholders, of the consideration to be received pursuant to the Agreement.

It is understood that this letter is for the information of the Board and the Company's management and, except as required by law, may not be reproduced, summarized, described, characterized, excerpted from, referred to or given to any other person for any purpose without our prior written consent (which will not be unreasonably withheld) except that this opinion may be referred to in the Agreement and may be included in its entirety and the procedures followed in rendering this opinion may be summarized (such summary to be reviewed and approved by A.G. Edwards) in any proxy statement, or other materials which may be distributed to the Shareholders regarding the Merger or in materials submitted to insurance regulators considering the Merger. This opinion is not intended to be and does not constitute a recommendation as to how any Shareholder or member of the Board should vote with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the Shareholders pursuant to the Agreement is fair, from a financial point of view, to the Shareholders.

Very truly yours,

A.G. EDWARDS & SONS, INC.



By:  /s/ Douglas E. Reynolds
     -------------------------------------
     Douglas E. Reynolds
     Managing Director-Investment Banking


                                       A-II - 3

                                   ANNEX III
                                   ---------

23-1-44-8.  Shareholder dissent.

(a) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

     (1) Consummation of a plan of merger to which the corporation is a party if:

          (A) Shareholder approval is required for the merger by IC 23-1-40-3 or the articles of incorporation; and

          (B)  The shareholder is entitled to vote on the merger.

     (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan.

     (3) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale.

     (4)  The approval of a control share acquisition under IC 23-1-42.

     (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b) This section does not apply to the holders of shares of any class or series if, on the date fixed to determine the shareholders entitled to receive notice of and vote at the meeting of shareholders at which the merger, plan of share exchange, or sale or exchange of property is to be acted on, the shares of that class or series were:

     (1) Registered on a United States securities exchange registered under the Exchange Act (as defined in IC 23-1-43-9); or

     (2) Traded on the National Association of Securities Dealers, Inc. Automated Quotations System Over-the-Counter Markets - National Market Issues or a similar market.

(c)  A shareholder:

     (1) Who is entitled to dissent and obtain payment for the shareholder's shares under this chapter; or

     (2) Who would be so entitled to dissent and obtain payment but for the provisions of subsection (b);

may not challenge the corporate action creating (or that, but for the provisions of subsection (b), would have created) the shareholder's entitlement. [P.L. 149-1986, Section 28; P.L. 107-1987, Section 19.]